================================================================================

                                  TWENTY-NINTH
                             SUPPLEMENTAL INDENTURE
                                       TO
                           INDENTURE OF MORTGAGE AND
                                 DEED OF TRUST
                           DATED AS OF MARCH 1, 1944

                                  ------------

                       MICHIGAN CONSOLIDATED GAS COMPANY

                                       TO

                                 CITIBANK, N.A.

                                      AND

                               ROBERT T. KIRCHNER
                                    TRUSTEES

                           DATED AS OF JULY 14, 1989

                                  ------------

                   CREATING AN ISSUE OF FIRST MORTGAGE BONDS,
                                   designated
                      SECURED MEDIUM-TERM NOTES, SERIES A
                 DUE FROM 2 TO 30 YEARS FROM THE DATE OF ISSUE

                                  ------------

             AND PROVIDING FOR THE MODIFICATION AND RESTATEMENT OF
                                 SAID INDENTURE

================================================================================


                       MICHIGAN CONSOLIDATED GAS COMPANY

                      TWENTY-NINTH SUPPLEMENTAL INDENTURE
                              DATED JULY 15, 1989
                     SUPPLEMENTAL TO INDENTURE OF MORTGAGE
                               AND DEED OF TRUST
                           DATED AS OF MARCH 1, 1944

                                ---------------
                               TABLE OF CONTENTS*
                                ---------------

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                                     PART I

                         PROVISIONS RELATED TO SECURED
                          MEDIUM-TERM NOTES, SERIES A

                                   ARTICLE I.

                     CREATION OF AN ISSUE OF FIRST MORTGAGE
                      BONDS, DESIGNATED AND DISTINGUISHED
                   AS "SECURED MEDIUM-TERM NOTES, SERIES A".

SECTION 1..................................................................    5
     Bonds of the Twenty-sixth Series......................................    5
SECTION 2..................................................................    7
     Redemption............................................................    7
SECTION 3..................................................................    8
     Form of Bonds.........................................................    8
SECTION 4..................................................................   16
     Transfer and Exchange.................................................   16
SECTION 5..................................................................   17
     Temporary Bonds.......................................................   17

                                  ARTICLE II.

                     ISSUE OF BONDS OF TWENTY-SIXTH SERIES.

Aggregate Principal Amount.................................................   18

                                    PART II

                            RESTATEMENT OF INDENTURE

PARTIES....................................................................   19

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*NOTE: The Table of Contents is not part of the original Indenture as executed.
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                                       ii

                                                                      PAGE
                                                                      ----
RECITALS:
     Purpose of mortgage ............................................  19
     General descriptions of bonds ..................................  19
     General form of coupon bond ....................................  20
     General form of interest coupon ................................  23
     General form of registered bond without coupons ................  23
     Form of Trustee's certificate on all bonds .....................  26
     Due authorization of the Indenture .............................  26
GRANTING CLAUSES ....................................................  26
     Description of property mortgaged ..............................  26
          Real estate ...............................................  27
          Pipelines .................................................  27
          Gas plants, transmission and distribution systems .........  28
          Franchise, easements, etc. ................................  28
          Other property ............................................  28
          After-acquired property ...................................  28
          Property hereafter expressly mortgaged or pledged .........  28
          Together with appurtenances ...............................  29
     Property excepted and excluded from lien .......................  29
          Securities, receivables, cash and contracts ...............  29
          Property and franchises of other corporations .............  29
          Merchandise, materials and supplies .......................  29
          Gas, by-products of gas, electricity, steam, water
            and oil .................................................  30
          Automobiles, trucks and other transportation equipment ....  30
          Property in Earth's orbit or otherwise in space ...........  30
          Oil rights under gas and/or oil leases ....................  30
          Certain real estate .......................................  30
     Right of Trustees or receiver to take possession of excepted property on default ..........................................  30
     Reservation of right to mortgage excepted property .............  30
HABENDUM ............................................................  31
     Matters to which the conveyance is subject .....................  31
DECLARATION OF TRUST ................................................  31
DEFEASANCE ..........................................................  32

                                   ARTICLE I.

                                  DEFINITIONS

Purposes and limitation of definitions ..............................  32
Accountant ..........................................................  33
Accountant's certificate ............................................  33
Acquired plan or system .............................................  33
Additional bonds ....................................................  33
Affiliate ...........................................................  33
Appraiser ...........................................................  34
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                                      iii
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Appraiser's certificate...................................................   34
Authorized Detroit newspaper..............................................   34
Authorized New York newspaper.............................................   34
Board of Directors -- Board...............................................   35
Bonded....................................................................   35
     Bonds or property "theretofore bonded"...............................   36
Bondholders...............................................................   36
Bonds.....................................................................   37
     Bonds "outstanding under this Indenture".............................   37
Certified resolution......................................................   37
Company...................................................................   37
Counsel...................................................................   37
Coupons...................................................................   37
Engineer..................................................................   38
Engineer's certificate....................................................   38
Event of default..........................................................   38
Indenture.................................................................   38
Independent accountant....................................................   38
Independent accountant's certificate......................................   38
Independent appraiser.....................................................   39
Independent appraiser's certificate.......................................   39
Independent engineer......................................................   39
Independent engineer's certificate........................................   40
Lien of this Indenture....................................................   40
Mortgaged property -- trust estate........................................   40
Net property additions....................................................   40
Officers' certificate.....................................................   41
Order of the Company -- request of the Company............................   41
Original cost.............................................................   41
Permissible encumbrances..................................................   41
Prior lien................................................................   42
Prior lien bonds..........................................................   42
     Prior lien bonds "outstanding".......................................   42
Property additions........................................................   43
Property retirements......................................................   46
Publication of notice.....................................................   47
Redeemed bonds and redeemed prior lien bonds..............................   47
Registered owner..........................................................   48
Responsible officers of the Trustee.......................................   48
Supplemental indenture....................................................   48
Trust Indenture Act of 1939...............................................   48
Trustee --  Individual Trustee -- Trustees................................   48
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                                      iv
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                                 ARTICLE II.

              DESCRIPTION, EXECUTION AND REGISTRATION OF BONDS.

Sec. 2.01  Issuance in series; title, form and designation; determination by Board of Directors;
           supplemental indenture to define terms of each series; general provisions of bonds;
           interest..............................................................................    49

Sec. 2.02  Numbering, lettering and denominations; exchangeability...............................    53

Sec. 2.03  Execution of bonds; officers authorized; authentication of coupons.....................   54

Sec. 2.04  Authentication by Trustee; effect of Trustee's Certificate............................    55

Sec. 2.05  Temporary bonds; exchange for definitive bonds........................................    55

Sec. 2.06  Registration and transfer of bonds; agency in The City of New York; registration
           and transfer elsewhere................................................................    56

Sec. 2.07  Charges for registration, transfer and exchange.......................................    57

Sec. 2.08  Mutilated, destroyed, lost or stolen bonds; issuance of substitutes; effect of
           substitute bond or coupon; cancellation of mutilated bonds and coupons................    58

Sec. 2.09  Twenty-sixth Series of Bonds..........................................................    58


                                 ARTICLE III.

                                ISSUE OF BONDS.

Sec. 3.01  General provisions; aggregate principal amount unlimited; all bonds equally and
           ratably secured.......................................................................    59

Sec. 3.02  Initial series--Retired at or before maturity in 1969.................................    59

Sec. 3.03  Issue of bonds upon basis of net property additions; 70% limitation...................    59

             A.  Compliance with Section 5.10 of Article V.......................................    60

             B.  Deduction of amount of prior lien bonds.........................................    60

             C.  1.  Certified resolution........................................................    60

                 2.  Engineer's certificate......................................................    60

                 3.  Independent engineer's certificate in certain cases.........................    62

                 4.  Appraiser's certificate in certain cases....................................    62

                 5.  Accountant's certificate or independent accountant's certificate
                     as to net earnings..........................................................    62

                 6.  Instruments of conveyance, transfer and assignment..........................    65

                 7.  Opinion of counsel..........................................................    65

                 8.  Officers' certificate as to retirements, liens, no defaults and compliance
                     with conditions precedent...................................................    67

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                                       v

                                                                        PAGE
                                                                        ----
                         9.   Evidence of authorization by
                              governmental authorities ................  69

Sec. 3.04      Issue of bonds upon the basis of prior lien bonds ......  69
                    A.   Provisions for issuance ......................  69
                         1.   Certified resolution ....................  69
                         2.   Delivery of prior lien bonds or officers'
                              certificate of payment, reduction,
                              invalidity or redemption.................  69
                         3.   Officers' certificate as to deduction of
                              prior lien bonds, bonding, no default,
                              liens and compliance with conditions
                              precedent ...............................  70
                         4.   Opinion of counsel ......................  70
                         5.   Accountant's certificate or independent
                              accountant's certificate as to net
                              earnings in certain cases ...............  71
                         6.   Evidence of authorization by governmental
                              authorities .............................  71
                    B.   Redeemed prior lien bonds deemed paid ........  71
                    C.   Issue of bonds in respect to discharge of
                         mortgage securing prior lien bonds ...........  71
                         a).  Certified resolution; officers'
                              certificate; accountant's certificate;
                              independent accountant's certificate;
                              opinion of counsel ......................  71
                         b).  Additional officers' certificate ........  72
                         c).  Opinion of counsel as to discharge of
                              lien ....................................  72

Sec. 3.05      Issue of bonds upon deposit of cash with Trustee .......  72
                    A.   Certified resolution .........................  72
                    B.   Officers' certificate of no default and
                         compliance with conditions precedent .........  72
                    C.   Accountant's certificate or independent
                         accountant's certificate as to net earnings ..  72
                    D.   Deposit of cash ..............................  72
                    E.   Opinion of counsel ...........................  72
                    F.   Evidence of authorization by governmental
                         authorities ..................................  73
               Disposition of cash deposited ..........................  73

Sec. 3.06      Issue of bonds upon retirement of bonds previously
               outstanding ............................................  73
                    A.   Certified resolution .........................  74
                    B.   Officers' certificate of no default and
                         compliance with conditions precedent .........  74
                    C.   Opinion of counsel ...........................  74

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                                       vi

                                                                          PAGE
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                       D. Accountant's certificate or independent
                          accountant's certificate as to net earnings
                          in certain cases.............................       74
                       E. Officer's certificate........................       74
                       F. Evidence of authorization by governmental
                          authorities..................................       75
               Redeemed bonds deemed paid..............................       75

                                  ARTICLE IV.

                              REDEMPTION OF BONDS.

Sec. 4.01 Notice of redemption; manner of giving notice to be specified in supplemental indenture; redemption of
          part of series; deposit of cash; effect of notice;
          payment of redemption price..................................       75
Sec. 4.02 Surrender for cancellation of bonds held by Company..........       77
Sec. 4.03 Cancellation of redeemed bonds...............................       77
Sec. 4.04 Release of lien upon deposit of redemption money.............       78
Sec. 4.05 Notice to be mailed at least 30 days before redemption.......       78
Sec. 4.06 Failure to give notice does not affect validity..............       78
Sec. 4.07 Redemption may be made conditional on deposit of moneys......       78

                                   ARTICLE V.

                                   COVENANTS.

Sec. 5.01 To pay principal and interest and premium in accordance with terms of bonds and coupons; to cancel coupons when
          paid.........................................................       79
Sec. 5.02 To maintain agency for service of notices, etc., in The
          City of New York.............................................       79
Sec. 5.03 Of title and warranty........................................       79
Sec. 5.04 Of further assurances........................................       80
Sec. 5.05 To record and file Indenture and additional instruments; to
          furnish opinions of counsel as to recording..................       80
Sec. 5.06 To preserve corporate existence, franchises, etc. ...........       81
Sec. 5.07 To perform all covenants and conditions of prior liens.......       81
Sec. 5.08 Against issuance of additional prior lien bonds unless
          deposited with Trustee.......................................       81
Sec. 5.09      A. To pledge and deposit acquired uncancelled prior
                  lien bonds with Trustee..............................       82
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                                      vii


                                                                           PAGE
                                                                           ----
               B.   To cancel or deliver to Trustee prior lien bonds
                    on satisfaction of prior lien .....................     82
               C.   To pay or deliver to Trustee cash and securities
                    released on satisfaction of prior lien ............     82
               D.   Not to obtain release of cash held by trustee or
                    prior lien except on compliance with Section 5 of
                    Article VIII unless deposited with Trustee .........    83

Sec. 5.10    "Restricted property" defined .............................    83
             Against applying for authentication of bonds, withdrawal or reduction of cash, or release of property, if as a result
             70% of the property additions then constituting restricted property would exceed 15% of outstanding bonds and prior
             lien bonds ................................................    83

Sec. 5.11    Not to create or permit equal or prior liens on trust
             estate other than liens existing on property at acquisition and purchase money mortgages; right to contest validity of
             liens .....................................................    84
             To subordinate future mortgages to the lien of this
             Indenture; exceptions .....................................    84

Sec. 5.12    To pay taxes; right to contest validity of taxes ..........    84

Sec. 5.13    To insure; application of proceeds of insurance; to furnish
             officers' certificate as to insurance .....................    85

Sec. 5.14    To maintain mortgaged property ............................    87

Sec. 5.15    To observe covenants of the Indenture and supplemental
             indentures ................................................    87

Sec. 5.16    Not to dispose of trust estate or lease trust estate as a
             whole or substantially as a whole except as authorized by
             Articles VII and XIII .....................................    87

Sec. 5.17    To permit Trustee to examine property and books; to file
             with Trustees and Securities and Exchange Commission
             certain information and reports; to transmit summaries of
             certain documents and reports to bondholders; to furnish
             Trustee with names and addresses of bondholders ...........    87

Sec. 5.18    Trustees empowered to make payments on default of
             Company ...................................................    89

Sec. 5.19    To cause any paying agent to deliver to Trustee an
             agreement to hold payments for benefit of bondholders and
             to notify Trustee of defaults in payments; Company to hold in trust sums to pay principal, premium and interest when
             due if it acts as own paying agent ........................    89
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                                      viii

                                                                         PAGE
                                                                         ----

                                  ARTICLE VI.

                  CONCERNING SECURITIES PLEDGED OR MORTGAGED.

Sec. 6.01      Prior lien bonds and other securities to be held by
               Trustee for further security of bonds issued hereunder;
               prior lien bonds in coupon form to have unmatured
               coupons attached; uncancelled prior lien bonds received
               by Trustee to be stamped; form of stamp; transfer to
               Trustee; registration of prior lien bonds or other
               securities in the name of Trustee or its nominee ......... 90

Sec. 6.02      Payments on prior lien bonds held by Trustee; no
               payments while Company is not in default; enforcement
               of prior lien bonds on default; Trustee may exercise
               rights of holder ......................................... 91

               Company not to sell, assign or transfer any coupon or
               right to interest on prior lien bonds; restruction on
               collection of coupons or interest or other claim or
               judgment, without consent of Trustee; coupons and interest rights on prior lien bonds subject to lien hereof......... 91

Sec. 6.03      Surrender of prior lien bonds by Trustee to trustee of
               prior lien ............................................... 92

               Cancellation of prior lien bonds when all bonds of
               particular issue have been deposited with Trustee;
               resolution and opinion of counsel required ............... 92

Sec. 6.04      Disposition of interest on and principal of purchase
               money obligations and municipal or governmental bonds
               held by Trustee; Trustee may exercise rights of holder ... 93

Sec. 6.05      Trustee deemed sole owner of pledged securities when
               authorized under Indenture to exercise rights of holder;
               Trustee to act at request of Company before default;
               after default, Trustee may act in own discretion ......... 93

                                  ARTICLE VII.

               POSSESSION, USE, RELEASE AND TRANSFER OF PROPERTY.

Sec. 7.01      Until default, Company to have possession of property
               and right to receive rents and profits free of lien
               of Indenture, to use and consume materials and supplies,
               to deal with choses in action and contracts (subject to
               Article VI) and to alter, remove, change position of,
               replace and renew property ............................... 94

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                                       ix

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Sec. 7.02      Powers of Company while in possession of trust estate, without release by Trustees:

                    A.   Disposal of worn-out equipment upon replacement thereof; disposal of materials,
                         merchandise and supplies in the ordinary conduct of business................................    94

                    B.   Surrender and modification of leases and right-of-way grants and abandonment of
                         gas wells...................................................................................    94

                    C.   Surrender and modification of franchises, etc., if right to continue business is
                         reserved under modified or new franchise....................................................    94


Sec. 7.03           A.   Sale or other disposition by Company and release by Trustees of property....................    95

                         1.   Officers' certificate..................................................................    95

                         2.   Engineer's certificate or independent engineer's certificate...........................    95

                         3.   Cash equal to the consideration, if any, or fair value of property released;
                              permissible reductions in amount.......................................................    96

                         4.   Opinion of counsel.....................................................................    99

                    B.   Redeemed prior lien bonds deemed paid.......................................................   100

                    C.   Release of property subject to prior lien; Trustee to accept certificate of receipt of consideration by trustee or holder of prior lien in lieu of
                         consideration...............................................................................   100

Sec. 7.04      Sale or other disposition by Company and release by Trustees of property of fair value not
               in excess of $100,000 in any year.....................................................................   100

                    A.   Officers' certificate requesting the release................................................   101

                    B.   Further Officer's Certificate...............................................................   101

                    C.   Engineer's certificate......................................................................   101

                    D.   Opinion of counsel..........................................................................   101

                    E.   Deposit of consideration with Trustee.......................................................   101

                    F.   Appraiser's certificate in certain cases....................................................   101

                         If subject to prior lien, Trustee to accept certificate of receipt of
                         consideration by trustee or holder of prior lien in lieu of consideration...................   101


Sec. 7.05      Release of property taken by eminent domain or disposed of pursuant to requirement of
               public authority; fair value fixed by court or public authority taken as fair value...................   102

               Release of property purchased by municipality or public authority in exercise of right;
               price specified taken as fair value...................................................................   102

               Officers' certificate requesting release;  opinion of counsel as to power of eminent domain
               or of public authority or municipality................................................................   102


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Sec. 7.06    Purchaser in good faith not bound to make inquiry............  103
Sec. 7.07    Receiver, trustee in bankruptcy, or assignee may exercise
             power to dispose of property with approval of Trustee;
             exercise of powers by Trustees in possession.................  103
             Trustees not required to, but may in discretion of Trustee, release mortgaged property when Company is in default........  104
Sec. 7.08    Release of property by Trustee...............................  104
                A.  Officer's Certificate.................................  104
                B.  Engineer's Certificate................................  104
                C.  Further Engineer's Certificate........................  105
                D.  Opinion of counsel....................................  105
Sec. 7.09    Quit claim of property not subject to Lien...................  105

                                 ARTICLE VIII.

                 APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE.

Sec. 8.01    Moneys held by Trustee as part of trust estate (except
             moneys received for special trust or similar fund) to be
             paid out upon order of the Company, if not in default........  106
                A.  Against net property additions; deductions for
                    prior liens...........................................  106
                B.  Against deposit, payment, reduction or ascertainment
                    of invalidity of prior lien bonds.....................  107
                C.  Against bonds surrendered for conversion, paid,
                    redeemed or otherwise surrendered and cancelled.......  107
                D.  In case of proceeds of insurance, against replacement
                    of damaged or destroyed property......................  108
                E.  In case of moneys deposited on account of judgment
                    liens, against amounts of lien upon discharge.........  108
                F.  In case of certain moneys deposited pursuant to
                    Section 7.03 or 7.05 of Article VII, against payment
                    of certain Federal taxes; limitations.................  108
             Redeemed prior lien bonds deemed paid........................  110
Sec. 8.02    Moneys held by Trustee not otherwise disposed of and not
             required for other purposes to be applied on order of
             Company to purchase or redemption of bonds or prior lien
             bonds........................................................  111
             Method of purchase of bonds or prior lien bonds by Trustee...  111
             Cancellation of bonds purchased..............................  111

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               Company to pay Trustee excess of purchase price over principal amount of bonds and cost of advertising .................................................................................................  111
               Trustee to pay Company excess of aggregate principal amount of bonds purchased over purchase price ..........  112
Sec. 8.03      Deposit of cash with Trustee for payment or redemption of bonds; application of deposited moneys ............  112
               Moneys unclaimed for two years after maturity or redemption dates to be repaid to Company; publication of notice by Trustee ...........................................................................................  112
Sec. 8.04      Investment and reinvestment of cash held by Trustee; payment of interest to Company; sale of investments by Trustee ..................................................................................................  113
               Securities invested in by Trustee to be accepted by Company in lieu of cash .................................. 114
Sec. 8.05      Consent to release of cash held by trustee of prior lien; certification required to authorize release .......  114
Sec. 8.06      Receiver, trustee in bankruptcy, assignee for benefit of creditors or Trustees in possession of trust estate may exercise powers of Company under Article VIII ...........................................................  115

                                  ARTICLE IX.
                                   REMEDIES.

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Sec. 9.01      Events of default defined ...................................................................................  115
               Trustee or not less than 25% of bondholders may declare bonds due and payable if event of default occurs ....  117
Sec. 9.02      Trustee's rights on default:
                    A.   To enter and operate trust estate; application of income; restoration of possession ...............  117
                    B.   Power of sale .....................................................................................  119
                    C.   To enforce or foreclose by judicial proceedings ...................................................  119
Sec. 9.03      Judicial sale of property; appointment of receiver ..........................................................  119
Sec. 9.04      Sale of property as an entirety or in several parcels .......................................................  119
Sec. 9.05      Notice of sale ..............................................................................................  120
Sec. 9.06      Adjournment of sale .........................................................................................  120
Sec. 9.07      Receipt of Trustee for purchase money sufficient discharge to purchaser at sale .............................  120
Sec. 9.08      Use of bonds in payment of purchase price ...................................................................  121
Sec. 9.09      Trustees to execute and deliver deed to purchaser ...........................................................  121
Sec. 9.10      Entire title and interest of Company divested by sale .......................................................  121
Sec. 9.11      Application of proceeds of sale .............................................................................  122
Sec. 9.12      Principal of bonds to become due in case of sale ............................................................  122

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Sec.  9.13   Covenant to pay principal and interest to Trustees in case
             of default.................................................   123

             Right of Trustees to enforce payment and recover judgment..   123

             Application of moneys collected by Trustees................   124

Sec.  9.14   Trustees empowered to institute suits to prevent impairment
             of lien....................................................   124

Sec.  9.15   Waiver of stay, extension, valuation, appraisement and
             redemption laws............................................   124

Sec.  9.16   Company may surrender possession of trust estate to
             Trustees; voluntary receivership; application of
             income.....................................................   125

Sec.  9.17   Control of proceedings by a majority of bondholders........   125

Sec.  9.18   Exercise of remedies by bondholders; conditions precedent..   126

             Court may assess costs against parties seeking to enforce
             rights in certain cases....................................   126

Sec.  9.19   Waiver of default; rescission of acceleration of maturity;
             restoration of parties to former position; delay or omission
             not a waiver; remedies cumulative..........................   127

Sec.  9.20   Right of Trustee to file proof of debt, claim, etc. on
             behalf of bondholders; Trustee appointed attorney-in-fact of
             bondholders for such purposes..............................   128

Sec.  9.21   Rights, remedies and powers under Article IX subject to
             applicable laws, etc. .....................................   129

                                   ARTICLE X.
                           Concerning the Bondholders.

Sec. 10.01   Bearers and registered holders deemed owners of bonds......   129

Sec. 10.02   Instruments executed by bondholders; proof of execution
             and of ownership of bonds..................................   130

Sec. 10.03   Right of Trustees and Company to inspect bonds; future
             bondholders bound by request and consent of present
             holders....................................................   130

Sec. 10.04   Trustees may act without possession of bonds...............   130

                                  ARTICLE XI.
                Immunities of Officers, Directors, Incorporators,
                          Subscribers and Stockholders

Sec. 11.01   No recourse against officers, directors, incorporators,
             subscribers, and stockholders, obligations issued under
             Indenture solely corporate obligations; personal liability
             waived.....................................................   130
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                                      xiii

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                                  ARTICLE XII.

                                 THE TRUSTEES.

Sec. 12.01     Conditions of Trustees' acceptance of trust ............   131
                    A.   Compensation of Trustees; expenses; lien;
                         indemnity by Company .........................   131
                    B.   May act through agents or attorneys ..........   132
                    C.   Not responsible for recitals in Indenture or
                         bonds, validity or sufficiency of Indenture
                         or bonds, title, security or value of trust
                         estate; not accountable for use by Company of
                         bonds or proceeds thereof ....................   132
                    D. No obligation to act at request of bondholders without security or indemnity, subject to
                         Section 12.02 of this Article ................   132
                    E.   May rely on opinions of counsel to extent
                         permitted by Section 12.02 of this Article ...   132
                    F.   May rely on certificate of Secretary or
                         Assistant Secretary as to adoption of
                         resolutions to extent permitted by Section
                         12.02 of this Article ........................   132
                    G.   Action taken at request of bondholders binding
                         on future bondholders ........................   133
                    H.   Not liable for debts or damages incurred in
                         case of entry upon and operation of trust
                         property .....................................   133
                    I.   May rely on resolutions, certificates,
                         statements, etc., to the extent permitted by
                         Section 12.02 of this Article ................   133
                    J.   Moneys received by Trustee constitute trust
                         funds but need not be segregated .............   133
Sec. 12.02     Trustees not relieved from liability for negligent or
               willful misconduct .....................................   133
                    A.   Prior to event of default, Trustees liable
                         only for performance of duties specified in
                         Indenture, and may rely on resolutions,
                         certificates, statements, etc. furnished them
                         pursuant to Indenture ........................   133
                    B.   Trustee not liable for error of judgment made
                         in good faith by responsible officer unless
                         negligent in ascertaining facts ..............   134
                    C.   Trustees not liable for action taken or
                         omitted in good faith when directed by holders
                         of majority of bonds .........................   134
               After event of default, Trustees to use same degree of
               care and skill as prudent man ..........................   134

                                                                          PAGE
                                                                          ----
               Trustees may, and if requested by holders of majority
               of bonds shall, make further investigation of matters
               stated in resolutions, certificates, statements, etc.;
               conditions precedent......................................  134

               Right to examine books, records and premises of
               Company at expense of Company.............................  134

Sec. 12.03     Trustees to notify bondholders of defaults; withholding
               of notice.................................................  135

               No notice of default required if default has been cured...  135

Sec. 12.04     Trustees to eliminate any conflicting interest or resign..  135

               Certain interest deemed to be conflicting.................  136

               Definitions of "security," "obligation in default,"
               "owner or holder," "underwriter," and "person" for
               purposes of this Section 12.04............................  138

               Method of calculation of percentages of securities for
               purposes of this Section 12.04............................  139

Sec. 12.05     Resignation of Trustee upon its ceasing to be bank or
               trust company in good standing with combined capital and
               surplus of not less than $5,000,000; procedure upon
               failure of Trustees to eliminate conflicting interest
               or to resign..............................................  140

Sec. 12.06     Resignation of Trustees; notice...........................  141
               Removal of Trustees; appointment of successor Trustees;
               qualifications of successor Trustees......................  142


Sec. 12.07     Execution of instruments by successor and retiring
               Trustee and by Company; vesting of trust estate in
               successor Trustee; notice.................................  143

Sec. 12.08     Merger or consolidation of Trustee; authentication of
               bonds by successor Trustee................................  144

Sec. 12.09          A.   Trustees, if a creditor of the Company, to set
                         apart and hold in a special account amounts
                         realized on certain claims against Company
                         within four months prior to default or
                         subsequent to default...........................  144
                    B.   Right of Trustees to retain for own account
                         certain amounts realized on claims against
                         Company.........................................  145
                    C.   Apportionment of funds and property held in
                         special account.................................  146
                    D.   Effect of resignation or removal of Trustees....  147
                    E.   Definitions of "default" and "indenture
                         security holders"...............................  148
                    F.   Trustees not required to account if creditor
                         relationship arises from certain transactions;
                         definitions of "security," cash transaction"
                         and "self-liquidating paper"....................  148

                                      XV

                                                                                                                        PAGE
                                                                                                                        ----
SEC. 12.10    A. Trustees to transmit to bondholders annual report as to:
                 1.  Eligibility and qualification of Trustees.....................................................      149
                 2.  Advances, remaining unpaid, made as Trustees..................................................      149
                 3.  Indebtedness owed by Company to Trustees in individual capacities and property held as
                     collateral security therefor..................................................................      150
                 4.  Property and funds in possession of Trustees..................................................      150
                 5.  Release of mortgaged property not previously reported.........................................      150
                 6.  Any additional issue of bonds under Indenture not previously reported.........................      150
                 7.  Any action materially affecting bonds or trust estate taken by Trustees and not
                     previously reported...........................................................................      150

              B. Trustees to transmit to bondholders, within ninety days, a brief report with respect to:
                 1.  Release or substitution of property if fair value is 10% or more of outstanding bonds.........      150
                 2.  Advances made by Trustees as such since date of last report if amount unpaid at any time
                     exceeds 10% of outstanding bonds..............................................................      151

              C. Reports and notices to be transmitted by mail to registered owners of bonds, bondholders who have within two years filed names with Trustee, and bondholders whose names are preserved by Trustee
                 pursuant to subdivision A. of Section 12.11 of this Article.......................................      151

              D. Trustee to file copies of reports and notices with each stock exchange upon which bonds are
                 listed and with the Securities and Exchange Commission............................................      151

Sec. 12.11    A. Trustee to preserve, in current form, names and addresses of bondholders; destruction
                 of old lists......................................................................................      151


                                                                         PAGE
                                                                         ----

                    B.   Application by bondholders desiring to
                         communicate with other bondholders; Trustee
                         may elect either to afford access to list
                         of bondholders or mail, at applicants'
                         expense, communication specified in request;
                         application to Securities and Exchange
                         Commission where in opinion of Trustee mailing would be contrary to best interests of bondholders or in violation of applicable
                         law ........................................... 152

                         Trustee not liable for disclosure of names and addresses of bondholders or for mailing any material pursuant to this Section 12.11 ....... 153

Sec. 12.12     Acquisition of bonds and coupons by Trustees ............ 153

Sec. 12.13     Trustees protected in complying with rules or orders of
               Securities and Exchange Commission made pursuant to Trust
               Indenture Act of 1939 ................................... 153

Sec. 12.14     Estate held by Trustees as joint tenants; notice to one
               is notice to both ....................................... 154

               Cash and securities to be held by Trustee; title vests in Trustees subject to disposition by Trustee; Individual Trustee to act on written request by Trustee; Individual Trustee may delegate powers to Trustee; removal of
               Individual Trustee ...................................... 154

               Trustee attorney-in-fact for Individual Trustee ......... 155

Sec. 12.15     Appointment of co-trustees; conditions of appointment
               and tenure .............................................. 156

Sec. 12.16     Appointment of Successor Trustee by Company ............. 158


                                 ARTICLE XIII.

                  CONSOLIDATION, MERGER, CONVEYANCE AND LEASE.

Sec. 13.01     Consolidation, merger, conveyance or lease of all
               property by Company permitted; conditions; execution
               of supplemental indenture by successor to Company ....... 159

Sec. 13.02     Extent to which property of successor corporation
               shall become subject to lien of this Indenture;
               provisions of supplemental indenture .................... 159

Sec. 13.03     Powers of successor when all property subjected to
               lien of Indenture; issue of bonds in respect of property
               of successor ............................................ 161

                                                                            PAGE
                                                                            ----

                                  ARTICLE XIV.

                            MEETINGS OF BONDHOLDERS.

Sec. 14.01  Modifications of Indenture--in general ......................... 162
Sec. 14.02  Call and notice of meeting of bondholders ...................... 162
            Place when called by Trustee ................................... 162
            Written notice ................................................. 162
            Publication .................................................... 162
            When notice not required ....................................... 163
Sec. 14.03  Attendance at meetings ......................................... 164
            Trustee may make regulations as to deposits of bonds ........... 164
            Certificate in lieu of production of unregistered bonds ........ 165
Sec. 14.04  Persons entitled to vote at meetings ........................... 165
            When production of bonds and further proof necessary ........... 165
            Proxies--Acknowledgement ....................................... 165
Sec. 14.05  Temporary Chairman and Secretary ............................... 165
            Permanent Chairman and Secretary ............................... 166
            Inspectors of Votes ............................................ 166
Sec. 14.06  Quorum ......................................................... 166
            Notice of adjournment .......................................... 167
Sec. 14.07  Vote necessary for modification, alteration, etc. of Indenture.. 167
            Limitations on right of modification ........................... 167
Sec. 14.08  Record of meeting .............................................. 168
            Conclusiveness of meeting ...................................... 168
            Copy of resolution to be mailed to bondholders ................. 168
            Proof of mailing to be filed with Trustee ...................... 168
            Effect of failure to mail ...................................... 168
            Approval of resolution by Company .............................. 168
            Effective date of resolution ................................... 169
Sec. 14.09  Notation of action take may be made on bonds ................... 169
            New bonds ...................................................... 169
            When supplemental instrument may be executed ................... 169
Sec. 14.10    A. Trustee may receive written consent of bondholders in lieu of holding a meeting ...................................... 170
              B. Acknowledgment of written consent ......................... 170
              C. Revocation of consent ..................................... 171

                                  ARTICLE XV.

                            SUPPLEMENTAL INDENTURES.

Sec. 15.01  Purposes ....................................................... 171
            Supplemental indentures to conform to requirements of Trust
            Indenture Act of 1939 .......................................... 173
                                     xviii

                                                                            PAGE

Sec. 15.02     Trustees authorized to join in supplemental indenture; ap-
               plicability of supplemental indenture; form to be approved
               by counsel ...............................................   173

Sec. 15.03     Authority of Trustees to join in supplemental indentures
               and agreements; opinion of counsel; immunity of Trustees..   173

Sec. 15.04     Supplemental indentures deemed part of Indenture; refer-
               ence to supplemental indenture in bonds ..................   174

                                  ARTICLE XVI.

                                  Defeasance.

Sec. 16.01     Satisfaction and discharge of Indenture ..................   174

Sec. 16.02     Payment of principal and interest on bonds; surrender and
               cancellation of bonds and coupons ........................   175

Sec. 16.03     Deposit of funds with Trustee for payment of bonds and
               coupons not presented when due discharges Company's
               liability ................................................   175

Sec. 16.04     Reissue of bonds reacquired by Company except bonds
               redeemed .................................................   176

Sec. 16.05     Bonds for the payment of which money or obligations of
               the United States are deposited are deemed paid--proviso..   176


                                 ARTICLE XVII.

                           Miscellaneous Provisions.

Sec. 17.07     Successors of Company bound ..............................   177

Sec. 17.02     Benefits restricted to parties and holders of bonds and
               coupons ..................................................   177
Sec. 17.03     Bonds may have independent security ......................   178
Sec. 17.04     Certification by different officers, engineers, counsel
               or other persons .........................................   178
Sec. 17.05     Cremation of cancelled bonds and coupons; records ........   178
Sec. 17.06     Accounting practices of Company or its power to fix
               price and terms of sale of bonds not affected by
               Indenture ................................................   178
Sec. 17.07     Certificates and opinions as to compliance with
               conditions precedent .....................................   178
Sec. 17.08     Statements to be included  in certificates or opinions ...   179
Sec. 17.09     Required provisions under Trust Indenture Act of 1939
               to control provisions of Indenture .......................   179
Sec. 17.10     Choice of law ............................................   179

                                                                        PAGE
                                                                       -------

                                    PART III

                                  THE TRUSTEES


                                    PART IV

                            MISCELLANEOUS PROVISIONS

TESTIMONIUM........................................................          182
EXECUTIONS.........................................................          182
ACKNOWLEDGMENTS....................................................          183
SCHEDULE A.........................................................          184

     THIS TWENTY-NINTH SUPPLEMENTAL INDENTURE, dated as of the 15th day of July, 1989, between MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Michigan (hereinafter called the "Company"), having its principal place of business at 500 Griswold Street, Detroit, Michigan, party of the first part, and CITIBANK, N.A. (formerly First National City Bank), a national banking association incorporated and existing under and by virtue of the laws of the United States of America, having an office at 111 Wall Street in the Borough of Manhattan, The City of New York, New York, successor to CITY BANK FARMERS TRUST COMPANY (hereinafter with its predecessors as trustee called the "Trustee"), and ROBERT
T. KIRCHNER, residing at 65-24 79th Place, Middle Village, New York, successor to RALPH E. MORTON as individual trustee (hereinafter with his predecessors as individual trustee called the "Individual Trustee"), as Trustees under the indenture hereinafter mentioned, parties of the second part (the Trustee and Individual Trustee being hereinafter together referred to as the "Trustees"):

     Whereas, the Company has heretofore executed and delivered to the Trustees an Indenture of Mortgage and Deed of Trust (hereinafter called the "Indenture"), dated as of March 1, 1944, to secure the Company's First Mortgage Bonds, unlimited in aggregate principal amount except as therein otherwise provided:

     a    Supplemental Indenture of the same date;
     a    Second Supplemental Indenture, dated as of March 1, 1947;
     a    Third Supplemental Indenture, dated as of March 1, 1948;
     a    Fourth Supplemental Indenture, dated as of November 1, 1950;
     a    Fifth Supplemental Indenture, dated as of August 1, 1951;
     a    Sixth Supplemental Indenture, dated as of January 15, 1954;
     a    Seventh Supplemental Indenture, dated as of November 15, 1955;
     an   Eighth Supplemental Indenture, dated as of December 2, 1955;
     a    Ninth Supplemental Indenture, dated as of December 5, 1956;
     a    Tenth Supplemental Indenture, dated as of June 15, 1957;
     an   Eleventh Supplemental Indenture, dated as of May 15, 1961;
     a    Twelfth Supplemental Indenture, dated as of January 15, 1962;
     a    Thirteenth Supplemental Indenture, dated as of March 15, 1963;
     a    Fourteenth Supplemental Indenture, dated as of May 15, 1964;
     a    Fifteenth Supplemental Indenture, dated as of May 15, 1966;
     a    Sixteenth Supplemental Indenture, dated as of May 15, 1967;
     a    Seventeenth Supplemental Indenture, dated as of September 1, 1968;
     an   Eighteenth Supplemental Indenture, dated as of November 15, 1968;

     a    Nineteenth Supplemental Indenture, dated as of June 1, 1970;
     a    Twentieth Supplemental Indenture, dated as of July 1, 1972;
     a    Twenty-first Supplemental Indenture, dated as of July 1, 1973;
     a    Twenty-second Supplemental Indenture, dated as of July 15, 1974;
     a    Twenty-third Supplemental Indenture, dated as of April 15, 1975;
     a    Twenty-fourth Supplemental Indenture, dated as of September 15, 1976;
     a    Twenty-fifth Supplemental Indenture, dated as of November 15, 1977;
     a    Twenty-sixth Supplemental Indenture, dated as of November 15, 1981;
     a    Twenty-seventh Supplemental Indenture, dated as of February 15, 1983;
     a    Twenty-eighth Supplemental Indenture, dated as of February 1, 1987;
          and

     WHEREAS, the Supplemental Indenture, dated as of March 1, 1944, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fourteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-first Supplemental Indenture, the Twenty-second Supplemental Indenture, the Twenty-third Supplemental Indenture, the Twenty-fourth Supplemental Indenture, the Twenty-fifth Supplemental Indenture, the Twenty-sixth Supplemental Indenture, the Twenty-seventh Supplemental Indenture and the Twenty-eighth Supplemental Indenture each provided for the creation of a series of the Company's First Mortgage Bonds; and each of said Supplemental Indentures, except the Supplemental Indenture dated as of March 1, 1944, also recorded the description of and confirmed unto the Trustees certain property; and the Fifteenth Supplemental Indenture also amended
Section 1 of Article II and Section 1 of Article IV of the Indenture; and the Eighth Supplemental Indenture designated Marc A. Rieffel as successor to Ralph
E. Morton, as Individual Trustee; and the Ninth Supplemental Indenture designated Francis M. Pitt as successor to Marc A. Rieffel, as Individual Trustee; and the Twelfth Supplemental Indenture appointed The First National City Bank of New York as successor Trustee upon resignation and in place of First National City Trust Company; and the Seventeenth Supplemental Indenture also designated Blair A. Powell as successor to Francis M. Pitt, as Individual Trustee; and the Twentieth Supplemental Indenture also designated William

T. Hayes as successor to Blair A. Powell, as Individual Trustee; and the Twenty-fourth Supplemental Indenture made subject to the lien and operation of the Indenture certain base gas classified as excepted property under the Indenture; and the Twenty-fifth Supplemental Indenture also designated Robert T. Kirchner as successor to William T. Hayes, as Individual Trustee, and cured and corrected a defective provision in the Twenty-fourth Supplemental Indenture; and the Twenty-sixth Supplemental Indenture also corrected an erroneous property description in the Fifteenth Supplemental Indenture; and the Twenty-eighth Supplemental Indenture also will make certain amendments to the Indenture when all Bonds of the First through Twenty-fourth Series are no longer outstanding; and


     WHEREAS, at the date hereof there were outstanding First Mortgage Bonds of the Company issued under the Indenture, of 9 series (all outstanding bonds of 16 other series having been previously retired) in the principal amounts set forth below:

                       DESIGNATION                             AMOUNT          AMOUNT
                        OF SERIES                         INITIALLY ISSUED   OUTSTANDING
                        ---------                         ----------------   -----------
First Mortgage Bonds
   5-7/8% Series due 1991 ..............................     $30,000,000     $19,584,000
First Mortgage Bonds
   6-1/2% Series due 1992 ..............................      35,000,000      23,336,000
First Mortgage Bonds
   7% Series due 1993 ..................................      25,000,000      17,172,000
First Mortgage Bonds
   7-1/2 % Series due December 1, 1993 .................      31,000,000      21,099,000
First Mortgage Bonds
   9-1/4% Series due 1996 ..............................      30,000,000      12,000,000
First Mortgage Bonds
   7-5/8% Series due 1997 ..............................      35,000,000      25,937,000
First Mortgage Bonds
   8-5/8% Series due 1997 ..............................      29,000,000      16,129,000
First Mortgage Bonds
   8-1/8% Series due 1998 ..............................      35,000,000      26,614,000
First Mortgage Bonds
   9-1/8% Series due 2017 ..............................      60,000,000      60,000,000

     and

     WHEREAS, the Company desires in and by this Twenty-ninth Supplemental Indenture to create a Twenty-sixth series of bonds to be issued under the Indenture, to designate or otherwise distinguish such series, to specify the particulars necessary to describe and define the same, and to specify such other provisions and agreements in respect thereof as are in the Indenture provided or permitted; and

     WHEREAS, the Company also desires in and by this Twenty-ninth Supplemental Indenture to record the description of, and confirm unto the Trustees, but subject to the amendments, deletions and revisions provided for in Part II of this Twenty-ninth Supplemental Indenture, certain property acquired after the execution and delivery of the Twenty-eighth Supplemental Indenture, and now subject to the lien of the Indenture by virtue of the provisions thereof conveying to the Trustees property acquired after its execution and delivery; and

     WHEREAS, the Company desires to amend the Indenture in its entirety effective when all bonds issued prior to March 1, 1987, are no longer outstanding or consent to the extent required by the provisions of the Indenture; and

     WHEREAS, all the conditions and requirements necessary to make this Twenty-ninth Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Twenty-ninth Supplemental Indenture in the form and with the terms hereof have been in all respects duly authorized;

     NOW,THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustees at or before the execution and delivery of this Twenty-ninth Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable considerations, it is agreed by and between the Company and the Trustees as follows:

DESCRIPTION OF PROPERTY ACQUIRED AFTER EXECUTION AND DELIVERY OF THE TWENTY-EIGHTH SUPPLEMENTAL INDENTURE

     The Company hereby confirms unto the Trustees, and records the description of, the property described in Schedule A attached hereto and expressly made a part hereof, which property has been acquired by the Company after the execution and delivery of the Twenty-eighth Supplemental Indenture and which is now subject to the lien of the Indenture in all respects as if originally described therein, but subject to the amendments, deletions and revisions provided for in Part II of this Twenty-ninth Supplemental Indenture.

                                     PART I

    PROVISIONS RELATING TO SECURED MEDIUM-TERM NOTES, SERIES A

                                   ARTICLE I.

CREATION OF AN ISSUE OF FIRST MORTGAGE BONDS, DESIGNATED AND DISTINGUISHED AS "SECURED MEDIUM-TERM NOTES, SERIES A".

     SECTION 1. There is hereby created a twenty-sixth series of bonds to be issued under and secured by the Indenture, to be known as "First Mortgage Bonds," designated and distinguished as "Secured Medium-Term Notes, Series A" of the Company (herein sometimes called "Bonds of Twenty-sixth Series"). The Bonds of Twenty-sixth Series may be issued without limitation as to aggregate principal amount except as provided in the Indenture and in this Twenty-ninth Supplemental Indenture. The Bonds of Twenty-sixth Series shall be registered bonds without coupons and shall be dated as of the date of the authentication thereof by the Trustee.

     Each Bond of Twenty-sixth Series shall mature on such date not less than 2 years nor more than 30 years from date of issue, shall bear interest at such rate or rates not in excess of 15-5/8 per cent per annum payable semi-annually on the first days of May and November of each year and at maturity (each an interest payment date) and have such other terms and provisions not inconsistent with the Indenture as the Board of Directors may determine in accordance with a resolution filed with the Trustee referring to this Twenty-ninth Supplemental Indenture; the principal, premium, if any, and interest on the Bonds of Twenty-sixth Series shall be payable in lawful money of the United States of America; the place where such principal and premium, if any, shall be payable shall be the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, New York, and the place where such interest shall be payable shall be the office or agency of the Company in said Borough of Manhattan, The City of New York, New York.

     So long as there is no existing default in the payment of interest on the Bonds of Twenty-sixth Series, all Bonds of Twenty-sixth Series authenticated by the Trustee after the record date hereinafter specified for any interest payment date, and prior to such interest payment date (unless the issue date hereinafter specified is after such record date) shall be dated the date of authentication, but shall bear interest from such interest payment date, and the person in whose name any Bond of Twenty-sixth Series is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such Bond of Twenty-sixth Series subsequent to the record date and on or prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond of Twenty-sixth Series is registered on the record date for the interest payment date fixed by the Company for the payment of such defaulted interest, provided that in no case shall such record date be less than ten days after notice thereof shall have been mailed to all registered holders of Bonds of Twenty-sixth Series; and provided that interest payable on a maturity date will be payable to the person to whom the principal thereof is payable. If the issue date of any Bond of Twenty-sixth Series is after such record date, such Bond shall bear interest from the issue date but payment of interest shall commence on the second interest payment date next succeeding the issue date. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the holder receives notice.

     The term "record date" as used herein with respect to any interest payment date shall mean the last business day which is more than ten (10) calendar days prior to such interest payment date. The term "business day" as used herein shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the Borough of Manhattan, The City and State of New York, are closed pursuant to authorization of law.

     The term "issue date" as used herein with respect to Bonds of Twenty-sixth Series of a designated interest rate and maturity shall mean the date of first authentication of Bonds of such designated interest rate and maturity.

     As used in this Section 1, the term "default in the payment of interest" means failure to pay interest on the applicable interest payment date disregarding any period OF grace permitted by Section 2 of Article IX of the Indenture.

     SECTION 2. Each Bond of Twenty-sixth Series may be redeemable prior to maturity, at the option of the Company in whole at any time or in part from time to time, as the Board of Directors may determine in accordance with a resolution filed with the Trustee referring to this Twenty-ninth Supplemental Indenture, on notice given in the manner set forth in Article IV of the Indenture and as in this Section 2 provided; provided, however, that if at the time of mailing of any notice of redemption of Bonds of Twenty-sixth Series, the Company shall not have deposited with the Trustee and/or irrevocably directed the Trustee to apply, from money held by it available to be used for the redemption of Bonds of Twenty-sixth Series, an amount in cash sufficient to redeem all of the Bonds of Twenty-sixth Series called for redemption, such notice may state that it is subject to the receipt of the redemption monies by the Trustee before the date fixed for redemption and such notice shall be of no effect unless such monies are so received before such date; provided further, however, that if any Bond of the Twenty-sixth Series states that it may not be redeemed at the option of the Company through a refunding, directly or indirectly, by or in anticipation of the incurring of any debt which has an interest cost to the Company of less than the effective interest cost of such Bond, the term "interest cost to the Company" shall mean the annual percentage yield to stated maturity of the debt at the net price to the Company therefor, determined by reference to a standard table of bond yields, with a straight-line interpolation if necessary. The "net price to the Company" shall be determined after adding all premiums and deducting all discounts, commissions, stand-by or commitment charges and any other compensation received or receivable directly from the Company by underwriters, investment bankers or other financing agents or purchasers. Prior to each redemption of any Bonds of Twenty-sixth Series at the option of the Company which by their terms are subject to the restrictions of this proviso, the Company will deliver to the Trustee an officers' certificate showing compliance with the proviso in the third preceding sentence prior to the "Limitation Date" specified on such Bonds.

     In case the Company shall at any time elect to redeem all or any part of the Bonds of Twenty-sixth Series, it shall give notice to the effect that it intends to redeem all or a part thereof, as the case may be, on a date therein designated, specifying in case of redemption of a part of the Bonds of Twenty-sixth Series the distinctive numbers of the bonds to be redeemed and, if applicable, the portion of the bond to be redeemed and if at the time of mailing of any such notice of redemption of Bonds of Twenty-sixth Series the Company shall not have deposited with the Trustee and/or irrevocably directed the Trustee to apply, from money held by it available to be used for the redemption of Bonds of Twenty-sixth Series an amount in cash sufficient to redeem all of the bonds called for redemption, including accrued interest to such date fixed for redemption, such notice may state that it is subject to the receipt of the redemption monies by the Trustee before the date fixed for redemption and such notice shall be of no effect unless such monies are so received before such date.

     Such notice, in the case of redemption of Bonds of Twenty-sixth Series at the option of the Company, shall be given by mail by the Company, postage prepaid, at least thirty days prior to such redemption date, to the holders of all Bonds of Twenty-sixth Series to be so redeemed, at the addresses that shall appear upon the register thereof. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the holder receives the notice. In any case, failure to give due notice by mail, or any defect in the notice, to the registered owners of any Bonds of Twenty-sixth Series designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other bonds.

     If less than the whole principal amount of a Bond of Twenty-sixth Series shall be called for redemption, the Company shall execute and the Trustee shall authenticate and deliver, without charge, to the holder thereof, a Bond or Bonds of Twenty-sixth Series (but only of authorized denominations) for the unredeemed balance of the principal amount of the Bond of Twenty-sixth Series surrendered.

     SECTION 3. The Bonds of Twenty-sixth Series shall be registered bonds without coupons. Bonds of Twenty-sixth Series may be issued in the denomination of $1,000 or any integral multiple thereof.

     The forms of Bonds of Twenty-sixth Series shall be substantially as follows (any of the provisions of such Bond may be set forth on the reverse side thereof):

            [FORM OF REDEEMABLE BOND, IF ANY, OF TWENTY-SIXTH SERIES]

                        MICHIGAN CONSOLIDATED GAS COMPANY
                       SECURED MEDIUM-TERM NOTE, SERIES A
                                being a series of
                              FIRST MORTGAGE BONDS

ISSUE DATE:              INITIAL REDEMPTION DATE:            LIMITATION DATE:

MATURITY DATE:           INITIAL PERCENTAGE:                 PAR DATE:

INTEREST DATE:           REDUCTION PERCENTAGE:

     The Optional Redemption Price, if any, shall initially be the Initial Percentage specified above of the principal amount of this bond to be redeemed and, unless otherwise provided in the space below, shall decline by equal amounts at each anniversary of the Initial Redemption Date by the Reduction Percentage specified above of the principal amount to be redeemed, until the Par Date specified above, when the Optional Redemption Price is 100% of such principal amount. If applicable, this bond shall not be redeemed at the option of the Company prior to the Limitation Date specified above, through a refunding, directly or indirectly, by or in anticipation of the incurring of any debt which has an effective interest cost to the Company (as defined in the Twenty-ninth Supplemental Indenture) of less than the effective interest cost to this bond.

                      ADDITIONAL REDEMPTION PRICES, IF ANY:

     MICHIGAN CONSOLIDATED) GAS COMPANY (hereinafter called the "Company"), a corporation of the State of Michigan, for value received, hereby promises to pay
to......................................... or registered assigns, the sum
of................... Dollars on the Maturity Date specified above, at the corporate trust office of the Trustee hereinafter named in the Borough of Manhattan, The City of New York, New York or at the principal office of any successor in trust, in lawful money of the United States of America, and to pay interest thereon at the Interest Rate specified above, in like lawful money payable semi-annually at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York on the first day of May and November in each year and on the Maturity Date (each an interest payment date) from the Issue Date specified above or from the most recent interest payment date to which interest has been paid, commencing on the interest payment date next succeeding the Issue Date, until the Company's obligation with respect to the payment of such principal sum shall be discharged as provided in the indentures hereinafter mentioned; provided, however, if the date of this bond is after a record date with respect to any interest payment date and prior to such interest payment date, then interest shall be payable only from such interest payment date (unless the Issue Date is after such record date). If the Issue Date is after such record date, then payment of interest shall commence on the second interest payment date succeeding the Issue Date (but shall be payable from the Issue Date). If the Company shall default in the payment of interest due on any interest payment date, then interest shall be payable from the next preceding interest payment date to which interest has been paid, or, if no such interest has been paid on the bonds, from the Issue Date, so long as there is no existing default in the payment of interest the person in whose name this bond was registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that if the Company shall default in the payment of interest due on such interest payment date such defaulted interest shall be paid to the person in whose name this bond is registered on the record date for the interest payment date fixed by the Company for the payment of such defaulted interest, provided that in no case shall such record date be less than ten days after notice thereof shall have been mailed to all registered holders of bonds of this series. The term "record date" shall mean the last business day which is more than ten calendar days prior to such interest payment date.

     This bond is one, of the series hereinafter specified, of the bonds of the Company (herein called the "bonds") known as its "First Mortgage Bonds," issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust dated as of March 1, 1944, duly executed by the Company to City Bank Farmers Trust Company (Citibank, N.A., successor trustee, herein called the "Trustee") and Ralph E. Morton (Robert T. Kirchner, successor Individual Trustee), Trustees, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the bonds are, and are to be, issued and secured, and the rights of the holders of the bonds and of the Trustees in respect of such security. As provided in said Indenture, the bonds may be for various principal sums and are issuable in series, which may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this bond is one of a series entitled "First Mortgage Bonds," designated "Secured Medium-Term Notes, Series A," herein called Secured Medium-Term Notes, Series A, created by the Twenty-ninth Supplemental Indenture dated as of July 15, 1989 as provided for in said Indenture.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, as supplemented, the rights and obligations of the Company and/or the rights of the holders of the Bonds of the Twenty-sixth Series and/or the terms and provisions of the Indenture may be modified or altered by such affirmative vote or votes of the holders of the bonds then outstanding as are specified in the Indenture, as supplemented.

     Notice of any redemption of this bond to be redeemed at the option of the Company (which notice may be made subject to receipt of the redemption monies by the Trustee before the date fixed for redemption) shall be given by mail at least thirty days prior to the redemption date, subject to the conditions set forth as more fully provided in said Indenture and in said Twenty-ninth Supplemental Indenture.

     In the event that any bond shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise or at the date fixed for the redemption thereof, and the Company shall have on deposit with the Trustee in trust for the purpose, on the date when such bond is so due, funds sufficient to pay the principal of such bond (and premium, if any), together with all interest due thereon to the Maturity Date of such bond or to the date fixed for the redemption thereof, for the use and benefit of the registered owner thereof, then all liability of the Company to the registered owner of said bond for the payment of the principal thereof and interest thereon (and premium, if any), shall forthwith cease, determine and be completely discharged and such registered owner shall no longer be entitled to any lien or benefit of said Indenture.

     In case an event of default as defined in said Indenture shall occur, the principal of this bond may become or be declared due and payable in the manner, with the effect, and subject to the conditions provided in said Indenture.

     This bond is transferable by the registered owner hereof in person, or by attorney duly authorized in writing, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, New York, upon surrender and cancellation of this bond, and upon any such transfer a new registered bond or bonds of the same series for the same aggregate principal amount, interest rate or rates, issue date, maturity date and redemption provisions, if any, will be issued to the transferee or transferees in exchange herefor; and bonds of this series may, at the option of the registered owners and upon surrender at said office, be exchanged for registered bonds of this series of the same aggregate principal amount, interest rate or rates, issue date, maturity date, and redemption provisions, if any, in larger or smaller authorized denominations, all without service charge (except for any stamp tax or other governmental charge).

     No recourse shall be had for the payment of the principal of, or the interest on, this bond, or for any claim based hereon or otherwise in respect hereof or of said Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being waived and released by every owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of said Indenture.

     This bond shall not be valid or become obligatory for any purpose unless and until the certificate hereon shall have been executed by the Trustee or its successor in trust under said Indenture.

     IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this bond to be executed in its name with the facsimile signature of its President or one of its Vice-Presidents, and a facsimile of its corporate seal to be imprinted hereon and attested with the facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:................................

                                    MICHIGAN CONSOLIDATED GAS COMPANY,

                                    BY .........................................
                                                                       President

Attest:

 ......................................
                             Secretary

     The form of Trustee's certificate to be borne by all Bonds of Twenty-sixth Series shall be substantially as follows:

                         [FORM OF TRUSTEE'S CERTIFICATE]

     This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture and Twenty-ninth Supplemental Indenture.

                                    CITIBANK, N.A., as Trustee,

                                    BY .........................................
                                                              Authorized Officer

         [FORM OF NON-REDEEMABLE BOND, IF ANY, OF TWENTY-SIXTH SERIES]

                       MICHIGAN CONSOLIDATED GAS COMPANY
                       SECURED MEDIUM-TERM NOTE, SERIES A
                                being a series of
                              FIRST MORTGAGE BONDS


ISSUE DATE:                      MATURITY DATE:                   INTEREST RATE:

     MICHIGAN CONSOLIDATED GAS COMPANY (hereinafter called the "Company"), a corporation of the State of Michigan, for value received, hereby promises to pay to .......................................................................... or
registered assigns, the sum of .............. Dollars on the Maturity Date
specified above, at the corporate trust office of the Trustee hereinafter named in the Borough of Manhattan, The City of New York, New York, or at the principal office of any successor in trust, in lawful money of the United States of America, and to pay interest thereon at the Interest Rate specified above, in like lawful money payable semi-annually at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York on the first day of May and November in each year and on the Maturity Date (each an interest payment date) from the Issue Date specified above or from the most recent interest payment date to which interest has been paid, commencing on the interest payment date next succeeding the Issue Date, until the Company's obligation with respect to the payment of such principal sum shall be discharged as provided in the indentures hereinafter mentioned; provided, however, if the date of this ,bond is after a record date with respect to any interest payment date and prior to such interest payment date, then interest shall be payable only from such interest payment date (unless the Issue Date is after such record date). If the Issue Date is after such record date, then payment of interest shall commence on the second interest payment date succeeding the Issue Date (but shall be payable from the Issue Date). If the Company shall default in the payment of interest due on any interest payment date, then interest shall be payable from the next preceding interest payment date to which interest has been paid, or, if no such interest has been paid on the bonds, from the Issue Date; so long as there is no existing default in the payment of interest the person in whose name this bond was registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that if the company shall default in the payment of interest due on such interest payment date such defaulted interest shall be paid to the person in whose name this bond is registered on the record date for the interest payment date fixed by the Company for the payment of such defaulted interest, provided that in no case shall such record date be less than ten days after notice thereof shall have been mailed to all registered holders of bonds of this series. The term "record date" shall mean the last business day which is more than ten calendar days prior to such interest payment date.

     This bond is one, of the series hereinafter specified, of the bonds of the Company (herein called the "bonds") known as its "First Mortgage Bonds," issued and to be issued in one or more series under, and all equally and ratably secured by, an indenture of Mortgage and Deed of Trust dated as of March 1, 1944, duly executed by the Company to City Bank Farmers Trust Company (Citibank, N.A., successor trustee, herein called the "Trustee") and Ralph E. Morton (Robert T. Kirchner, successor Individual Trustee), Trustees, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the bonds are, and are to be, issued and secured, and the rights of the holders of the bonds and of the Trustees in respect of such security. As provided in said Indenture, the bonds may be for various principal sums and are issuable in series, which may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this bond is one of a series entitled "First Mortgage Bonds," designated "Secured Medium-Term Notes, Series A," herein called Secured Medium-Term Notes, Series A, created by the Twenty-ninth Supplemental Indenture dated as of July 15, 1989 as provided for in said Indenture.

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, as supplemented, the rights and obligations of the Company and/or the rights of the holders of the Bonds of the Twenty-sixth Series and/or the terms and provisions of the Indenture may be modified or altered by such affirmative vote or votes of the holders of the bonds then outstanding as are specified in the Indenture, as supplemented.

     This Bond shall not be redeemable prior to the Maturity Date.

     In the event that any bond shall not be presented for payment when the principal thereof becomes due at maturity and the Company shall have on deposit with the Trustee in trust for the purpose, on the date when such bond is so due, funds sufficient to pay the principal of such bond (and premium, if any), together with all interest due thereon to the Maturity Date of such bond for the use and benefit of the registered owner thereof, then all liability of the Company to the registered owner of said bond for the payment of the principal thereof and interest thereon (and premium, if any), shall forthwith cease, determine and be completely discharged and such registered owner shall no longer be entitled to any lien or benefit of said Indenture.

     In case an event of default as defined in said Indenture shall occur, the principal of this bond may become or be declared due and payable in the manner, with the effect, and subject to the conditions provided in said Indenture.

     This bond is transferable by the registered owner hereof in person, or by attorney duly authorized in writing, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, New York, upon surrender and cancellation of this bond, and upon any such transfer a new registered bond or bonds of the same series for the same aggregate principal amount, interest rate or rates, issue date, maturity date and redemption provisions, if any, will be issued to the transferee or transferees in exchange herefor; and bonds of this series may, at the option of the registered owners and upon surrender at said office, be exchanged for registered bonds of this series of the same aggregate principal amount, interest rate or rates, issue date, maturity date, and redemption provisions, if any, in larger or smaller authorized denominations, all without service charge (except for any stamp tax or other governmental charge).

     No recourse shall be had for the payment of the principal of, or the interest on, this bond, or for any claim based hereon or otherwise in respect hereof or of said Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being waived and released by every owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of said Indenture.

     This bond shall not be valid or become obligatory for any purpose unless and until the certificate hereon shall have been executed by the Trustee or its successor in trust under said Indenture.

     IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this bond to be executed in its name with the facsimile signature of its President or one of its Vice-Presidents, and a facsimile of its corporate seal to be imprinted hereon and attested with the facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:................................

                                    MICHIGAN CONSOLIDATED GAS COMPANY,

                                    By .........................................
                                                                       President

Attest:

 ......................................
                             Secretary

     The form of Trustee's certificate to be borne by all Bonds of Twenty-sixth Series shall be substantially as follows:

                         [FORM OF TRUSTEE'S CERTIFICATE]

     This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture and Twenty-ninth Supplemental Indenture.

                                    CITIBANK, N.A., as Trustee,

                                    By .........................................
                                                              Authorized Officer

     SECTION 4. Bonds of Twenty-sixth Series shall be exchangeable, at the option of the registered owners thereof and upon surrender thereof at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, New York, for registered bonds of the same aggregate principal amount, issue date, maturity date, interest rate or rates, and redemption provisions, if any, but of different authorized denomination or denominations, such exchanges to be made without service charge (except for any stamp tax or other governmental charge).

     Every bond so surrendered shall be accompanied by a proper transfer power duly executed by the registered owner or by duly authorized attorney transferring such bond to the Company, and the signature to such transfer power shall be guaranteed to the satisfaction of the Trustee. All bonds so surrendered shall be forthwith cancelled and delivered to or upon the order of the Company. All bonds executed, authenticated and delivered in exchange for bonds so surrendered shall be valid obligations of the Company, evidencing the same debt as the bonds surrendered, and shall be secured by the same lien and be entitled to the same benefits and protection as the bonds in exchange for which they are executed, authenticated and delivered.

     The Company shall not be required to make any such exchange or any registration of transfer (1) during a period of fifteen days next preceding any interest payment date, but only if there is an existing default in the payment of interest on the Bonds of Twenty-sixth Series or (2) after the bond so presented for exchange or registration of transfer, or any portion thereof, has been called for redemption and notice thereof given to the registered owner.

     SECTION 5. Pending the preparation of definitive Bonds of Twenty-sixth Series the Company may from time to time execute, and upon its written order, the Trustee shall authenticate and deliver, in lieu of such definitive bonds and subject to the same provisions, limitations and conditions, one or more temporary printed, lithographed or typewritten bonds, in registered form, of any denomination specified in the written order of the Company for the authentication and delivery thereof, and with such omissions, insertions and variations as may be determined by the Board of Directors of the Company. Such temporary bonds shall be substantially of the tenor of the bonds to be issued as hereinbefore recited, but such temporary bonds may, in lieu of the statement of the specific redemption prices required to be set forth in Bonds of Twenty-sixth Series in definitive form, include a reference to this Twenty-ninth Supplemental Indenture for a statement of such redemption prices.

     If any such temporary Bonds of Twenty-sixth Series shall at any time be so authenticated and delivered in lieu of definitive bonds, the Company shall upon request at its own expense prepare, execute and deliver to the Trustee and thereupon, upon the presentation and surrender of temporary bonds, the Trustee shall authenticate and deliver in exchange therefor, without charge to the holder, definitive bonds of the same series, interest rate or rates, issue date, maturity date, redemption provision, if any, and for the same principal sum in the aggregate as the temporary bonds surrendered. All temporary bonds so surrendered shall be forthwith cancelled by the Trustee and delivered to or upon the order of the Company. Until exchanged for definitive bonds the temporary bonds shall in all respects be entitled to the lien and security of the Indenture and all supplemental indentures.


                                   ARTICLE II.

                     ISSUE OF BONDS OF TWENTY-SIXTH SERIES.

     Bonds of Twenty-sixth Series in the aggregate principal amount of $60,000,000 may be executed, authenticated and delivered from time to time only as permitted by the provisions of Section 6 of Article III of the Indenture.


                                     PART II

                            RESTATEMENT OF INDENTURE

     WHEN (A) ALL BONDS ISSUED PRIOR TO MARCH 1, 1987 ARE NO LONGER OUTSTANDING OR THE HOLDERS OF ANY SUCH BONDS REMAINING OUTSTANDING HAVE CONSENTED (THE HOLDERS OF ALL BONDS ISSUED ON OR AFTER MARCH 1, 1987 BY THE ACCEPTANCE OF SUCH BONDS HAVING CONSENTED TO THIS AMENDMENT AND RESTATEMENT), (B) THE TRUSTEE HAS RECEIVED AN OFFICERS' CERTIFICATE STATING IN SUBSTANCE THAT THE COMPANY IS NOT IN DEFAULT UNDER ANY TERMS OR COVENANTS OF THE INDENTURE AND COMPLYING WITH SECTIONS 7 AND 8 OF ARTICLE XVII AS THEN IN EFFECT, (C) THE TRUSTEE HAS RECEIVED AN OPINION OF COUNSEL DATED THE DATE OF SUCH OFFICERS' CERTIFICATE COMPLYING WITH SECTIONS 7 AND 8 OF ARTICLE XVII AS THEN IN EFFECT, AND (D) THE TRUSTEE
HAS RECEIVED AN ACCOUNTANT'S CERTIFICATE DATED THE DATE OF SUCH OFFICERS' CERTIFICATE STATING IN SUBSTANCE THAT THE

AGGREGATE PRINCIPAL AMOUNT OF ALL BONDS TO BE OUTSTANDING IMMEDIATELY FOLLOWING THIS AMENDMENT AND RESTATEMENT BECOMING EFFECTIVE DOES NOT EXCEED SIXTY PER CENT (60%) OF THE COST OF THE BONDED PROPERTIES TO BE SUBJECT TO THE LIEN OF THIS INDENTURE IMMEDIATELY FOLLOWING THIS AMENDMENT AND RESTATEMENT BECOMING EFFECTIVE THEN THE INDENTURE OF MORTGAGE AND DEED OF TRUST AS SUPPLEMENTED OR AMENDED THROUGH FEBRUARY 28, 1987 IS HEREBY AMENDED AND RESTATED EFFECTIVE THE DATE OF SUCH OFFICERS' CERTIFICATE TO READ IN ITS ENTIRETY, SUBJECT TO AMENDMENTS, DELETIONS OR REVISIONS, IF ANY, APPLICABLE TO THIS AMENDMENT AND RESTATEMENT AFTER MARCH 1, 1987, TO READ AS FOLLOWS:

     INDENTURE OF MORTGAGE AND DEED OF TRUST, dated as of the 1st day of March, 1944, between MICHIGAN CONSOLIDATED GAS COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Michigan (hereinafter called the "Company"), party of the first part, and CITY BANK FARMERS TRUST COMPANY to which on the date of the Twenty-ninth Supplemental Indenture hereto CITIBANK, N.A., a national banking association incorporated and existing under and by virtue of the laws of the United States of America, having an office at 111 Wall Street in the Borough of Manhattan, The City of New York, New York is successor (hereinafter called the "Trustee"), and RALPH E. MORTON to whom on the date of the Twenty-ninth Supplemental Indenture hereto ROBERT T. KIRCHNER, residing at 65-24 79th Place, Middle Village, New York is successor (hereinafter called the "Individual Trustee"), parties of the second part (the Trustee and Individual Trustee being hereinafter together referred to as the "Trustees"):

     WHEREAS, the Company is authorized by law, and deems it necessary from time to time, to borrow money for its proper corporate purposes, and to that end, in exercise of said authority, has duly authorized and directed the issue of its bonds, not limited in aggregate principal amount except as otherwise hereinafter provided, to be known as its First Mortgage Bonds, to be issued in one or more series, the bonds of each series to bear such date, to mature on such date or dates, to bear such rate or rates of interest and to contain such other specifications and provisions as are hereinafter in this Indenture provided or permitted, the bonds of each series to be issuable originally either as coupon bonds registrable as to principal and/or as registered bonds without coupons, as the Company shall elect; and in order to secure the payment of the principal of, and interest on, the bonds, to provide for the authentication thereof by the Trustee and to establish and declare the terms and conditions upon which the bonds are to be issued, received and held, the Company has duly authorized and directed the execution and delivery of this Indenture; and

     WHEREAS, the bonds, the coupons to be attached to the coupon bonds and the certificate of the Trustee to be borne by the bonds, are to be substantially in the following forms, respectively, with such appropriate omissions, insertions and variations as are in this Indenture or in any indenture supplemental hereto provided or permitted:

                          [GENERAL FORM OF COUPON BOND]
                        MICHIGAN CONSOLIDATED GAS COMPANY
                               FIRST MORTGAGE BOND

$.................                                           No.................

     MICHIGAN CONSOLIDATED GAS COMPANY (hereinafter called the "Company"), a corporation of the State of Michigan, for value received, hereby promises to pay to bearer, or, if this bond be registered as to principal, to the registered owner hereof, on ............, at ............ in ............ the sum of
 ............. Dollars ($.............) in lawful money of the United States of
America, and to pay interest thereon from ............... at the rate of ......
per cent (......%) per annum, in like lawful money, payable ........... at
 ........... in ........... on the ........... day of ......... and on the . .
 ....... day of ......... in each year until the Company's obligation with respect to the payment of such principal sum shall be discharged as provided in the indentures hereinafter mentioned, but only, in the case of interest due on or before the maturity date, upon presentation and surrender of the interest coupons therefor hereto attached as they severally mature.

     This bond is one, of the series hereinafter specified, of the bonds of the Company (herein called the "bonds") known as its "First Mortgage Bonds," issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the supplemental indenture dated
as of           , called the "Indenture") dated as of March 1,

1944, duly executed by the Company to City Bank Farmers Trust Company, (Citibank, N.A., as successor trustee, herein called the "Trustee") and Ralph E. Morton (Robert T. Kirchner, as successor individual trustee, herein called the "Individual Trustee"), Trustees, to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the bonds are, and are to be, secured, and the rights of the bearers or registered owners of the bonds and of the Trustees in respect of such security. This bond is one of a series entitled
 ...................................................

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Indenture may be modified or altered, with certain exceptions as provided in the Indenture, by affirmative vote of the holders of at least sixty per cent (60%) in principal amount of the bonds then outstanding under the Indenture and, if the rights of the holders of one or more, but less than all, series of bonds then outstanding are to be adversely affected, then by affirmative vote of the holders of at least sixty per cent (60%) in principal amount of those bonds then outstanding so to be adversely affected.

     In case an event of default as defined in said Indenture shall occur, the principal of this bond may become or be declared due and payable in the manner, with the effect, and subject to the conditions provided in said Indenture.

     This bond is transferable by delivery unless registered as to principal on the books of the Company at the office or agency of the Company in
 ............., such registration to be noted hereon. After such registration, no transfer shall be valid unless made upon said books by the registered owner in person, or by an attorney duly authorized in writing, and similarly noted hereon; but this bond may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored, after which this bond may again from time to time be registered or made transferable to bearer as before. Such registration, however, shall not affect the negotiability of the coupons for interest hereto attached, which shall always be payable to bearer and transferable by mere delivery.

     No recourse shall be had for the payment of the principal of, or the interest on, this bond, or for any claim based hereon or otherwise in respect hereof or of said Indenture, against any incorporator, any subscriber, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, subscribers, stockholders, directors or officers being waived and released by every bearer or registered owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of said Indenture.

     Neither this bond nor any of the annexed interest coupons shall be valid or become obligatory for any purpose unless and until the certificate hereon shall have been executed by the Trustee or its successor in trust under said Indenture.

     IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this bond to be signed in its name by its Chairman, Chief Executive Officer, President, Vice Chairman or one of its Vice Presidents, by signature or facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or an Assistant Secretary, by signature or facsimile thereof, and coupons for said interest bearing the facsimile signature of its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary to be hereunto attached.

DATED:

                                     MICHIGAN CONSOLIDATED GAS COMPANY


                                     BY ........................................

ATTEST:

 .......................................

                        [GENERAL FORM OF INTEREST COUPON]

No ................                                           $ ................

     On the ........ day of ...................... unless the bond hereinafter mentioned shall have previously become due and payable, upon surrender of this coupon, MICHIGAN CONSOLIDATED GAS COMPANY will pay to bearer, at .......... in
 .............................. Dollars ($...........) in lawful money of the
United States of America, being .................... months' interest then due on its First Mortgage Bond, ............ , No ..............

                                            ....................................

                [GENERAL FORM OF REGISTERED BOND WITHOUT COUPONS]

                        MICHIGAN CONSOLIDATED GAS COMPANY

                               FIRST MORTGAGE BOND

$ ................                                           No ................

     MICHIGAN CONSOLIDATED GAS COMPANY (hereinafter called the "Company"), a corporation of the State of Michigan, for value received, hereby promises to pay to ............. or registered assigns, on ............. , at
 .............................. in ............................... the sum of
 ............ .......... Dollars ($ ...................... ) in lawful money of
the United States of America, and to pay interest thereon from                 ,
if the date of this bond is prior to         or, if the date of this bond is on
or after           , from the              or              next preceding the
date of this bond (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of ....
per cent (....%) per annum, in like lawful money, payable ............. at
 ............ in ............ on the ........... day of ............ and on the
 ........... day of ................ in each year until the Company's obligation with respect to the payment of such principal sum shall be discharged as provided in the indentures hereinafter mentioned.

     [The following provision may be included here at the Company's option: provided, however, if the date hereof is after any record date, as hereinafter provided, with respect to any interest payment date and prior to such interest payment date, then interest shall be payable only from such interest payment date unless the Company shall default in the payment of the interest due on such interest payment date, in which case interest shall be payable from the next preceding interest payment date to which interest has been paid, or, if no such interest has been paid on the bonds, from .........

     The interest so payable on any interest payment date will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business
(whether or not a business day) on the ........ or ........ (herein called
"record dates"), as the case may be, next preceding such interest payment date.] At the option of the Company, interest may be payable by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

     [The provisions hereinafter indicated for the reverse of the bond may instead be inserted here. Otherwise, the following statement shall be included here if provisions are continued on the reverse of the bond: ADDITIONAL PROVISIONS OF THIS BOND ARE SET FORTH ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.]

     This bond shall not be valid or become obligatory for any purpose, unless and until the certificate herein shall have been executed by the Trustee or its successor in trust under said Indenture.

     IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this bond to be signed in its name by its Chairman, Chief Executive Officer, President, Vice Chairman or one of its Vice Presidents, by signature or facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or an Assistant Secretary, by signature or facsimile thereof.

 DATED:

                                     MICHIGAN CONSOLIDATED GAS COMPANY

                                     By ........................................

Attest:

 ......................................

                [GENERAL FORM OF REGISTERED BOND WITHOUT COUPONS]
                                    (REVERSE)
                        MICHIGAN CONSOLIDATED GAS COMPANY

     This bond is one, of the series hereinafter specified, of the bonds of the Company (herein called the "bonds") known as its "First Mortgage Bonds," issued and to be issued in one or more series under, and all equally and ratably secured by, an Indenture of Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the supplemental indenture dated
as of           , called the "Indenture") dated as of March 1, 1944, duly
executed by the Company to City Bank Farmers Trust Company (CITIBANK, N.A., as successor trustee, herein called the "Trustee") and Ralph E. Morton (Robert T. Kirchner as successor individual trustee, herein called the "Individual Trustee"), Trustees, to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the bonds are, and are to be, secured, and the rights of the bearers or registered owners of the bonds and of the Trustees in respect of such security. This bond is one of a series entitled
 .............................................

     With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Indenture may be modified or altered, with certain exceptions as provided in the Indenture, by affirmative vote of the holders of at least sixty per cent (60%) in principal amount of the bonds then outstanding under the Indenture and, if the rights of the holders of one or more, but less than all, series of bonds then outstanding are to be adversely affected, then by affirmative vote of the holders of at least sixty per cent (60%) in principal amount of those bonds then outstanding so to be adversely affected.

     In case an event of default as defined in said Indenture shall occur, the principal of this bond may become or be declared due and payable in the manner, with the effect, and subject to the conditions provided in said Indenture.

     This bond is transferable by the registered owner hereof in person, or by an attorney duly authorized in writing, at the office or agency of the Company in ................., upon surrender and cancellation of this bond, and upon any such transfer a new registered bond, without coupons, of the same series and maturity for the same aggregate principal amount will be issued to the transferee in exchange herefor.

     No recourse shall be had for the payment of the principal of, or the interest on, this bond, or for any claim based hereon or otherwise in respect hereof or of said Indenture, against any incorporator, any subscriber, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, subscribers, stockholders, directors or officers being waived and released by every owner hereof by the acceptance of this bond and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of said Indenture.

                  [FORM OF TRUSTEE'S CERTIFICATE ON ALL BONDS]

     This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture.

                                       CITIBANK, N.A., as Trustee,

                                       By ......................................
                                                              Authorized Officer

     AND WHEREAS, all acts and things required by law and by the articles of incorporation and the by-laws of the Company necessary to make this Indenture, when duly executed and delivered, a valid and binding mortgage and deed of trust for the security of all bonds duly issued hereunder have been done and performed; and the execution and delivery of this Indenture have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of and interest on all bonds at any time outstanding under this Indenture according to their tenor, purport and effect, and the performance and observance of all the covenants and conditions therein and herein contained, and to declare the terms and conditions upon and subject to which said bonds are secured and to be secured, and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of said bonds by the holders thereof, and of the sum of One Dollar, lawful money of the United States of America, to the Company duly paid by the Trustees at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Indenture and has granted, bargained, sold, aliened, granted a security interest in, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, grant a security interest in, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Citibank, N.A. (successor to City Bank Farmers Trust Company) and Robert T. Kirchner (successor to Ralph E. Morton), as Trustees, and to their successors in trust and to their assigns, forever, all of the property of the Company, real and personal, of every kind and character described below (other than the excepted property hereinafter referred to and defined) including the following:

                                     FIRST.

     All the real estate of the Company located in the State of Michigan described in the Indenture of Mortgage dated as of March 1, 1944 as it was recorded in 1944 and the supplemental indentures thereto all as recorded prior to the effective date of this amendment and restatement except for any such real estate that has been released from the lien hereof in any deed executed by the Trustees pursuant to the provisions of the Indenture as amended and supplemented.

                                     SECOND.

     All pipelines of the Company located in the State of Michigan, including all transmission lines and lateral lines, together with all easements and rights-of-way for constructing, maintaining, replacing and operating the same, and all pipes, structures, compressors, valves, regulators, services, meters, machinery, fixtures, equipment and apparatus comprising or appurtenant to said transmission lines and lateral lines, including those described in the Indenture of Mortgage dated as of March 1, 1944 as it was recorded in 1944 and the supplemental indentures thereto all as recorded prior to the effective date of this amendment and restatement and except for any such pipeline that has been released from the lien hereof in any deed executed by the Trustees pursuant to the provisions of the Indenture as amended and supplemented.

                                     THIRD.

     All gas manufacturing plants and gas transmission and distribution systems of the Company located in the State of Michigan, including all and singular the gas works, stations, substations, offices, repair shops, buildings, structures, holders, retorts, purifiers, scrubbers, tanks, boilers, machinery, engines, pumps, compressors, pipes, mains, conduits, valves, regulators, services, meters, fixtures, tools, equipment, apparatus and other property comprising or appurtenant to said gas manufacturing plants and gas transmission and distribution systems.

                                     FOURTH.

     All franchises, all rights to construct, maintain and operate systems for the distribution and transmission of gas in the State of Michigan, and all easements, rights-of-way, permits, consents, privileges and licenses of the Company related thereto.

                                     FIFTH.

     Also all other property of the Company, real and personal, of every kind and character used or useful for or to be used in the business of manufacturing, producing, generating, purchasing, transmitting, distributing or supplying gas, electricity, steam or water for any purpose and wheresoever situated in the States of Michigan, Ohio or Indiana, except property of the character hereinafter referred to and defined as excepted property.

                                     SIXTH.

     Also all gas utility property, real and personal, of every kind and character described above, and wheresoever situated in the State of Michigan (except property of the character hereinafter referred to and defined as excepted property), which may be hereafter acquired or possessed by the Company, subject, however, to the provisions of Article XIII.

                                    SEVENTH.

     And also all property which at any time after March 1, 1987, by delivery or by an indenture supplemental hereto, may be expressly conveyed, mortgaged or pledged to the Trustees hereunder, or either of them, by the Company or by a successor corporation, or by anyone on the Company's behalf and with its written consent as and for additional security hereunder; the Trustees and each of them being hereby authorized at any and all times to accept and receive any such conveyance, mortgage, pledge or delivery and to hold and apply any such property upon and subject to the terms and provisions hereof or of any such supplemental indenture.

                                     EIGHTH.

    Together with all and singular the tenements, hereditaments and appurtenances belonging or in anyway appertaining to the property hereby granted or intended so to be; and the reversion and reversions, remainder and remainders, incomes, rents, issues, proceeds and profits thereof; and all of the estate, right, title, interest and claim whatsoever of the Company in and to the same and every part and parcel thereof, excepting always property hereinafter excepted and excluded from the lien hereof.

                               EXCEPTED PROPERTY.

    Expressly excepting and excluding, however, from this Indenture and from the lien and operation hereof all the following-described property whether now owned or hereafter acquired by the Company:


        A. All shares of stock and certificates or evidences of interest therein, all bonds, notes and other evidences of indebtedness or certificates of interest therein, all other securities, all bills, notes and accounts receivable, cash on hand or in banks, judgments, demands and general intangibles, choses in action and all contracts and operating agreements, now owned or hereafter acquired or possessed by the Company and which, or the proceeds of which, are not hereby or hereafter specifically mortgaged and pledged hereunder or required so to be.


        B. All property and franchises of any other corporation of whatever character, securities whereof, or obligations secured by lien upon the properties and franchises whereof, may be now owned or hereafter acquired or possessed by the Company, notwithstanding the fact that the Company may own or hereafter acquire all or substantially all of the securities issued by or secured by lien upon property of any such corporation or that any such corporation may be incorporated or organized at the instance of, or for the account of, the Company.


        C. All goods, wares, merchandise, equipment, materials and supplies manufactured or otherwise acquired for the purpose of resale or lease or for consumption in the ordinary course of business or in the operation of any properties of the Company, or held in advance of use thereof for fixed capital purposes, and all leases.

        D. All gas (including but not limited to volumes of gas necessary to maintain minimum pressures required for the operation of storage fields, sometimes referred to as "base gas"), by-products of gas, electricity, steam, water and oil, and any natural gas lands, wells, royalties, or rights or interests therein, or natural gas gathering lines or other works or property used in the production of natural gas.

        E. All automobiles, trucks, and other transportation equipment.

        F. All property of the Company in Earth's orbit or otherwise in space.

        G. All oil rights under gas and/or oil leases.

        H. All the interest of the Company in Lots 5, 6, 7, 8, 9, 10, 11, 12, and a portion of Lots 4 and 13, Fraser's Section of part of the Chene Farm, Detroit, Wayne County, Michigan, record title to said premises being in Union Trust Company, a Michigan corporation, by virtue of a deed recorded in the office of the Register of Deeds for Wayne County in Liber 1591 of Deeds, page 6.

    All securities, properties and franchises so excepted and excluded, or during the time and to the extent so excepted and excluded, are elsewhere in this Indenture sometimes referred to collectively as "excepted property". If, upon the happening and continuance of an event of default as defined in Section
9.01 hereof, the Trustees or either of them or any receiver appointed hereunder shall enter upon and take possession of the mortgaged property, the Trustees or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the excepted property described herein then on hand, and not then subject to a lien or encumbrance, which is used or useful in connection with the business of the Company, and use and administer the same, to the extent permitted by law, to the same extent as if such property were then made part of the mortgaged property, unless and until such event of default shall be remedied or waived and possession of the mortgaged property restored to the Company, its successors or assigns.

    The Company, however, expressly reserves the power at any time and from time to time, by indenture supplemental hereto, to subject to the lien and operation of the indenture any part or all of the securities, property and franchises so excepted and excluded from the lien and operation hereto, upon such terms and conditions and subject to such restrictions, limitations and reservations as it may determine.

    TO HAVE AND TO HOLD the trust estate unto the Trustees, and their successors and assigns, to and for the proper use and benefit of the Trustees, and their successors and assigns forever:

    SUBJECT, HOWEVER, to the exceptions and reservations and matters hereinabove recited; to existing leases and railroad trackage agreements; to alleys, streets and highways that may run across or encroach upon said lands; to easements, rights-of-way, reservations and restrictions existing by operation of law or otherwise, over, under, upon or against the trust estate; to mortgages, encumbrances or other liens existing at the date of acquisition on properties and franchises acquired after the date of delivery of this Indenture; to purchase money mortgages upon properties and franchises, acquired after the date of delivery of this Indenture, created by the Company at the time of acquisition of such properties and franchises; and to permissible encumbrances, as the term "permissible encumbrances" is defined in Article I hereof.

    IN TRUST NEVERTHELESS, for the equal and proportionate use, benefit and security of all present and future holders of the bonds and coupons issued and to be issued under this Indenture, and for the enforcement of the payment of said bonds and coupons when payable according to their tenor, purport and effect, and to secure the performance of and compliance with the covenants and conditions of said bonds and coupons and of this Indenture, without preference, priority or distinction as to lien or otherwise, except as otherwise hereinafter provided, of any one bond or coupon over any other bond or coupon, or of the bonds or coupons of any particular series over the bonds or coupons of any other series, by reason of priority in the time of issue, sale or negotiation thereof or by reason of the purpose of issue or otherwise howsoever, so that, except as aforesaid, each and every bond issued and to be issued hereunder shall have the same right, lien and privilege under and by virtue of this Indenture, and so that, except as aforesaid, the principal of and interest on all bonds shall be equally and proportionately secured hereby, as if all such bonds at any time outstanding had been duly issued, sold and negotiated simultaneously with the delivery of this Indenture, and for the same consideration; it being intended that the lien and security of this Indenture as to all bonds issued and to be issued hereunder shall take effect from the day of the delivery hereof, without regard to the time of the actual issue, sale or disposition of said bonds, and as though upon said date all of said bonds had been sold and delivered to and were in the hands of bona fide purchasers thereof for value;

    PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of all bonds outstanding hereunder the principal and interest (and premium, if any) to become due in respect thereof at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in the bonds and coupons and in this Indenture expressed as to be kept, performed and observed by or on the part of the Company according to the true intent and meaning of this Indenture, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to remain in full force and effect.

    And it is hereby covenanted, declared and agreed by and between the parties hereto that all of said bonds, with the coupons, if any, for interest thereon, are to be executed, authenticated, issued and held, and that the trust estate is to be held by the Trustees, upon and subject to the further covenants, conditions, uses and trusts hereinafter set forth, viz.:


                                   ARTICLE I.

                                  DEFINITIONS.

    For all purposes of this Indenture and of all indentures supplemental hereto now or hereafter entered into in accordance with the provisions hereof, the definitions contained in and the methods of computation. prescribed by this
Article I shall be applied, unless the context otherwise requires or unless any such supplemental indenture shall otherwise provide. Unless otherwise defined in this Indenture, all terms used in those provisions of this Indenture which are required to be inserted in an indenture to be qualified under the Trust Indenture ACT of 1939 shall have the meaning, if any, assigned to such terms in said Act, unless the context otherwise requires.

    The accounting terms used in this Indenture shall be construed in accordance with generally accepted accounting principles and practices in use at the time by companies operating like properties or, at the option of the Company, from time to time, in accordance with generally accepted accounting principles and practices in use at the effective date of this Amendment and Restatement of the Indenture as hereinafter defined.

    The acceptance by the Trustee of any document, the signer of which is required by some provision hereof to be approved by the Trustee, shall be sufficient evidence of its approval of the signer within the meaning of this Indenture.

    Every request or application by the Company for action by the Trustee under any of the provisions of this Indenture shall be accompanied by an officers' certificate and the opinion of counsel to the extent provided for in Section
17.07 hereof.

Accountant:

    The term, "accountant," shall mean an individual or a co-partnership or a corporation engaged in the accounting profession, whether or not employed by or in any way affiliated with the Company, or an individual employed by the Company in the capacity of accountant.

Accountant's Certificate:

    The term, "accountant's certificate," shall mean a certificate signed by the Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President of the Company or by any other officer selected by the Board of Directors and by an accountant acceptable to the Trustee.

Acquired Plant or System:

    The term, "acquired plant or system," shall mean any property purchased or acquired by the Company after December 31, 1943, which within six months prior to the date of purchase or acquisition thereof by the Company has been used or operated, by others other than the Company, in a business similar to that in which it had been or is to be used or operated by the Company.

Additional Bonds:

    The term, "additional bonds," shall mean bonds authorized hereunder, of the initial series known as First Mortgage Bonds, 3-1/2 % Series due 1969, or of any other series, hereafter duly authenticated and delivered pursuant to the provisions of Sections 3.03, 3.04, 3.05 and/or 3.06 hereof.

Affiliate:

    The term, "affiliate," when used with reference to the Company, shall mean any person or corporation controlling, controlled by, or under direct or indirect common control with, the Company, and when used with reference to an obligor under this Indenture or upon the bonds other than the Company, shall mean any person or corporation controlling, controlled by, or under direct or indirect common control with, such obligor.

Appraiser:

    The term, "appraiser," shall mean an individual or a co-partnership or a corporation engaged in the business of appraising property or competent to determine the value of the particular property in question, whether or not employed by or in any way affiliated with the Company.

Appraiser's Certificate:

    The term, "appraiser's certificate," shall mean a certificate signed by an appraiser appointed by the Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President of the Company or any other officer selected by the Board of Directors and acceptable to the Trustee.

Authorized Detroit Newspaper:

    The term, "authorized detroit newspaper," shall mean any newspaper published on each business day, whether or not published on Saturdays, Sundays or holidays, printed in the English language, and of general circulation in the City of Detroit, Michigan. In the event that successive weekly publications in an authorized Detroit newspaper are required hereunder they may be made' (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different authorized Detroit newspapers. In case, by reason of the suspension of publication of any authorized Detroit newspaper, or by reason of any other cause, it shall be impractical without extraordinary expense to make publication of any notice in an authorized Detroit newspaper as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in an authorized Detroit newspaper.

Authorized New York Newspaper:

    The term, "authorized New York newspaper," shall mean any newspaper published on each business day, whether or not published on Saturdays, Sun-days or holidays, printed in the English language, and of general circulation in the Borough of Manhattan, The City of New York, New York. In the event that successive weekly publications in an authorized New York newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different authorized New York newspapers. In case, by reason of the suspension of publication of any authorized New York newspaper, or by reason of any other cause, it shall be impractical without extraordinary expense to make publication of any notice in an authorized New York newspaper as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee SHALL be deemed the equivalent of the required publication of such notice in an authorized New York newspaper.

Board of Directors-Board:

    The term, "Board of Directors," or "Board" shall mean the Board of Directors of the Company or any authorized committee of the Board of Directors.

Bonded:

    The term, "bonded," when used with reference to property, PROPERTY additions, bonds or prior lien bonds, shall mean any such property, property additions, bonds or prior lien bonds made by the Company the basis for the authentication and delivery of bonds or for the withdrawal of cash held by the Trustee or by the trustee or other holder of a prior lien or for the reduction of the amount of cash to be deposited with the Trustee or for the release of property from the lien hereof, under any provision of this Indenture (provided that such provision does not expressly otherwise specify). The term, "bonded," shall also include bonds and prior lien bonds purchased or retired with money or other property constituting a part of the trust estate including, but not limited to, the proceeds of insurance on property theretofore bonded. The term, "bonded," shall also include any property, property additions, bonds or prior lien bonds, if and to the extent that the terms of any indenture supplemental hereto, dated after March 1, 1987, shall so require.

     All of the properties owned by the Company on December 31, 1943, and hereby mortgaged or intended so to be, shall, for all purposes of this Indenture, be deemed to have been bonded at the date of delivery of this Indenture.

    To the extent that any property additions, bonds or prior lien bonds, certified to the TRUSTEE as the basis for any of the foregoing purposes, shall be in excess of the amount of property additions, bonds or prior lien bonds required for the particular purpose, such excess property additions, bonds or prior lien bonds shall not be deemed to be bonded, or shall be only partially bonded to the extent so used. For the purpose of determining which property additions certified to the Trustee represent any such excess, such excess shall be deemed to be represented by the property additions most recently purchased, constructed or otherwise acquired and included in the certificate.

    The term, "theretofore bonded," when used in any provision of this Indenture with reference to property, property additions, bonds or prior lien bonds, shall mean any such property, property additions, bonds, or prior lien bonds - bonded prior to and remaining bonded at the particular time under any provision of this Indenture, or bonded contemporaneously under any provision of this Indenture.

Bondholders:

    The term, "bondholders," or, "holders of the bonds," or, "holders," shall mean the bearers of any coupon bonds outstanding hereunder, the ownership of which is not at the time registered as to principal; the registered owners of any coupon bonds outstanding hereunder which are at the time duly registered as to principal; and the registered owners of any registered bonds without coupons outstanding hereunder.

    Any reference to a particular percentage or proportion of the bondholders, or to a particular percentage or proportion of the holders of bonds of a particular series, shall mean the holders at the particular time of the specified percentage or proportion in aggregate principal amount of all bonds then outstanding under this Indenture, or of all bonds of the particular series then outstanding under this Indenture, as the case may be, exclusive of bonds or of bonds of the particular series, as the case may be, owned by the Company, whether or not theretofore issued, or by any obligor upon the bonds, or by any affiliate of the Company or of such obligor, and whether held in the treasury of the Company or of such obligor or affiliate or pledged to secure any indebtedness; provided, however, that where such reference is made in connection with the protection of the Trustees in acting upon the direction or consent of a specified proportion of bondholders, such bonds shall be excluded only if known to the Trustees to be so owned; and provided further, that bonds . so pledged may be regarded as outstanding for the purposes of this paragraph if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such bonds and that the pledgee is not an obligor upon the bonds or an affiliate of the Company or of such obligor.

Bonds:

    The term, "bond," or, "bonds," shall mean any bond or all the bonds, as the case may be, authenticated and delivered under this Indenture.

    The term, "outstanding under this Indenture," "outstanding under the Indenture," or, "outstanding hereunder," when used with reference to bonds, shall mean all bonds authenticated and delivered under this Indenture, except

        A. bonds cancelled prior to the particular time;

        B. bonds held by the Trustee for the purpose of any sinking fund or analogous fund for the retirement of bonds for which provision may be made in any indenture supplemental hereto, unless otherwise provided in such supplemental indenture;

        C. "redeemed bonds" as hereinafter defined; and

        D. bonds in lieu of and in substitution for which other bonds shall have been authenticated and delivered pursuant to the terms of Section 2.08 hereof.

Certified Resolution:

    The term, "certified resolution," shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary Of the Company, under its corporate seal, to have been duly adopted by the Board.

Company:

    The term, "Company," shall mean the party of the first part hereto, MICHIGAN CONSOLIDATED GAS COMPANY, and, subject to the provisions of Article XIII hereof, shall include its successors and assigns.

Counsel:

    The term,"counsel,"shall mean counsel (who may be of counsel for the Company) appointed by the Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President of the company or any other officer selected by the Board of Directors and acceptable to the Trustee.

Coupons:

    The term, "coupon," or "coupons," shall mean any interest coupon or all the interest coupons, as the case may be, appertaining to the bonds.

Engineer:

         The term, "engineer," shall mean an individual or a co-partnership or a corporation engaged in the engineering business, whether or not employed by or in any way affiliated with the Company, or an individual employed by the Company in the capacity of engineer.

Engineer's Certificate:

    The term, "engineer's certificate," shall mean a certificate signed by the Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President of the Company and by an engineer acceptable to the Trustee.

Event of Default:

         The term, "event of default," shall mean any event of default specified in Section 9.01 of this Indenture, continued for the period of time, if any, therein designated.

Indenture:

         The term, "Indenture," shall mean this instrument and all indentures supplemental hereto. All references to "herein" shall mean in this Indenture or in any indenture supplemental hereto.

Independent Accountant:

    The term, "independent accountant," shall mean an individual, co-partnership or corporation, engaged in the accounting profession, who or which is in fact independent and, in the case of an individual, who is not a director, officer or employee of the Company or of an affiliate of the Company or of any other obligor under this Indenture or upon any of the bonds, and, in the case of a co-partnership or corporation, which is not an affiliate of the Company or of any other obligor under this Indenture or upon any of the bonds and which does not have a partner, director or officer who is a director, officer or employee of the Company or of any affiliate of the Company or of any such obligor, whether or not such individual, co-partnership or corporation is regularly retained by the Company or by any affiliate of the Company or by such other obligor.

Independent Accountant's Certificate:

    The term, "independent accountant's certificate," shall mean a certificate or opinion signed by an independent accountant appointed by the Chairman,

Chief Executive Officer, President, Vice Chairman or a Vice President of the Company or any other officer selected by the Board of Directors and approved by the Trustee in the exercise of reasonable care

Independent Appraiser:

    The term, "independent appraiser," shall mean an individual, co-partnership or corporation, engaged in the business of appraising property or otherwise competent to determine the value of the particular property in question, who or which is in fact independent and, in the case of an individual, who is not a director, officer or employee of the Company or of an affiliate of the Company or of any other obligor under this Indenture or upon any of the bonds, and, in the case of a co-partnership or corporation, which is not an affiliate of the Company or of any other obliger under this Indenture or upon any of the bonds and which does not have a partner, director or officer who is a director, officer or employee of the Company or of any affiliate of the Company or of any such obligor, whether or not such individual, co-partnership or corporation is regularly retained by the Company or by any affiliate of the Company or by such other obligor.

Independent Appraiser's Certificate:

    The term, "independent appraiser's certificate," shall mean a certificate signed by an independent appraiser appointed by the Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President of the Company or any other officer selected by the Board of Directors and approved by the Trustee in the exercise of reasonable care.

Independent Engineer:

    The term, "independent engineer," shall mean an individual, co-partnership or corporation, engaged in the engineering business, who or which is in fact independent and, in the case of an individual, who is not a director, officer or employee of the Company or of an affiliate of the Company or of any other obligor under this Indenture or upon any of the bonds, and, in the case of a co-partnership or corporation, which is not an affiliate of the Company or of any other obliger under this Indenture or upon any of the bonds and which does not have a partner, director or officer who is a director, officer or employee of the Company or of any affiliate of the Company or of any such obligor, whether or not such individual, co-partnership or corporation is regularly retained by the Company or by an affiliate of the Company or by such other obligor.

Independent Engineer's Certificate:

    The term, "independent engineer's certificate," shall mean a certificate signed by an independent engineer appointed by the Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President of the Company or any other officer selected by the Board of Directors and approved by the Trustee in the exercise of reasonable care.

Lien of this Indenture:

    The terms, "lien hereof," and, "lien of this Indenture," shall mean the lien created by these presents (including the after-acquired property clauses hereof) and the lien created by any subsequent conveyance to the Trustees hereunder or otherwise (whether made by the Company or any other corporation or any individual or co-partnership) effectively constituting any property a part of the security held by the Trustees for the benefit of all bonds outstanding hereunder.

Mortgaged Property--Trust Estate:

    The terms, "mortgaged property," and, "trust estate," shall mean as of any particular time the property which at said time is subject or intended to be subject to the lien of this Indenture, whether such lien be created by these presents (including the after-acquired property clauses hereof) or by subsequent conveyance or delivery to or pledge with the Trustees hereunder or otherwise.

Net Property Additions:

    The term, "net property additions," as of any particular date shall mean the excess of the cost or fair value (whichever is less) of all property additions of the Company, certified to the Trustee pursuant to any of the provisions of this Indenture as of such date, over the original cost or over the cost or fair value (whichever is less), as the case may be (computed in accordance with the definition of property retirements), of all property retirements of the Company certified to the Trustee as of such date pursuant to any provision of this Indenture (provided that such provision does not expressly otherwise specify).

    In the computation of "net property additions not theretofore bonded" for any purpose of this Indenture, only property additions not theretofore bonded shall be included. Property additions which shall have been retired or which shall have been released from the lien of this Indenture without in either event having become bonded, shall be excluded in determining the amount of property additions and property retirements.

Officers' Certificate:

    The term "officers' certificate," shall mean a certificate signed by the Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company.

Order of the Company--Request of the Company:

    The terms, "order of the Company," and, "request of the Company," shall mean, unless the context otherwise indicates, an instrument in writing signed by the Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President of the Company, or by any other officer selected by the Board of Directors.

Original Cost:

    The term, "original cost," when used with reference to property, shah mean the cost of such property to the person first devoting it to public service, or, in the case of property not devoted to public service, the cost thereof to the Company.

Permissible Encumbrances:

    The term, "permissible encumbrances," shall mean at any particular time A.taxes, assessments or governmental charges not delinquent, B. taxes, assessments or governmental charges, already due, but the validity of which is being contested at the time by the Company in good faith, C. liens created by others than the Company on property with respect to which the Company owns easements, leases or rights-of-way for gas, steam or water mains, pipes, pipe lines or equipment or for electric transmission or distribution lines, or leases or other rights for natural gas production purposes, D. undetermined liens or charges incidental to construction, E. liens 1. of any judgments in an aggregate amount of not in excess of one per cent (1%) of the aggregate principal amount of the bonds outstanding hereunder at the time of the creation of such lien in personal injury, workers' compensation or death cases or for damages to property, or 2. in respect of judgments or awards with respect to which the Company shall in good faith concurrently be prosecuting an appeal or proceedings for review, or 3. of any judgment in respect of which moneys in the amount of the judgment have been deposited with the Trustee to be withdrawn only as provided in Section 8.01 hereof, F. easements, rights-of-way, exceptions, reservations or restrictions, ,and agreements for the joint or common use of property, which do not materially impair the use of the affected property in the operation of the business of the Company, G. the right reserved to, or vested in, any municipality or public authority by the terms of any franchise, grant, license or permit, or by any provision of law, to terminate such franchise, grant, license or permit or to purchase or appropriate or recapture or to designate a purchaser of any of the mortgaged property, or to demand and collect from the Company any tax or other compensation for the use of streets, alleys or other public places, H. rights reserved to, or vested in, any municipality or public authority to use, control, remove or regulate any property of the Company, I. zoning laws and ordinances, J. possible adverse rights or interests and inconsequential defects or irregularities in title which, in the opinion of counsel, may be properly disregarded, K. any liens securing indebtedness, neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for right-of-way, lease or similar purposes, L. rights reserved to or vested in others to take or receive any part of the gas, power, oil or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Company, and M. any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority applying to the property or facilities of the Company.

Prior Lien:

    The term, "prior lien," shall mean a mortgage or other lien prior to the lien of this Indenture (excepting the liens of permissible encumbrances) existing at any particular time upon any property additions then or theretofore bonded under any provision of this Indenture.

Prior Lien Bonds:

    The term, "prior lien bonds, " shall mean bonds, obligations or indebtedness secured by prior liens.

    The term, "outstanding," when used with reference to prior lien bonds, shall mean as of any particular time all prior lien bonds theretofore authenticated and delivered by the trustee of the mortgage or other lien securing the same and/or, if there be no such trustee, all prior lien bonds theretofore issued and delivered by the maker of such mortgage or other lien, except:

        A. prior lien bonds theretofore cancelled;

        B. prior lien bonds held in pledge hereunder;

        C. prior lien bonds held in pledge by the trustee or other holder of the mortgage or other lien securing such prior lien bonds or other prior lien bonds, or for the purpose of any sinking fund or analogous fund for the retirement of bonds, for which provision may have been made in the instrument evidencing such mortgage or other lien;

        D. redeemed prior lien bonds, as hereinafter defined, and prior lien bonds for the purchase of which moneys in the necessary amount shall have been irrevocably deposited with the Trustee hereunder or with the trustee or other holder of the mortgage or other lien securing such prior lien bonds or other prior lien bonds (whether upon or prior to maturity or upon or prior to the redemption date of such prior lien bonds); and

        E. lost, stolen, mutilated or destroyed prior lien bonds in lieu of, and in substitution for, which other prior lien bonds shall have been issued.

Property Additions:

    The term, "property additions," shall mean any new or additional property, real or personal (including acquired plants or systems and separate and distinct units, plants, systems and properties) purchased, constructed or otherwise acquired by the Company and permanent improvements, extensions or additions (including in these terms equipment and appliances) to or about the plants or properties of the Company, and in every case subject to the lien hereof, in the opinion of counsel for the Company, and located in the United States of America or the Dominion of Canada and purchased, constructed or otherwise acquired by the Company after December 31, 1943 (or, in the case of materials and supplies, held on December 3 1, 1943, in advance of use thereof and installed after that date), and properly chargeable to fixed capital accounts and so charged after that date,, and in every case used or useful for or to be used in the business of manufacturing, producing, exploring for and developing, generating, purchasing, transmitting, transporting, managing the use-of, distributing or supplying energy or fuel in any form, including without limitation, gas or electricity for any purpose or of generating, manufacturing, producing, transmitting, transporting, distributing or supplying water for drinking, power, heat or other purposes or steam or hot water for power, heat or other purposes.

    "Property additions," as so defined, without limitation of the general import of such definition, shall include:

        A. Property acquired by the Company as the result of any consolidation or merger to which the Company may be a party;

        B. Permanent improvements, extensions or additions to or about the properties of the Company in the process of construction or partially completed, but only to the extent of construction made subsequent to December 31, 1943;

        C. Property purchased, constructed or otherwise acquired by the Company to renew or replace, or in substitution for, other property including old, worn out, obsolete, discontinued or abandoned property, or property which has been lost through enforcement of liens on property with respect to which the Company owns easements, rights-of-way or leases for gas, steam or water mains, pipes or pipe lines or for electric transmission or distribution lines;

        D. Movable equipment, whether or not installed on property owned by others;

        E. Easements and rights-of-way for gas, steam or water mains, pipes or pipe lines or for electric transmission or distribution lines, and any rights, permits or licenses to use or appropriate water or to overflow the land of others by the erection of dams or otherwise; and permanent improvements, extensions or additions, including mains, pipes, towers, pole, wires, vaults, conduits and equipment for transmission, distribution or pipe line purposes, to or upon any land covered by such easements or rights-of-way or such rights, permits or licenses or by leases;

        F. Permanent improvements, extensions or additions, including mains, pipes, towers, poles, wires, vaults, conduits and equipment for transmission, distribution or pipe line purposes, located or constructed on, over or under public highways, streets, alleys, bridges or other public property (including in the cost thereof any cost of paving or repaving in connection therewith);provided that the Company shall have or acquire the lawful right (which may be for a term or indeterminate or revocable at the will of the public authority having jurisdiction over such public highways, streets, alleys, bridges or other public property) for such use; and

        G. Any form of solar power satellites, space satellites, space stations and other analogous facilities whether or not in the Earth's atmosphere.

    "Property additions," as so defined, shall not include:

        AA. Good will or any leases, contracts or operating agreements;

        BB. Any shares of stock or certificates or evidences of interest therein, or any bonds, notes or other evidences of indebtedness or certificates of interest therein or any other securities;

        CC. Any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of resale or lease or for consumption in the ordinary course of business or in the operation of any properties of the Company, or held in advance of use thereof for fixed capital purposes;

        DD. Any natural gas lands, wells, leases or royalties, or rights or interests therein, or natural gas gathering lines or other works or property used in the production of natural gas;

        EE. Except as permitted by C., D., E. or F. above, any rights-of-way or easements with respect to land owned by others or improvements, extensions or additions by the Company on easements or rights-of-way or on leasehold estates or on, over or under public highways, streets, alleys, bridges or other public property;

        FF. Any automobiles, trucks or other transportation equipment; or

        GG. Any property acquired by the Company with proceeds , of any insurance on property theretofore bonded.

    The cost of any property additions shall include a sum equal to the principal amount of any outstanding prior lien bonds secured by a lien on such property additions and not theretofore included in the cost of other property additions which have been bonded. The fair value of any property additions shall be determined without any deduction for any prior liens upon such property. The cost of any property additions constructed by or for the Company shall include such allowances or charges for interest, taxes, engineering, legal expenses, superintendence, insurance, casualties and other items during construction and for intangibles as the signers of an officers' certificate filed at the particular time shall certify (1) are, in the opinion of the signers, proper in respect of the particular property additions specified in said certificate, and
(2) are not in violation of any applicable rules, regulations or orders of any public body or authority exercising supervisory authority over the accounts of the Company.

    The cost of any property additions shall mean the cost thereof to the Company and the fair value of any property additions shall mean the fair value thereof to the Company.

    If the Company shall have acquired or paid for any property additions in whole or in part through the issue or delivery of shares of stock or other securities, the portion of the cost of such property additions represented by such shares of stock or other securities shall be deemed to be the fair value in cash of any such shares of stock or other securities at the time of the issue or delivery thereof in payment for, or for the acquisition of, such property additions.

    The cost of any property additions consisting of acquired plants or systems shall be deemed to include the cost of any franchises or other rights acquired simultaneously therewith for which no separate or distinct consideration shall have been paid or apportioned. In the determination of the fair value of any such property additions, consideration shall be given to going concern value to the Company as well as to the value of the physical property acquired, but only to the extent that the signer of the certificate required by the terms of subdivision C.3. of Section 3.03 hereof shall certify is, in his opinion, reasonable and proper in respect of the particular property additions specified in said certificate.

    The fair value of property additions shall in every case, except as otherwise specifically provided herein, be determined as of a date not more than ninety days prior to the date of application to the Trustee for bonding such property additions.

Property Retirements:

    The term, "property retirements," shall mean A. property of the character of property additions owned by the Company on December 3 1, 1943, and B. property additions theretofore bonded, which, in either case, subsequent to said date, shall have worn out or been physically retired, discontinued or abandoned, whether or not renewed or replaced (but shall not include any property only temporarily out of use), or shall have been sold or otherwise disposed of, or released pursuant to Section 7.03 or 7.04 or 7.05 hereof. Property retirements shall not include any amount for the write-down or the write-off of the excess of the cost to the Company of properties acquired as entireties over the original cost of such properties, which may be required by any rule, regulation or order of any public body or authority exercising supervisory authority over the accounts of the Company.

    For the purposes of this Indenture all property retirements shall be computed at the original cost thereof (estimated, if necessary), unless such property retirements shall consist of property additions theretofore bonded, in which case such property retirements shall be computed at the zest or fair value thereof (whichever is less) as certified to the Trustee at the time of bonding such property additions (estimated, if necessary),in each case after deducting from such original cost or cost or fair value, as the case may be, 1. if the property retirements have been released pursuant to Section 7.03 hereof, the consideration received or to be received therefor or an amount equal to the fair value thereof at the time of such release (whichever is greater), or 2. if the property retirements have been released pursuant to Section 7.04 or Section 7.05 hereof, the proceeds of the property so released; provided, however, that if any property retirement is included as a property retirement in an engineer's certificate, required to be filed pursuant to any provision of this Indenture, prior to a release of such property retirement pursuant to Section 7.03 or
Section 7.04 or Section 7.05 hereof, as the case maybe, and if such property retirement shall subsequently be so released, the consideration received or to be received therefor or the fair value thereof at the time of such release (whichever is greater) or the proceeds of the property so released, as the case may be, may be deducted from the amount of any subsequent property retirements.

Publication of Notice:

    Wherever herein provision is made for publication of any notice once in each week for any period of consecutive weeks, such publications shall not be required to be made on the same day of each such week, but may be made on any day of any of such weeks, and need not be made in the same newspaper.

Redeemed Bonds and Redeemed Prior Lien Bonds:

    The term, "redeemed bonds," shall mean A. bonds which have been deemed to have been paid pursuant to a Section 16.05 Defeasance as provided for in Section
16.05 hereof and B. bonds for the payment or redemption of which cash in the necessary amount shall have been irrevocably deposited with the Trustee (whether upon or prior to the maturity or redemption date of said bonds), provided that if said bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article IV hereof provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and the term, "redeemed prior lien bonds," shall mean prior lien bonds for the payment or redemption of which cash in the necessary amount shall have been irrevocably deposited with the Trustee hereunder, or with the trustee or other holder of the mortgage or other lien securing such prior lien bonds or other prior lien bonds (whether upon, or prior to, the maturity or the redemption date of such prior lien bonds); provided that if such prior lien bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall, according to an opinion of counsel furnished to the Trustee, have been published or otherwise given as required by the mortgage or other lien securing the same, or provision satisfactory to the Trustee shall have been made for such notice.

Registered Owner:

    The term, "registered owner," shall mean the person or persons in whose name or names the particular registered bond without coupons shall be registered, or the particular coupon bond shall be registered as to principal, on the books of the Company, kept for that purpose in accordance with the terms of this Indenture.

Responsible Officers of the Trustee:

    The term, "responsible officers of the Trustee," shall mean the chairman of the board of directors, the president, every vice chairman of the board of directors, every vice president, the secretary, every assistant secretary, the treasurer, every assistant treasurer, every senior trust officer, every trust officer, every assistant trust officer and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers respectively or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

Supplemental Indenture:

    The term, "supplemental indenture," or "indenture supplemental hereto," shall mean any indenture now or hereafter duly authorized and entered into between the Company and the Trustees, in accordance with the provisions of this Indenture.

Trust Indenture Act of 1939:

    The term, "Trust Indenture Act of 1939," shall mean the Trust Indenture Act of 1939 as in effect for the time being.

Trustee--Individual Trust--Trustees:

    The term, "Trustee," shall mean Citibank, N.A., (successor to City Bank Farmers Trust Company) or its successor as trustee under this Indenture for the time being, but not the Individual Trustee, and not a co-trustee or separate trustee appointed pursuant to the provisions of Section 12.15 hereof unless otherwise provided in the instrument of appointment executed pursuant to the provisions of said Section 12.15 and then only to the extent therein provided.

    The term, "Individual Trustee," shall mean Robert T. Kirchner (successor to Ralph E. Morton) or his successor as trustee under this Indenture for the time being, but not a co-trustee or separate trustee appointed pursuant to the provisions of Section 12.15 hereof unless otherwise provided in the instrument of appointment executed pursuant to the provisions of said Section 12.15, and then only to the extent therein provided.

    The term, "Trustees," shall mean the Trustee and the Individual Trustee for the time being.

                                   ARTICLE II.

                DESCRIPTION, EXECUTION AND REGISTRATION OF BONDS.

    SECTION 2.01. The bonds issuable under this Indenture may be issued in one or more series as from time to time shall be authorized by the Board and may be provided for in an indenture or indentures supplemental hereto or in certified resolutions, and may be issued originally either as coupon bonds and/or as registered bonds without coupons as the Board shall elect. The bonds of all series shall be known generally as the "First Mortgage Bonds" of the Company, but with respect to the bonds of any particular series, the Company may add to, change or incorporate in such title, as the same may appear at the heading of such bonds and in the coupons thereto attached, the rate of interest borne by the bonds of such series, the date of maturity thereof, or any other words or figures descriptive thereof or of the security therefor, as the Board may determine. The Company may, if the Board so elects and if the Trustee approves, or if the Trustee so requests in writing and if in the opinion of counsel the general designation of the bonds as First Mortgage Bonds is not appropriate under the circumstances existing at the particular time, the Company shall, at any time from time to time change such general designation to such other general designation as may, in the opinion of counsel, be appropriate under such circumstances and not objected to by the Trustee. In the case of any such change, and until a further change, all bonds which may be authenticated and delivered thereafter pursuant to Article III hereof shall bear such new designation. If additional bonds of any particular series, of which series bonds are outstanding at the time of any such change, shall at any time thereafter be authenticated and delivered, or if any bonds bearing such new designation are authenticated and delivered thereafter pursuant to this Article II in exchange or substitution for or upon transfer of any such bonds, the Company shall provide for the exchange of all bonds of such series at the time outstanding for new bonds of like series and maturity bearing the new general designation, at the option of, but without expense to, the holders.

    The bonds of each series and the coupons to be attached to the coupon bonds shall be substantially in the forms hereinbefore recited, with such omissions, variations and insertions as are authorized in the supplemental indenture or certified resolutions of the Board creating such series and as are permitted by, or as may be required to comply with, the terms of this Indenture. The bonds of each series shall be distinguished from the bonds of each other series in such manner, either by a serial designation (which may be noted thereon) and/or in the title of the bonds of such series or otherwise, as the Board may determine. Bonds of the same series may be of different denominations, and bonds of any series may be of serial maturities and if of serial maturities may differ with respect to interest rates, redemption prices and terms of convertibility.

    The Company shall deliver certified resolutions to the Trustee or shall execute and deliver a supplemental indenture to the Trustee with respect to each series of bonds issued hereunder which shall specify the designation, terms and provisions of the bonds of such series, as herein required or permitted.
Subject to determination from time to time by <the Board, as expressed in said certified resolutions or supplemental indentures:

        A. The bonds of any series shall bear interest at such rate or rates (which may include variable rates) and shall be payable as to interest and principal at such time or times and at such place or places as may be provided. in the certified resolutions or supplemental indenture creating such series and expressed in such bonds when issued; provided, however, that the bonds of any series need not bear interest;

        B. The principal of and interest on the bonds of any series shall be payable in such coin or currency (which need not be coin or currency of the United States of America) as may be provided in the certified resolutions or supplemental indenture creating such series and expressed in such bonds when issued;

        For the purposes of calculations under this Indenture (including calculations of principal amount under Articles III and XIV), the principal amount of any bonds outstanding hereunder payable in a foreign coin or currency and interest payable in a foreign currency shall be based upon the Federal noon buying rate of such foreign coin or currency in The City of New York, New York (or if no such noon buying rate is known to the signers of the officers' certificate forming a part of the application for the authentication and delivery under this Indenture for the initial authentication and delivery of such bonds, then such other rate as they shall reasonably determine) on a date within ten days prior to the date of such application for authentication and delivery (and set forth in the officers' certificate forming a part of such application). Such principal amount in coin or currency of the United States of America shall not be changed for subsequent calculations of the principal amount of such bonds after the initial determination, but the determination of interest shall be recalculated as required from time to time by the provisions of C.5. of
    Section 3.03 hereof.

        C. The bonds of any series may be issued as coupon bonds and/or as registered bonds without coupons; and coupon bonds of such denominations as may be specified in the certified resolutions or supplemental indenture creating such series, may contain provisions permitting the exchange thereof for registered bonds without coupons of the same series and maturity and/or permitting the exchange thereof for other coupon bonds of other denominations of the same series and maturity, but of the same aggregate principal, amount; and registered bonds without coupons may contain provisions permitting the exchange thereof for coupon bonds of the same series and maturity and/or permitting the exchange thereof for other registered bonds without coupons of other denominations of the same series and maturity, but of the same aggregate principal amount;

        D. Bonds of any series may be issued in such denominations as the Company may elect to have executed and delivered in its behalf;

        E. The bonds of any series may be limited as to the maximum principal amount thereof which may be authenticated and delivered by the Trustee or which may be at any one time outstanding, and an appropriate insertion in respect of such limitation may, but need not, be made in the bonds of such series;

        F. The bonds and coupons of any series may contain such lawful provisions, if any, with respect to the payment of principal and/or interest thereby represented without deduction for, and/or reimbursement of, such taxes, assessments or governmental charges as may be specified therein or in certified resolutions or an indenture supplemental hereto pursuant to which such bonds are issued, and/or otherwise with respect to relieving the holder from payment of any such taxes, assessments or governmental charges, as shall be prescribed in the certified resolutions or supplemental indenture creating such series;

        G. The bonds of any series (or if of serial maturities the bonds of any maturity) may contain such provisions for the redemption thereof, at the option of the Company, at such redemption price or prices, at such time or times, upon such notice, in such manner and upon such other terms and conditions as may be prescribed in the certified resolutions or supplemental indenture creating such series and expressed in such bonds when issued;

        H. The bonds of any series (or if of serial maturities, the bonds of any maturity) may be convertible into or exchangeable for, at the option of the holders thereof, capital stock of any class or other securities of the Company or of any other corporation, at such times and upon such terms and conditions and subject to such adjustments as may be prescribed in the certified resolutions or supplemental indenture creating such series and expressed in such bonds or in an endorsement thereon when issued;

        I. The bonds of any series (or if of serial maturities, the bonds of any maturity) may be convertible into or exchangeable for, at the option of the holders thereof, bonds of a different series bearing the same or a lesser interest rate, at such times and upon such terms and conditions as may be prescribed in the certified resolutions or supplemental indenture creating such series and expressed in said bonds when issued;

        J. The bonds of any series may contain such provisions, if any, for the establishment of a purchase, sinking, amortization, improvement or analogous fund therefor, in such amounts, at such time or times, in such manner and upon such other terms and conditions, and/or for the retirement or redemption of all or any of such bonds by the operation of any such fund or otherwise, at such price or prices, in such amounts, at such time or times, in such manner and upon such other terms and conditions as may be prescribed in the certified resolutions or supplemental indenture creating such series and expressed in such bonds when issued;

        K. The bonds of any series may contain provisions reserving to the Company the right to create fully registered bonds that may be registered as to the payment of principal to one holder and to the payment of interest to another holder;

        L. The bonds of any series may contain provisions complying with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any securities exchange or conforming to usage;

        M. The bonds of any series need not continue to have the benefit of any security given to the other series of bonds after such other series are no longer outstanding hereunder;

        N. The bonds of any series may contain provisions as to exchanging bonds of such series, at the option of the holders thereof, for other bonds of the same or other series of the same aggregate principal amount of a different authorized kind or authorized denomination or denominations;

        0. The bonds of any series may contain such other special terms and conditions, not prohibited by the provisions hereof, as may be prescribed in the certified resolutions or supplemental indenture creating such series; and/or

        P. The bonds of any series may contain provisions to reflect technological changes, including but not limited to computer readouts.

    Coupon bonds shall bear such date or dates as may be provided in the certified resolutions or supplemental indenture creating such series and shall bear interest in accordance with the coupons attached thereto. Registered bonds without coupons, unless otherwise specifically provided with respect to a series of bonds, shall be dated as of the date of authentication. Unless other provisions (including, but not limited to, provisions establishing or changing record dates for the payment of interest) are specifically provided with respect to a series of bonds, registered bonds without coupons shall bear interest from the beginning of the current interest period for that series; provided, however, that if any registered bond without coupons shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any bond or bonds upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such registered bond without coupons shall have been delivered, unless otherwise specifically provided with respect to a series of bonds.

    The bonds of each series and the coupons to be attached thereto may contain such other terms, covenants, conditions, provisions, specifications, descriptive words and recitals, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements thereon, as may be required or desirable to comply with the rules of any securities exchange or to conform to law or usage in respect thereof, or as may be prescribed herein or, consistently with the provisions hereof, in the certified resolutions or supplemental indenture creating such series.

    SECTION 2.02. The bonds of each series shall be issued in such denominations and shall be numbered or otherwise distinguished in such manner or in accordance with such plan as the Board of Directors of the Company may, at the time of the creation of such series or at any time and from time to time thereafter, determine in accordance with the provisions of Section 2.01 hereof. In the absence of any such determination with respect to the bonds of any particular series, the coupon bonds of such series shall be issued in denominations of $1,000, and the registered bonds without coupons of such series shall be issued in denominations of One Thousand Dollars ($l,OOO), or any multiple of One Thousand Dollars ($l,OOO), as the Company shall in writing request.

    In all cases in which the privilege of exchanging bonds exists and is exercised, the bonds to be exchanged shall be surrendered at such place or places as shall be designated by the Board of Directors. All coupon bonds so surrendered and all coupon bonds delivered in exchange therefor or in exchange for registered bonds without coupons shall be accompanied by all unmatured coupons appertaining thereto; provided that when coupon bonds are so surrendered for exchange or are issued in exchange for other coupon bonds or registered bonds without coupons at a time when the Company is in default in the payment of interest on the series of bonds to which such bonds belong, the coupon bonds so surrendered and the coupon bonds so issued in exchange shall also be accompanied by such matured coupons as represent the interest so in default. All bonds so surrendered shall be forthwith cancelled and delivered to or upon the order of the Company. All bonds executed, authenticated and delivered in exchange for bonds so surrendered shall be the valid obligations of the Company, evidencing the same debt as the bonds surrendered, and shall be secured by the lien of this Indenture and entitled to all of the benefits and protection hereof to the same extent as the bonds in exchange for which they are executed, authenticated and delivered.

    SECTION 2.03. From time to time the bonds issuable hereunder shall be executed on behalf of the Company by its Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President, or any other officer selected by the Board of Directors, under its corporate seal, which may be facsimile, attested by its Secretary or an Assistant Secretary, or by such other signers and by such other form of execution, which may include facsimile signatures of signing officers, as may be designated or prescribed by certified resolution of the Board of Directors or in a supplemental indenture. In case any officer ' of the Company who shall have signed or sealed any bond shall cease to be such officer of the Company before the bond so signed or sealed shall have been actually authenticated and delivered by the Trustee, such bond, nevertheless, may be authenticated and delivered and issued as though the person who had signed or sealed such bond had not ceased to be an officer of the

Company; and also any bond may be signed and sealed on behalf of the Company by such persons as at the actual date of the execution of such bond shall be the proper officers of the Company, although at the date of such bond any such person shall not have been an officer of the Company. The coupons to be attached to the coupon bonds shall be authenticated by the facsimile signature of the present or any future Treasurer or any Assistant Treasurer of the Company or by such other signer or signers as may be designated or prescribed by certified resolution or in a supplemental indenture, and the Company may adopt and use for that purpose the facsimile signature of any person who shall have been such authorized signatory, notwithstanding the fact that he may not have been such authorized signatory at the date of such bonds or that he may have ceased to be such authorized signatory at the time when such bonds shall be actually authenticated and delivered.

    SECTION 2.04. The bonds when executed shall be delivered to the Trustee for authentication by it; and thereupon, as provided in this Indenture and not otherwise, the Trustee shall authenticate and deliver the same. Only such bonds as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee, shall be secured by this Indenture, or be entitled to any lien, right or benefit hereunder. No bond and no coupon thereunto appertaining shall be or become valid or obligatory for any purpose until such certificate shall have been duly executed on such bond; and such authentication by the Trustee upon any bond shall be conclusive evidence and the only evidence that the bond so authenticated has been duly issued hereunder. Before authenticating and delivering any bond, the Trustee shall, subject to the provisions of Sections 2.02 and 2.08 hereof, detach and cancel any then matured coupons thereto attached and deliver the same to or upon the order of the Company.

    SECTION 2.05. Pending the preparation of definitive bonds of any series issuable under this Indenture, the Company may execute and, upon its request in writing, the Trustee shall authenticate and deliver, in lieu of such definitive bonds and subject to the same provisions, limitations and conditions, one or more temporary bonds, in denominations as provided or permitted under the provisions of Section 2.02 hereof, or multiples thereof, substantially of the tenor of the bonds to be issued as hereinbefore recited, with or without coupons, or with one or more coupons, and with or without privilege of registration, and with such omissions, insertions and variations as may be appropriate. The Company shall, at its own expense, prepare, execute and deliver to the Trustee, and thereupon, upon the presentation and surrender of temporary bonds, the Trustee shall authenticate and deliver, in exchange therefor, definitive bonds of the same series and maturity and for the same principal sum in the aggregate as the temporary bonds surrendered. All temporary bonds so surrendered shall be forthwith cancelled by the Trustee and delivered to or upon the order of the Company. Until definitive bonds of any series are so delivered to the Trustee, the temporary bonds shall be exchangeable for other temporary bonds of the same series and maturity and of different denominations but of the same principal amount in the aggregate if and to the extent that the Board of Directors of the Company shall so determine. Until exchanged for definitive bonds, the temporary bonds shall in all respects be entitled to the lien and security of this Indenture, and interest not represented by coupons attached thereto, when and as payable, shall be paid upon the presentation of such bonds and endorsement of such payment shall be made thereon.

    SECTION 2.06. The Company shall keep, at such place or places as shall be designated for the purpose, records for the registration and transfer of bonds issued hereunder, which, at all reasonable times, shall be open for inspection by the Trustee; and upon presentation for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any bonds issued under this Indenture and entitled to registration or transfer at such office. Upon the transfer of any fully registered bonds, the Trustee shall authenticate and the Company shall issue in the name of the transferee or transferees a new fully registered bond or new fully registered bonds of the same series for a like principal amount. All fully registered bonds so surrendered for transfer shall be cancelled by the Trustee. The Trustee is hereby appointed the registrar of the Company for the purpose of registering, transferring and exchanging the bonds issued hereunder until it shall receive written notice to the contrary.

    The holder of any coupon bond entitled by its terms to be registered as to principal may have the ownership thereof as to principal registered on said records, and such registration shall be noted on the bond. After such registration no transfer shall be valid unless made on said records by the registered owner in person, or by an attorney duly authorized in writing, and similarly noted on the bond; but the same may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored, and such bond may again from time to time be registered or transferred to bearer as before. Such registration, however, shall not affect the negotiability of the coupons, and every such coupon shall continue to be transferable by mere delivery, and shall remain payable to bearer, and payment thereof to bearer shall fully discharge the Company in respect of the interest therein mentioned, whether the bond be registered or not and whether or not such coupons shall have matured.

    Whenever the registered owner of any registered bond without coupons shall surrender the same to the Company for transfer, together with a written instrument of transfer, in form approved by the Company, duly executed by such registered owner or by an attorney duly authorized in writing, the Company shall execute, and the Trustee shall authenticate, and it or the Company shall deliver in exchange therefor, a new registered bond or bonds without coupons or, if such bond is by its terms exchangeable for coupon bonds, a new coupon bond or bonds of the same series and maturity and for the same aggregate principal amount. All bonds so surrendered shall be forthwith cancelled and delivered to or upon the order of the Company.

    Additional place or places for the registration and transfer of the bonds of any particular series may, but need not, be appropriately recited in the bonds of such series.

    In lieu of inspecting any records for the registration and transfer of bonds, which shall not at the time be kept at the office of the Trustee, the Trustees, subject to the provisions of Section 12.02 hereof, shall be entitled to accept and rely upon a certificate of the agent or officer in charge thereof as to the facts and matters therein appearing, including the names and addresses of the holders of bonds registered therein and the amounts, numbers and series of such bonds.

    SECTION 2.07. Subject to the provisions of Section 4.01 hereof, for any exchange of bonds for bonds of another denomination, or of coupon bonds for registered bonds without coupons, or of registered bonds without coupons for coupon bonds, or for any transfer of registered bonds without coupons, or for the registration as to principal of any coupon bond, or for the purpose of discharging any bond from such registration as to principal, the Company at its option may require the payment of a sum sufficient to reimburse it for any stamp tax or other governmental charge incident thereto, and in addition thereto, of a further sum, if any, provided as a term of such series of bonds for each bond authenticated and delivered upon any such transfer or exchange, which sum shall be paid by the party requesting such transfer or exchange as a condition precedent to the exercise of the privilege of making such transfer or exchange. Unless otherwise required in the certified resolutions or supplemental indenture creating such series, the Company shall not be required to make transfers or exchanges of bonds of any series selected for redemption or during the period of fifteen days next preceding any interest payment date of such series (unless such series has a record date for the payment of interest) or next preceding any selection of bonds of said series to be redeemed, but may do so at its option.

    SECTION 2.08. In case any bond shall be mutilated or destroyed or lost or stolen, the Company, in its discretion, may issue, and thereupon the Trustee shall authenticate and deliver, a new bond of like series and tenor, having attached, in case of a coupon bond, the same corresponding coupons as the mutilated, destroyed, stolen or lost bond, in exchange and substitution for and upon surrender and cancellation of, the mutilated bond and its coupons, or in lieu of and in substitution for the bond and its coupons so destroyed or lost or stolen. The applicant for such substituted bond shall furnish to the Company and the Trustee evidence satisfactory to each of them of the destruction or loss or theft of such bond and its coupons so destroyed or lost or stolen, and indemnity satisfactory to both of them in their discretion. The Company may require the payment of a sum not exceeding two dollars (unless a different sum is specified in certified resolutions or a supplemental indenture) for each new bond issued under this Section 2.08, and of the expenses which may be incurred by the Company and the Trustee in the premises.

    Any bond or coupon issued under the provisions of this Section 2.08, in lieu of any bond or coupon 5 alleged to have been lost, stolen or destroyed, shall constitute an original contractual obligation on the part of the Company, whether or not the bond or coupon so alleged to have been lost, stolen or destroyed be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits hereof with all other bonds or coupons issued under this Indenture.

    All mutilated bonds and coupons surrendered to the Trustee pursuant to the provisions of this Section 2.08 shall be cancelled by the Trustee and shall be destroyed by the Trustee and a certificate evidencing the destruction hereof shall be delivered to the Company.

    SECTION 2.09. The terms of Part I of the Twenty-ninth Supplemental Indenture (relating to the Twenty-sixth Series of bonds) shall remain in effect so long as any Bonds of Twenty-sixth Series remain outstanding.

                                  ARTICLE III.

                                 ISSUE OF BONDS.

    SECTION 3.01. GENERAL PROVISIONS. The aggregate principal amount of bonds which may be executed by the Company and authenticated and delivered by the Trustee and be secured by this Indenture and outstanding at any one time shall not, in any event, exceed the amount at the time permitted by law, but otherwise, except as hereinafter in this Article III provided, is not limited; provided, however, that the aggregate principal amount of bonds which may be so executed, authenticated and delivered hereunder may, at any time at the election of the Company evidenced by an indenture supplemental hereto, be limited to such definite aggregate principal amount as may be specified in such supplemental indenture; and, subject to the provisions of Section 4.04 hereof and to the provisions of Article XVI hereof, this Indenture shall be and constitute a continuing lien to secure the full and final payment of the principal of and interest (and premium, if any) on all bonds which may, from time to time, be executed, authenticated and delivered hereunder. All bonds and coupons shall in all respects, subject to the terms with respect to any purchase, sinking, amortization, improvement or analogous fund for any particular series of bonds as established by any certified resolutions or any indenture supplemental hereto, be equally and ratably secured hereby without preference, priority or distinction on account of the actual time or times of the issue or maturity of the bonds and coupons, or any of them, so that all bonds and coupons at any time outstanding hereunder shall, subject to the terms of any certified resolutions or any indenture supplemental hereto, as aforesaid, have the same right, lien and preference under and by virtue of this Indenture, and shall all be equally secured hereby, with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof, whether they, or any of them, shall actually be sold or disposed of at such date, or whether they, or any of them, shall be sold or disposed of at some future date, or whether they, or any of them, shall have been authorized to be issued under the provisions of Section
3.02 hereof, or may be authorized to be issued hereafter pursuant to other provisions of this Indenture.

    SECTION 3.02. INITIAL SERIES. Bonds of the initial series were retired at or before maturity in 1969.

    SECTION 3.03. ISSUE OF BONDS UPON THE BASIS OF PROPERTY ADDITIONS. From time to time hereafter the Company may execute and deliver to the Trustee, and the Trustee shall thereupon authenticate and deliver to or upon the order of the Company, in addition to the bonds authorized to be issued pursuant to other provisions of this Article III, additional bonds for an aggregate principal amount equal to seventy per cent (70%) of the amount of net property additions not theretofore bonded, subject, however, to the following restrictions:

        A. The provisions of Section 5.10 hereof, if applicable, shall be complied with.

        B. If the property additions proposed to be made the basis for the authentication and delivery of bonds under the provisions of this Section
    3.03 are subject to any prior lien, then the amount of bonds otherwise issuable under the provisions of this Section 3.03 shall be reduced by an amount equal to the principal amount of the then outstanding prior lien bonds secured by such prior lien and not theretofore deducted in connection with applications under this Indenture for the authentication and delivery of bonds, the withdrawal of cash, the reduction of cash or the release of property.

        C. The Trustee shall authenticate and deliver such additional bonds only upon receipt by it of:

            1. A certified resolution authorizing the execution and requesting of the authentication and delivery of such additional bonds in the principal amount therein specified, designating the series of such bonds and the certified resolutions or indenture supplemental hereto creating such series, and naming the officer or officers of the Company to whom or upon whose order such bonds shall be delivered.

            2. An engineer's certificate stating, as of a date specified in such certificate (herein referred to as the effective date of such certificate) which shall be not more than ninety days prior to the date of filing of the application with the Trustee, in substance:

                a) That the Company has purchased, constructed or otherwise acquired, prior to the effective date of such certificate, certain property additions, which shall be described in the certificate in reasonable detail; that such property additions when acquired were property additions as defined in Article I hereof; the lesser of the cost or the fair value (in the opinion of the signers) of such property additions as have not theretofore been bonded (or, in respect of property additions utilized under any maintenance, replacement, improvement or analogous fund requirement of any certified resolution or any indenture supplemental hereto, dated after March 1, 1987 and requiring such statement in respect of property additions so utilized, the lesser of the cost or fair value, in the opinion of the signers, of such property additions as certified to the Trustee pursuant to any such requirement);

                b) the lesser of the cost or fair value (in the opinion of the signers) of all property retirements consisting of property additions theretofore bonded and the original cost of all other property retirements, determined as provided in the definition of property retirements (in each case not included in any engineer's certificate previously filed pursuant to this subdivision C.2. and made up to the effective date of such certificate), which property retirements shall be described in the certificate in reasonable detail; whether any property retirements made prior to the effective date of the next preceding engineer's certificate filed pursuant to this subdivision C.2., but not released prior to such effective date pursuant to Section 7.03 or Section 7.04 or Section 7.05 hereof, have been so released prior to the effective date of the engineer's certificate then being filed, and describing any such released property retirements in reasonable detail and stating the consideration therefor, if any, and the fair value thereof at the time of such release, or the proceeds thereof, as the case may be;

                c) the amount of net property additions as of the effective date of such certificate and how the same has been computed; and

                d) as regards such of the property additions described in the certificate as have not theretofore been bonded:

                    (1) Whether any portion of such property additions consists of easements or rights-of-way or rights, permits or licenses to use or appropriate water or to overflow the land of others, or permanent improvements, extensions or additions to or upon land covered by easements, rights-of-way or leases, or such rights, permits or licenses, and, if so, that such property additions meet the requirements of subdivision E. of the definition of property additions in Article I hereof; whether any portion of such property additions consists of permanent improvements, extensions or additions located or constructed on, over or under public highways, streets, alleys, bridges or other public property; and

                    (2) Whether any portion of such property additions consists of acquired plants or systems, and, if so, separately describing such property additions and separately stating the cost or the fair value (whichever is less) of such proper-ty additions, and also stating that such fair value was taken at the amount stated in the independent engineer's certificate provided for in subdivision C.3. of this Section 3.03.

        For the purpose of any certificate to be filed in accordance with the provisions of this subdivision 2., the signers of such certificate may, as to property additions and property retirements theretofore included in any engineer's certificate filed in accordance with the provisions of this subdivision 2., rely, subject to the provisions of Section 17.08 hereof, upon the facts and statements contained in any such engineer's certificate except with regard to fair value of property additions (other than those utilized under any maintenance, replacement, improvement or analogous fund requirement of any indenture supplemental hereto) not bonded prior to the date of the certificate being filed, and make by reference any or all such previous engineer's certificates a part of the certificate being filed.

            3. In case any property additions are shown by the engineer's certificate provided for in subdivision C.2. of this Section 3.03 to consist of acquired plants or systems, an independent engineer's certificate stating, in the opinion of the signer, the fair value of such property additions computed as provided in Article I hereof, and also stating whether in the determination of such fair value consideration has been given to going concern value to the Company, and if so the amount thereof shall be stated and the signer shall state that the amount so included is, in his opinion, reasonable and proper in respect of the particular property additions specified.

            4. In case any property additions are shown by the officers' certificate provided for in subdivision C.8. of this Section 3.03 to have been acquired or paid for in whole or in part through the issue or delivery of shares of stock or other securities, an appraiser's certificate, stating the fair value in cash of such shares of stock or other securities at the time of the issue or delivery thereof in payment for or for the acquisition of such property additions.

            5. An accountant's certificate (hereinafter sometimes referred to as an "earnings certificate") stating that the net earnings of the Company available for interest and for depreciation and/or property retirement reserves, for any specified twelve consecutive calendar months during the period of fifteen calendar months immediately preceding the first day of the calendar month in which the application for the authentication of additional bonds is made, have been in the aggregate equal to at least two and one-half times the amount of the aggregate annual stated interest charges, if any, on the following:

                a) all bonds outstanding hereunder (other than bonds held by the
            Trustee for the purpose of any sinking fund or analogous fund for the retirement of bonds for which provision may be made in any supplemental indenture, whether or not such supplemental indenture shall specify that the bonds held for the purpose of such fund are outstanding bonds) at the date of such certificate, except any bonds the payment of which the bonds applied for are to be issued; provided that, if any such series of outstanding bonds bears interest at varying rates, then the interest on such series of bonds shall be computed at the average annual rate in effect for such series during the period of twelve consecutive calendar months (or any portion thereof in which bonds of such series are outstanding) being used for the calculation of earnings; and if such outstanding bonds have been issued after the end of such twelve consecutive calendar months, then computed at the initial rate upon issuance;

                b) all bonds then applied for in pending applications, including the application in connection with which such certificate is made; computed at the initial rate upon issuance;

                c) all prior lien bonds which will be outstanding immediately after the authentication of the bonds then applied for in pending applications, including the application in connection with which such certificate is made; provided that, if any prior lien bonds bear interest at varying rates, then the interest on such prior lien bonds shall be computed at the average annual rate in effect for such prior lien bonds during the period of twelve consecutive calendar months (or any portion thereof in which such prior lien bonds are outstanding) being used for the calculation of earnings; and if such prior lien bonds have been issued after the end of such last month, then computed at the initial rate upon issuance; and

                d) the principal amount of all other indebtedness (except
            indebtedness owned by the Company and except indebtedness for the payment of which the bonds applied for are to be issued and indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a prior lien upon property subject to the lien of this Indenture with irrevocable direction so to apply the same; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee), outstanding on the date of such certificate and secured by lien prior to the lien of this Indenture upon property subject to the lien of this Indenture, if said indebtedness has been assumed by the Company or if the Company customarily pays the interest upon the principal thereof.

        Such certificate shall also state that such net earnings have been calculated in accordance with the provisions of this subdivision 5., and shall specify (1) the operating revenues of the Company, which may include revenues collected by the Company subject to possible refund at a future date, (2) the net non-operating income of the Company, (3) the operating expenses of the Company and (4) the net earnings of the Company available for interest and for depreciation and/or property retirement reserves.

        For all purposes of this Indenture the net earnings of the Company available for interest and for depreciation and/or property retirement reserves shall be ascertained as follows: From the total of the operating revenues (including rentals) and net non-operating income of the Company (not including therein any gains or losses upon the sale of capital assets), there shall be deducted all operating expenses (excluding all appropriations for depreciation and/or property retirement reserves and for the amortization of fixed capital, whether tangible or intangible, all interest charges, all taxes which are levied upon or based upon income after deduction of interest charges or upon profits and all amortization of debt and/or preferred stock discount and/or expense, but including all rentals, insurance, expenditures for current maintenance and repairs, and taxes, except such taxes as are levied upon or based upon income after deduction of interest charges or upon profits) and the balance shall constitute net earnings of the Company available for interest and for depreciation and/or property retirement reserves; provided, however, that for the purpose of this Indenture (and said certificate shall in each instance so state) the sum of net non-operating income plus that portion of operating income which, in the opinion of the signers, is directly derived from the operations of property (other than paving, grading and other improvements to, under or upon public highways, bridges, parks or other public properties of analogous character) not subject to the lien of this Indenture at the date of such certificate shall be included in the computation of said net earnings only to the extent that such sum above shall not exceed fifteen per cent (15%) of such total net earnings.

        In case the Company shall have acquired any plant or system or shall have been consolidated or merged with any other corporation, or shall have acquired all or substantially all of the assets of another corporation, within or after the period for which the calculation of net earnings is made pursuant to the provisions of this subdivision 5., then in ascertaining such net earnings there shall be included, to the extent the same may not have been otherwise included, the net earnings or net losses of such acquired plant or system or of such other corporation, as the case may be, for the whole of such period subject to the limitation set forth in the preceding paragraph. Such net earnings for the period preceding such acquisition or such consolidation or merger shall be ascertained as in this subdivision 5. provided, as if such acquired plant or system or the assets of such other corporation, as the case may be, had been owned by the Company during the whole of such period or as if such other corporation had been consolidated or merged with the Company during the whole of such period.

        In case the twelve months' period for which the net earnings of the Company available for interest and for depreciation and/or property retirement reserves are to be stated as aforesaid is a period with respect to which an annual report is required to be filed by the Company pursuant to
    Section 5.17 hereof, and in case the aggregate principal amount of bonds authenticated and delivered since the commencement of the then current calendar year (other than those with respect to which an earnings certificate is not required or with respect to which an independent accountant's certificate has previously been furnished) is ten per cent (10%) or more of the bonds at the time outstanding hereunder, the certificate required by this subdivision 5. shall be an independent accountant's certificate instead of an accountant's certificate.

        Unless otherwise specifically provided with respect to a series of bonds, if interest on any bonds outstanding hereunder is payable solely in the coin or currency of a foreign nation, then the annual interest charges for such bonds shall be based upon the Federal noon buying rate (on a date within ten days prior to the date of the application for the authentication and delivery under this Indenture of bonds in connection with which such earning certificate is delivered) of such foreign coin or currency in The City of New York, New York (if no such noon buying rate is known to the signers of such certificate, then such other rate as they shall reasonably determine).

            6. Such instruments of conveyance, transfer and assignment, if any, as the opinion of counsel provided for in subdivision 7. below specifies as necessary for the purpose of effectually subjecting to the direct lien and operation of this Indenture, or of vesting in the Trustees to hold as a part of the mortgaged property, the property additions made the basis of the application.

            7. An opinion of counsel to the effect:

                a) That the Company has good title to any tracts or parcels of land constituting property additions mentioned and described in the engineer's certificate provided for in subdivision C.2. of this
            Section 3.03, and a valid right in or with respect to any easements or rights-of-way or any rights, permits or licenses to use or appropriate water or to overflow the lands of others, mentioned and described in said certificate, sufficient for the purposes for which the same were acquired; and if such property additions include any property located on any leasehold estate held by the Company as lessee, that the Company has the right to remove the same prior to or upon the termination of such leasehold, without compensation or other remuneration and free of any lien prior or equal to the lien of this Indenture or that such lease expires on a date not less than twenty-five years after the date of the application for the authentication and delivery of bonds then being made or on a date not earlier than the date of maturity of the latest maturing bonds outstanding at said date of application, including any bonds for the authentication and delivery of which such application is made; that the Company has a valid right in or with respect to any other property additions mentioned and described in said certificate sufficient for the purposes for which the same were acquired; and, if such property additions include any property additions located on, over or under any public highways, streets, alleys, bridges or other public property, that the Company has the lawful right (which may be for a term or indeterminate or revocable at the will of the public authority having jurisdiction over such public highways, streets, alleys, bridges or other public property) for such use; that, in each such case, the title or right of the Company is free and clear of any lien or encumbrance ranking prior to the lien of this Indenture, excepting the liens of prior liens (if any) specified in such opinion and permissible encumbrances; and that the nature and extent of the prior liens, if any, on such property additions, described in said officers' certificate, are correctly stated and if property additions made the basis of the application are located in the Dominion of Canada, that the applicable laws make the lien hereof on such property additions at least substantially as effective to secure the bonds then outstanding as the laws of the State of Michigan would make the lien hereof on comparable property additions if located in the State of Michigan;

                b) That the Company has corporate authority to own such property additions;

                c) That, since the date of the last previous opinion of counsel filed with the Trustee in the same regard pursuant to any of the provisions of this Section 3.03 or Sections 3.04, 3.05 or 3.06 hereof (or, in the case of the first such opinion filed under any of said sections, since the date hereof), no property owned by the Company and theretofore bonded other than such property additions has become subject to any lien or encumbrance not existing thereon at such prior date, prior to the lien of this Indenture as security for the bonds for the authentication and delivery of which application is then being made, excepting permissible encumbrances;

                d) That the issue of bonds, the authentication and delivery of which have been applied for, has been duly authorized by all governmental authorities the consent of which is requisite to the legal issue of such bonds (specifying such authorities and the manner in which their consents are evidenced), or that no such consent is required; that the Company is duly authorized and entitled to issue such bonds in accordance with the provisions of this Indenture and the applicable laws of the State of Michigan and the applicable laws of any other jurisdiction; that upon the issue of such bonds and receipt by the Company of the consideration to be paid therefor, such bonds will be the valid and binding obligations of the Company and the amount of bonds then outstanding under this Indenture will not exceed the amount at the time permitted by law; and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the additional bonds applied for have been complied with; and

                e) That for the purpose of effectually subjecting to the direct lien and operation of this Indenture, or of vesting in the Trustees to hold as a part of the mortgaged property, the property additions made the basis of the application either (1) certain instruments of conveyance, transfer or assignment (specifying them) are necessary, and, if so, that the instruments delivered to the Trustee pursuant to subdivision 6. above are sufficient for that purpose, or (2) no instruments of conveyance, transfer, or assignment are necessary.

            8. An officers' certificate stating in substance:

                a) That, since the effective date of the engineer's certificate filed pursuant to subdivision C-2. of this Section 3.03, the Company has not made any extraordinary property retirements of bonded property and that no extraordinary property retirements of bonded property are immediately contemplated by the Company which would cause the aggregate fair value of the bonded property to be less than 10/7ths of the aggregate outstanding principal amount of the bonds including the bonds then being applied for;

                b) That the property additions specified in the accompanying engineer's certificate are desirable in the proper conduct of the business of the Company and that no portion of such property additions has been theretofore bonded;

                c) Whether any portion of the property additions specified in the accompanying engineer's certificate has been acquired or paid for in whole or in part through the issue or delivery of shares of stock or other securities, and, if so, describing the shares of stock or other securities so issued or delivered and stating that, for the purpose of determining the cost of the property additions so acquired or paid for such shares of stock or other securities were taken at their fair value in cash as stated in the appraiser's certificate provided for in subdivision C.4. of this Section 3.03;

                d) As to any portion of the property additions specified in the accompanying engineer's certificate (or any of the property retirements referred to in the certificate) that consists of property stated in the accompanying opinion of counsel to be subject to a prior lien; such property additions or property retirements shall be separately described and the cost or the fair value (whichever is less) of such property additions and the original cost, or the cost or fair value (whichever is less) as certified to the Trustee at the time of bonding thereof, as the case may be, of such property retirements shall be separately stated and it shall also be stated whether or not such prior lien has theretofore been included in the cost of other property additions which have been bonded;

                e) If any portion of such property additions specified in the accompanying engineer's certificate is at the time subject to a prior lien, (1) the total principal amount of all outstanding prior lien bonds secured thereby, and (2) whether or not any deduction in respect of any such prior lien bonds has theretofore been made in connection with any application for the authentication and delivery of bonds, or for the withdrawal of cash, or for the reduction of cash, or for the release of property, under this Indenture, and, if so, stating the principal amount of the prior lien bonds with respect to which such deduction has been made;

                f) That such allowances or charges for interest, taxes,
            engineering, legal expenses, superintendence, insurance, casualties and other items during construction and intangibles as are included in the cost of any property additions constructed by or for the Company and described in the accompanying engineer's certificate are, in the opinion of the signers, proper in respect of said property additions and are not in violation of any applicable accounting rules, regulations or orders of any public body or authority exercising supervisory authority over the accounts of the Company; and

                g) That the Company is not and, upon the granting of the
            application then being made, will not be in default under the covenant contained in Section 5.10 hereof, or, to the knowledge of the signers, under any other terms or covenants of this Indenture; and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the additional bonds applied for have been complied with.

            9. Documents evidencing the authorization by all governmental authorities, the consents of which are requisite to the legal issue of such bonds in accordance with the opinion of counsel required to be filed pursuant to the provisions of subdivision C.7.d) of this Section 3.03.

    SECTION 3.04. ISSUE OF BONDS UPON THE BASIS OF PRIOR LIEN BONDS.

    A. At any time after the amount of any outstanding prior lien bonds shall have been deducted in connection with any application for the authentication and delivery of bonds, or for the withdrawal of cash, or for the reduction of cash, or for the release of property, under any of the provisions of this Indenture, the Company may, in addition to the bonds authorized to be issued under the other provisions of this Article III, execute and deliver to the Trustee, and the Trustee shall thereupon authenticate and deliver to or upon the order of the Company, additional bonds for an aggregate principal amount equal to the aggregate principal amount of such prior lien bonds, deducted as aforesaid, which subsequent to such deduction shall have been deposited with the Trustee or paid or reduced or ascertained by a final judicial determination to be invalid, and in no case theretofore bonded, but only upon receipt by the Trustee of:

        1. A certified resolution setting forth the same matters as are required to be stated pursuant to the provisions of subdivision C. 1. of Section 3.03 hereof.

        2. Either:

            a) prior lien bonds made the basis of the application and then or theretofore delivered to the Trustee, either uncancelled and pledged under this Indenture pursuant to the provisions of Section 5.09 hereof, to be held and dealt with by the Trustee in the manner and subject to the provisions of Article VI hereof, or cancelled at maturity or under the redemption or other provisions of the instrument evidencing the mortgage or other lien securing the same or otherwise, or

            b) an officers' certificate, accompanied by a concurring opinion of counsel, to the effect that specified prior lien bonds made the basis of the application have been paid or reduced or ascertained by final judicial determination to be in whole or in part invalid, or constitute redeemed prior lien bonds, and specifying the amount of payment or reduction or the extent of invalidity or the amount of bonds redeemed, as the case may be.

        3. An officers' certificate stating in substance:

            a) That the prior lien bonds made the basis for the application have theretofore been deducted in connection with applications under this Indenture for the authentication and delivery of bonds, the withdrawal of cash, the reduction of cash or the release of property;

            b) That no part of the prior lien bonds made the basis for the application has theretofore been bonded;

            c) That the Company is not and, upon the granting of the application then being made, will not be in default in the performance of any of the terms or covenants of Sections 5.09 and 5.10 hereof; and

            d) That the Company is not, to the knowledge of the signers, in default in the performance of any of the other terms or covenants of this Indenture; and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the additional bonds applied for have been complied with.

        4. An opinion of counsel to the effect:

            a) That such uncancelled prior lien bonds as shall have been deposited with the Trustee pursuant to this Section 3.04 have been legally and validly pledged under this Indenture;

            b) that the issue of bonds, the authentication and delivery of which have been applied for, has been duly authorized by all governmental authorities, the consent of which is requisite to the legal issue of such bonds (specifying such authorities and the manner in which their consents are evidenced), or that no such consent is required, that the Company is duly authorized and entitled to issue such bonds in accordance with the provisions of this Indenture and the applicable laws of the State of Michigan, and the applicable laws of any other jurisdiction, that upon the issue of such bonds and receipt by the Company of the consideration to be paid therefor, such bonds will be the valid and binding obligations of the Company, that the amount of bonds then outstanding under this Indenture will not exceed the amount at the time permitted by law, and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the additional bonds applied for have been complied with; and

            c) That, since the date of the last previous opinion of counsel filed with the Trustee in the same regard pursuant to any of the provisions of this Section 3.04 or Sections 3.03, 3.05 or 3.06 hereof (or, in the case of the first such opinion filed under any of said sections, since the date hereof), no property owned by the Company and theretofore bonded has become subject to any lien or encumbrance not existing thereon at such prior date, prior to the lien of this Indenture as security for the bonds for the authentication and delivery of which application is then being made, excepting permissible encumbrances.

        5. An accountant's certificate or independent accountant's certificate, as the case may be, as to the same matters as would be required to be stated pursuant to the provisions of subdivision C.5. of Section 3.03 hereof, if, and only to the extent that, such certificate would be required if the prior lien bonds made the basis of the application were bonds and such certificate would be required to be delivered pursuant to the provisions of Section 3.06 hereof*

        6. Documents evidencing the authorization by all governmental authorities, the consents of which are requisite to the legal issue of such bonds, in accordance with the opinion of counsel required to be filed pursuant to the provisions of subdivision A.4.b) of this Section 3.04.

    B. Redeemed prior lien bonds shall be deemed to have been paid and cancelled within the meaning of this Section 3.04.

    C. Whenever the mortgage or other instrument securing any prior lien bonds shall have been cancelled or shall have been discharged of record, additional bonds for an aggregate principal amount equal to the total principal amount of prior lien bonds secured by such prior lien theretofore deducted in connection with applications for the authentication and delivery of bonds, or for the withdrawal of cash, or for the reduction of cash, or for the release of property, under any of the provisions of this Indenture, less the sum of 1. the total principal amount of such prior lien bonds theretofore bonded, and 2. the total principal amount of such prior lien bonds which the Company has agreed will not be bonded as provided in Section 5.09 hereof, shall be authenticated by the Trustee and delivered to or upon the order of the Company, but only upon receipt by the Trustee of:

        a) A certified resolution, officers' certificate, accountant's certificate or independent accountant's certificate, opinion of counsel, and documents, all in form as prescribed in subdivisions A.l., 3.c), d), 4., 5., and 6. of this Section 3.04;

        b) An officers' certificate stating:

            (1) The total principal amount of prior lien bonds secured by such prior lien theretofore deducted in connection with applications under this Indenture for the authentication and delivery of bonds, the withdrawal of cash, the reduction of cash or the release of property;

            (2) The total principal amount of prior lien bonds secured by such prior lien theretofore bonded; and

            (3) The total principal amount of prior lien bonds, if any, secured by such prior lien which the Company has agreed will not be bonded as provided in Section 5.09 hereof; and

        (c) An opinion of counsel to the effect that such prior lien has been cancelled and discharged of record.

    SECTION 3.05. ISSUE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE. From time to time hereafter the Company, in addition to the bonds authorized to be issued pursuant to other provisions of this Article III, may execute and deliver to the Trustee, and the Trustee shall thereupon authenticate and deliver to or upon the order of the Company, additional bonds for an aggregate principal amount equal to the amount of cash which shall hereafter be deposited with the Trustee hereunder as a basis therefor, but only upon receipt by the Trustee of:

        A. A certified resolution setting forth the same matters as are required to be stated pursuant to the provisions of subdivision C.1. of Section 3.03 hereof;

        B. An officers' certificate stating that the Company is not, to the knowledge of the signers, in default in the performance of any of the terms or covenants of this Indenture, and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the additional bonds applied for have been complied with;

        C. An accountant's certificate or independent accountant's certificate, as the case may be, as to the same matters as are required to be stated pursuant to the provisions of subdivision C.5. of Section 3.03 hereof;

        D. Cash in amount equal to the aggregate principal amount of the additional bonds applied for;

        E. An opinion of counsel to the same effect as required by the provisions of paragraphs 4.b) and 4.c) of subdivision A. of Section 3.04 hereof; and

        F. Documents evidencing the authorization by all governmental authorities, the consents of which are requisite to the legal issue of such bonds, in accordance with the opinion of counsel required to be filed pursuant to the provisions of subdivision E. of this Section 3.05.

    Such cash shall be received and applied by the Trustee as a part of the trust estate. If within a period of five years after it is deposited any cash so deposited under the provisions of this Section 3.05 shall not have been withdrawn by the Company pursuant to the provisions of Article VIII hereof, such cash shall be applied forthwith by the Trustee, in the manner and upon the terms and conditions provided in Section 8.02 hereof, to the purchase or redemption of prior lien bonds or bonds as specified in an officers' certificate delivered by the Company to the Trustee in accordance with the provisions of said Section 8.02, or, in case of the failure of the Company to deliver such officers' certificate and in case such cash exceeds Fifty Thousand Dollars ($50,000), to the purchase or redemption of bonds then outstanding with the highest rate of interest payable at the time and which are redeemable in the case of redemption; provided, however, that the Trustee shall not apply to the purchase of any bonds or prior lien bonds an amount exceeding the applicable redemption price thereof prevailing at the time (if redeemable) and accrued interest, or, if not redeemable, an amount exceeding the principal amount thereof and accrued interest.

    SECTION 3.06. ISSUE OF BONDS UPON RETIREMENT OF BONDS PREVIOUSLY OUTSTANDING HEREUNDER. From time to time hereafter the Company, in substitution for any bonds theretofore authenticated and delivered under any of the provisions of this Indenture and then or theretofore surrendered for conversion (if convertible) except into other bonds, or paid at maturity or upon redemption or purchased or otherwise surrendered to the Trustee, as the case may be, and cancelled, and in no such case theretofore bonded or theretofore made the basis for the issue of bonds of one denomination for bonds of another denomination of the same series in exchange therefor, or for the issue of coupon bonds in exchange for registered bonds without coupons, or for the issue of registered bonds without coupons in exchange for coupon bonds or upon the transfer of registered bonds without coupons, or for the issue of bonds in substitution for bonds mutilated, destroyed, lost or stolen, pursuant to the terms hereof or of any certified resolutions or any indenture supplemental hereto, may execute and deliver to the Trustee, and the Trustee shall thereupon authenticate and deliver to or upon the order of the Company, additional bonds for an aggregate principal amount equal to that of the bonds in substitution for which such additional bonds are executed and delivered, but only upon receipt by the Trustee of:

        A. A certified resolution authorizing the execution, and requesting the authentication and delivery, of such additional bonds in the principal amount therein specified, designating the series of such bonds and the certified resolution or the indenture supplemental hereto creating such series, specifying the series and the aggregate principal amount of the bonds in substitution for which additional bonds are to be authenticated and delivered, and naming the officer or officers of the Company to whom or upon whose order such additional bonds shall be delivered;

        B. An officers' certificate stating in substance that the Company is not, to the knowledge of the signers, in default in the performance of any of the terms or covenants of this Indenture, and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of the additional bonds applied for have been complied with;

        C. An opinion of counsel to the same effect as required by the provisions of paragraphs 4.b) and 4.c) of subdivision A. of Section 3.04 hereof;

        D. An accountant's certificate or an independent accountant's certificate, as the case may be, as to the same matters as are required to be stated pursuant to the provisions of subdivision C.5. of Section 3.03 hereof, but only if 1. such additional bonds bear interest at a higher rate per annum than the bonds in substitution for which such additional bonds are to be authenticated and delivered, provided that no such certificate need be filed when the Trustee is requested to authenticate and deliver additional bonds pursuant to the provisions of this Section 3.06 in substitution for bonds theretofore authenticated and delivered hereunder and which have been paid at maturity or redeemed or purchased by the Company within two years prior to the date of their maturity, or 2. additional bonds shall have been authenticated and delivered and an earnings certificate filed with the Trustee as a basis therefor pursuant to any provision of this Article III between the date of the cancellation of bonds in substitution for which additional bonds are applied for under this Section 3.06 and the date such additional bonds are so applied for;

        E. An officers' certificate stating in substance that no part of the bonds in substitution for which additional bonds are to be authenticated and delivered has theretofore been bonded or made the basis for the issue of bonds of one denomination for bonds of another denomination of the same series in exchange therefor, or for the issue of coupon bonds in exchange for registered bonds without coupons, or for the issue of registered bonds without coupons in exchange for coupon bonds or upon the transfer of registered bonds without coupons, or for the issue of bonds in substitution for bonds mutilated, destroyed, lost or stolen, pursuant to the terms of this Indenture or of any indenture supplemental hereto; and

        F. Documents evidencing authorization by all governmental authorities, the consents of which are requisite to the legal issue of such bonds, in accordance with the opinion of counsel required to be filed pursuant to the provisions of subdivision C. of this Section 3.06.

     Redeemed bonds shall be deemed to have been paid and cancelled within the meaning of this Section 3.06.

                                   ARTICLE IV.

                              REDEMPTION OF BONDS.

    SECTION 4.01. Unless otherwise provided as to a particular series of bonds, in case the Company shall desire to exercise the right to redeem all or any part of the bonds of a particular series, in accordance with the right reserved so to do, it shall give notice to the effect that the Company has elected to redeem all the bonds of such series or a part thereof, as the case may be, on a date therein designated, specifying in case of partial redemption the distinctive numbers and series of the bonds to be redeemed, and in every case stating that on said date there will become and be due and payable upon each bond so to be redeemed, at the principal office of the Trustee if such bonds are payable there and/or at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, and/or at the office or agency of the Company in such other city or cities (if any) at which the principal of the bonds to be redeemed is payable, as may be provided in the bonds to be redeemed and/or the certified resolutions or the supplemental indenture creating such bonds, the redemption price thereof (or portion thereof in the case of the partial redemption of a registered bond without coupons) as specified in such bond, together with the accrued interest to such date, and that on and after such date interest thereon shall cease to accrue unless the redemption is not mandatory and the notice shall state that such notice is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and in such case such notice shall be of no effect unless such moneys are so received before such date. The redemption price may be expressed either in terms of a percentage of the principal amount of a bond or in terms of the principal amount thereof plus a designated premium, if any, thereon or as otherwise provided as to a particular series of bonds.

    Such notice shall be given in such manner, at such times and in such places as shall be specified in the certified resolutions or supplemental indenture creating the bonds of such series.

    In case the Company shall have elected to redeem less than all the outstanding bonds of any series it shall, in each such instance, at least ten days, unless the Trustee shall accept a shorter period, before the date upon which the first publication or mailing of the notice of redemption hereinbefore mentioned is to be made, notify the Trustee in writing of such election and of the aggregate principal amount of bonds of such series to be redeemed, and thereupon the Trustee shall select by such method as the Trustee shall deem fair and appropriate, subject to the provisions of the certified resolutions or supplemental indenture creating such bonds, the bonds to be redeemed, and shall within five days, unless the Company shall accept a longer period, after receiving the notice aforesaid notify the Company in writing of the numbers of the bonds so drawn. In any selection by lot each registered bond without coupons may be represented by a separate number for each amount of the lowest authorized denomination of its principal amount.

    In the event that under the terms of any certified resolutions or supplemental indenture creating a series of bonds the Company or the Trustee shall be required to redeem less than all of the outstanding bonds of any series for any sinking fund or similar fund, the particular bonds to be redeemed shall be determined by the Trustee, which shall select such bonds by such method as the Trustee shall deem fair and appropriate, as in the case of redemption of bonds at the option of the Company unless the certified resolutions or supplemental indenture otherwise provides.

    If on or before the redemption date specified in the notice above provided for, the Company shall deposit with the Trustee an amount of cash sufficient to effect the redemption of the bonds specified in such notice or direct the Trustee to set aside and apply to such purpose moneys then held by the Trustee hereunder which by the terms hereof are available for such purpose, then on and after the date of redemption designated in such notice (such deposit having been made, or moneys set aside, as aforesaid and being then available for such purpose to the extent not theretofore used therefor) no further interest shall accrue upon any of the bonds so to be redeemed (or, in the case of registered bonds without coupons, only a portion of the principal amount of which is to be redeemed, on such portion thereof); and anything in such bonds, or in the coupons or in this Indenture to the contrary notwithstanding, any coupons for interest pertaining to any such bonds and maturing after such date shall become and be null and void.

    All moneys deposited by the Company with the Trustee or set aside by the Trustee, as aforesaid, for the redemption of bonds, shall be held in trust for the account of the holders of the bonds to be redeemed.

    Notice of redemption having been given as provided in the certified resolutions or supplemental indenture creating the bonds of the series to be redeemed and the redemption moneys having been received by the Trustee on or before the date fixed for redemption, the bonds so called, or the specified portions thereof, shall, on the date designated in such notice, become due and payable at the place or places of redemption specified in said certified resolutions or supplemental indenture and/or in said bonds, at their respective redemption prices payable on such date; and, upon the presentation and surrender thereof, with (in the case of coupon bonds) all interest coupons maturing subsequent to the redemption date, and (in the case of registered bonds or of coupon bonds which shall at the time be registered as to principal) accompanied, if the Company or the Trustee shall so require, by duly executed assignments or transfer powers, such bonds, or the specified portions thereof, shall be paid and redeemed out of the funds so deposited with, or set aside by, the Trustee, at their respective redemption prices then payable. If less than the whole principal amount of a registered bond without coupons shall be called for redemption and the redemption moneys so received by the Trustee, the Company shall execute and the Trustee shall authenticate and deliver, without charge, to the holder thereof, at his option either coupon bonds or registered bonds without coupons (but only of authorized denominations) for the unredeemed balance of the principal amount of the registered bond without coupons surrendered. However, in lieu of authenticating and delivering bonds for the unredeemed portion of the principal amount of any registered bond surrendered for partial redemption, the Trustee may make a notation thereon of the payment of the portion thereof called for partial redemption.

    SECTION 4.02. The Company shall be entitled from time to time to surrender to the Trustee for cancellation any bonds held by it.

    SECTION 4.03. All bonds redeemed at an office or agency of the Company and all matured coupons thereto appertaining shall be delivered by the Com-pany to the Trustee for cancellation. All bonds and coupons redeemed or surrendered for cancellation under this Article IV shall be cancelled by the Trustee and shall be delivered to or upon the written order of the Company.

    SECTION 4.04. Bonds and coupons for the payment or redemption of which moneys in sufficient amount to pay the principal, premium, if any, and accrued interest to date of maturity or redemption date, as the case may be, shall have been deposited with or set apart by the Trustee in trust for such purpose (whether upon or prior to the maturity or the redemption date of such bonds and whether such bonds are to be redeemed at the option of the Company or through any sinking fund or similar fund provided for in any certified resolutions or supplemental indenture) shall no longer be secured by, or be entitled to any lien or benefit of, this Indenture, nor shall the holders thereof have any further rights hereunder whatsoever, but shall have only the right to receive on the redemption or maturity date, and against surrender of their bonds (and coupons, if any) the principal thereof and premium, if any, and accrued interest thereon; provided, however, that if such bonds are to be redeemed prior to maturity thereof notice of such redemption shall have been given in such manner, at such times and in such place or places as shall be specified in the certified resolutions or supplemental indenture creating such bonds, or the Trustee shall have been irrevocably authorized by the Company to give or complete such notice.

    SECTION 4.05. Unless otherwise provided as to a particular series of bonds, notice of intention to redeem to the registered owner of any bond registered as to principal and interest or as to principal only which is to be redeemed in whole or part shall be mailed by or on behalf of the Company, not less than thirty days before the date fixed for redemption, to him at his last address appearing upon the registry records.

    SECTION 4.06. Failure duly to give such notice by publication and/or by mailing to the owner or holder of any bond designated for redemption in whole or part shall not affect the validity of the proceedings for the redemption of any other bond.

    SECTION 4.07. Unless otherwise provided in the certified resolutions or the supplemental indenture creating the particular series of bonds, if at the time of publication or mailing of any notice of redemption the Company shall not have deposited with the Trustee and/or irrevocably directed the Trustee to apply, from moneys held by it available to be used for the redemption of bonds, an amount in cash sufficient to redeem all of the bonds called for redemption, including accrued interest to such date fixed for redemption, such notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption (unless such redemption is mandatory) and such notice shall be of no effect unless such moneys are so received on or before such date.

                                   ARTICLE V.

                                   COVENANTS.

    SECTION 5.01. The Company covenants and agrees that it will promptly pay or cause to be paid the interest on, and principal of, and premium, if any, with respect to all bonds issued hereunder at the dates and places and in the manner and upon the terms specified in the bonds and the coupons thereto annexed, or in the certified resolutions or supplemental indenture under which such bonds are issued, according to the true intent and meaning thereof. The Company covenants that as coupons are paid they shall be cancelled and that coupons shall not be kept alive by the Company after maturity by purchase or extension or otherwise.

    SECTION 5.02. The Company covenants and agrees that at all times, until the payment of the principal of and interest on all bonds issued hereunder, it will maintain an office or agency in the Borough of Manhattan, The City of New York, New York, where notices, requests and demands in respect of the bonds and coupons or under this Indenture may be served, and will, in writing, notify the Trustee of such office or agency. If no other office or agency is thus designated by the Company such notices, requests and demands may be served at the principal office of the Trustee.

    SECTION 5.03. The Company covenants and agrees that on the date hereof it is lawfully seized and possessed of the trust estate, free and clear of liens or encumbrances, except as set forth in the granting and habendum clauses hereof, and excepting permissible encumbrances; that it has a good right and lawful authority to mortgage and pledge the trust estate as provided in this Indenture; provided, however, that nothing contained in this Indenture shall prevent the Company from hereafter acquiring any property subject to existing mortgages or other encumbrances thereon, including purchase money mort-gages or liens created by the Company at the time of acquiring such property, and holding the same subject to such mortgages or other encumbrances.

    SECTION 5.04. The Company covenants and agrees that it will hereafter, from time to time, whenever reasonably requested by the Trustees, make, do, execute, acknowledge and deliver, or cause to be made, done, executed, acknowledged and delivered, any and all such further and other acts, deeds, conveyances, transfers and assurances as may be necessary or proper for the better assuring and confirming unto the Trustees all or any part of the trust estate, whether now or hereafter owned or acquired by the Company, or to facilitate the execution of this trust or to secure the rights and remedies of the holders of the bonds issued hereunder.

    SECTION 5.05. The Company covenants and agrees that it will cause this Indenture and any and all supplemental indentures and instruments of further assurance including all financing statements and continuation statements at all times to be kept, recorded and filed in such manner and in such places as may in the opinion of counsel be required by law in order to fully preserve and protect the rights of the bondholders and the Trustees hereunder, and that it will furnish to the Trustee:

            A. promptly after the execution and delivery of this Indenture and of each supplemental indenture, an opinion of counsel stating that in the opinion of such counsel this Indenture or such supplemental indenture or notice in respect thereof has been properly recorded and filed so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective. It shall be a compliance with this subdivision A. if 1. the opinion of counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture or notice in respect thereof has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the lien intended to be created by this Indenture or such supplemental indenture, and 2. such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture or notice is required to be recorded or filed; and

            B. on or before March 1 of each year, beginning with the year 1945, an opinion of counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture and each notice with respect thereto and of each supplemental indenture as is necessary to maintain the lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.

    SECTION 5.06. The Company covenants and agrees that, except as in this Indenture otherwise permitted, at its own cost and expense, it will do or cause to be done all things on its part to be done necessary to preserve, extend and renew its corporate existence and will use its best efforts to preserve all rights, franchises and privileges necessary to the conduct of its business to it granted and on it conferred by law or otherwise in accordance with their terms, and will comply with the laws of any state wherein the Company may conduct its business and the laws of the United States of America.

    SECTION 5.07. Except as Article VI hereof otherwise provides or except if the Company shall deliver an officers' certificate to the Trustee to the effect that such performance is not necessary for the protection of the lien hereof, the Company covenants and agrees that it will use its best efforts to perform or cause to be performed all the terms, covenants and conditions to be performed by the mortgagor under any prior lien; provided that nothing contained herein shall be construed to prevent the extension or renewal of any prior lien or any indebtedness secured thereby, including the principal of any outstanding prior lien bonds.

    SECTION 5.08. The Company covenants and agrees that it will not issue or permit to be issued or outstanding any prior lien bonds secured by any prior lien in addition to the prior lien bonds secured by such prior lien deducted in connection with applications for the authentication and delivery of bonds, or for the withdrawal of cash, or for the reduction of cash, or for the release of property under this Indenture (in each case except prior lien bonds issued in lieu of lost, stolen, destroyed or mutilated bonds or in exchange for bonds of the same issue and series already outstanding), unless such additional prior lien bonds are forthwith deposited with the Trustee to be held subject to the provisions of Article VI hereof; provided that nothing contained herein shall be construed to prevent the Company from issuing new or additional bonds under any mortgage or other lien prior to the lien of this Indenture, which is permitted by Section 5.11 hereof and which does not constitute a prior lien as defined in
Article I hereof, or to require such new or additional bonds to be deposited with the Trustee.

      SECTION 5.09. A. The Company covenants and agrees that it will forthwith pledge and deposit with the Trustee, uncancelled, all prior lien bonds which may hereafter be acquired uncancelled by the Company, whether or not such prior lien bonds have theretofore become due and payable, unless the Company shall, pursuant to the terms of a prior lien, cancel such prior lien bonds or deliver or pledge them with the trustee or other holder of any prior lien. All such prior lien bonds deposited with the Trustee shall be received and held by the Trustee, as further security for the bonds issued hereunder, in the manner provided in Article VI hereof; provided, however, that any such prior lien bonds so deposited and pledged with the Trustee may, if not theretofore bonded, be made the basis, then or from time to time thereafter, for the authentication and delivery of bonds, the withdrawal or reduction of cash or the release of property to the extent, in the manner and subject to the conditions in this Indenture provided.

      B. The Company covenants and agrees that, upon the satisfaction of any prior lien, all prior lien bonds secured by other prior liens, which are then held by the trustee or other holder of such satisfied prior lien, shall be cancelled or shall be delivered to the Trustee to be held subject to the provisions of Article VI hereof or to the trustee or other holder of the mortgage or other lien, securing such prior lien bonds or securing other prior lien bonds, to be cancelled or to be held in pledge or for the purpose of any sinking fund or analogous fund for the retirement of bonds for which provision may have been made in the instrument evidencing such mortgage or other lien; and that the Company will not obtain or apply for the authentication and delivery of any bonds under the provisions of Section 3.04 hereof, or the withdrawal of cash or the reduction of cash or the release of property under any provision of this Indenture, upon the basis of any prior lien bonds so cancelled or deposited with the Trustee pursuant to the provisions of this subdivision B.

      C. The Company further covenants and agrees that all prior lien bonds, proceeds of property, considerations for property taken by the exercise of a power of eminent domain or purchased by a municipality in the exercise of any right, considerations for property released, proceeds of insurance, and moneys, in lieu of which, in each case, the Trustee shall have received a certificate that the same have been deposited with the trustee or other holder of a prior lien in pursuance of any provision of this Indenture, and which in each case are held by the trustee or other holder of a prior lien, at the time of the satisfaction of such prior lien, shall thereupon be paid or delivered to the

Trustee (to be held subject to the provisions of this Indenture as though origi-nally received by the Trustee) or to the trustee or other holder of a prior lien if required by the terms of such prior lien; and that the Company will not obtain any withdrawal of any such prior lien bonds or any such cash or any such proceeds or considerations from any such trustee or holder upon the basis of any prior lien bonds deposited with the Trustee pursuant to any provisions of this Indenture and theretofore bonded, except for the purpose of depositing such cash or proceeds or considerations so withdrawn with the Trustee hereunder; and that the Company will not apply for or obtain the authentication and delivery of any bonds under the provisions of Section 3.04 hereof, or the withdrawal of cash or the reduction of cash or the release of property under any provision of this Indenture, upon the basis of any prior lien bonds used to withdraw any such cash or proceeds or considerations from any such trustee or holder which are not deposited with the Trustee hereunder.

      D. The Company further covenants and agrees that it will not apply for or obtain the release of any cash received or held by a trustee under any prior lien as required or permitted by the provisions of Article VII hereof except upon compliance with the terms of Section 8.05 hereof, unless such cash shall thereupon be deposited with the Trustee to be held and applied by it as though such cash had originally been deposited with the Trustee.

      SECTION 5.10. The term "restricted property" as used in this Section 5.10 shall mean, as of any particular time, property additions theretofore bonded (but excluding therefrom property additions then or theretofore released from the lien hereof, or property additions retired which then or theretofore have been deducted in determining net property additions), which were in each case at the time of bonding thereof, and continue to be, subject to a prior lien.

      The Company covenants and agrees that it will not apply for or obtain the authentication and delivery of any additional bonds or the withdrawal of any cash or the reduction of any cash or the release of any property under any provision of this Indenture, if, as a result of such authentication and delivery of bonds or withdrawal or reduction of cash or release of property, seventy per cent (70%) of the cost or fair value (whichever is less, as certified to the Trustee pursuant to any provision of this Indenture) of property additions then constituting restricted property would exceed fifteen per cent (15%) of the aggregate principal amount of A. all bonds then outstanding including the bonds then to be authenticated and delivered and B. all prior lien bonds outstanding.

    SECTION 5.11. The Company covenants and agrees that it will not hereafter create or suffer to be created or to accrue, any lien or charge of equal rank with, or having priority to, or preference over, the lien of this Indenture upon the trust estate or any part thereof, or upon the income and profits thereof, except permissible encumbrances and except any mortgage or other lien on any property acquired by the Company after the date of delivery of this Indenture which may exist at the date of the acquisition of such property by the Compa-ny, and except purchase money mortgages or liens created by the Company at the time of acquisition of such property; that it will not do or omit to do, or suffer to be done or omitted to be done, any matter or thing whatsoever whereby the lien of this Indenture or the priority of such lien or the indebtedness hereby secured, would be impaired; and that it will pay, or cause to be paid, or will make adequate provision for the satisfaction and discharge of, all lawful claims and demands for labor, materials, supplies or other purposes which, if unpaid, would by law be given precedence to, or an equality with, this Indenture as a lien or charge upon the trust estate or any part thereof or the income and profits thereof; provided, however, that nothing in this Indenture shall require the Company to pay, discharge or make provision for any lien, charge, claim or demand so long as it shall in good faith contest the validity thereof.

      The Company covenants and agrees that in case it shall hereafter create any mortgage, other than indentures supplemental hereto, and other than purchase money mortgages created by the Company at the time of acquisition of property or indentures supplemental to a mortgage (not constituting a prior lien as defined in Article I hereof) existing at the time of acquisition on property acquired by the Company after the date of this Indenture, upon the trust estate or any part thereof, such mortgage shall be and shall be therein expressed (if in the opinion of counsel for the Company such expression is necessary to preserve the prior lien hereof) to be subject to the prior lien of this Indenture for the security of all bonds issued hereunder at the time outstanding and of all bonds which may thereafter be authenticated and delivered hereunder as in this Indenture provided and permitted.

      SECTION 5.12. The Company covenants and agrees that it will, from time to time, promptly pay and discharge or cause to be paid and discharged all taxes, assessments and other governmental charges, the lien whereof would be prior to the lien hereof, lawfully imposed upon the trust estate or any part thereof, or upon the income and profits thereof; and also all taxes, assessments and other governmental charges lawfully imposed upon the lien or interest of the Trustees under this Indenture in respect of the trust estate, so that the lien of this Indenture and the priority of such lien shall at all times be fully preserved without expense to the Trustees or the bondholders; provided, however, that nothing contained in this Indenture shall require the Company to pay or discharge any such tax, assessment or governmental charge, so long as it shall in good faith contest the validity thereof.

      SECTION 5.13. The Company covenants and agrees that it will cause all the mortgaged property which is of a character usually insured by companies similarly situated to be kept insured to a reasonable amount against loss or damage by fire (which shall not be construed to include war damage insurance), either by means of policies issued by responsible insurance companies or, at the Company's election, by means of an adequate insurance fund set aside and maintained by the Company alone or maintained by the Company in conjunction with other companies through a trust or other agreement; any one loss in excess of the greater of four million dollars ($4,000,000) or two per cent (2%) of the aggregate principal amount of bonds outstanding hereunder on the date of such particular loss, to be made payable A. to the Trustee as its interest may appear or B. to the trustee or other holder of any prior lien (if required by the terms thereof) and to the Trustee, as their respective interests may appear; and in case of payment to any such trustee or other holder of any prior lien the Company shall furnish the Trustee with the certificate of such trustee or other holder that it has received such proceeds. The proceeds of any insurance which shall be received by the Trustee shall be applied by the Trustee as a part of the trust estate.

      The Company covenants and agrees that it will at any and all times upon the written request of the Trustee, and in any event at least once in each calendar year on or before July 1, beginning with the year 1945, furnish to the Trustee an officers' certificate stating in substance that the Company has com-plied with all the terms and conditions of this Section 5.13 and containing a statement of all such policies of insurance and/or certificates issued under such trust or other agreement then outstanding and in force upon the aforesaid property or any part thereof, including the names of any insurance companies which have insured, the amounts of such insurance and the property covered thereby, and a statement of the amount and character of any certificates issued under such trust or other agreement.

      In case of any loss from fire in excess of the greater of four million dollars ($4,000,000) or two per cent (2%) of the aggregate principal amount of bonds outstanding hereunder on the date of such particular loss covered by any policy of insurance, any appraisement or adjustment of such loss and settlement and payment of indemnity therefor, which shall be approved in an officers' certificate, may be consented to and accepted by the Trustee. Subject to the provisions of Section 12.02 hereof, the Trustee shall in no way be liable or responsible for the collection of any insurance in case of any loss or for consenting to or accepting any such appraisement, adjustment, settlement or payment of indemnity.

      So long as there are outstanding any bonds or obligations secured by a mortgage or other lien upon any part of the properties of the Company, prior to the lien of this Indenture, if a check for the amount of any loss covered by any insurance policy on any property subject to any such mortgage or other lien (as to whether such property is subject to such mortgage or other lien, the Trustee may, subject to the provisions of Section 12.02 hereof, rely upon an opinion of counsel) is drawn payable to the order of the Trustee hereunder and the trustee or other holder of such mortgage or lien, the Trustee hereunder shall, upon the written order of the Company, endorse said check without recourse and deliver the same to the trustee or other holder of any such mortgage or lien.

      The Company covenants and agrees that it will cause all proceeds of any insurance payable directly to it to be applied to the repair and replacement of property damaged or destroyed, in respect of which the insurance proceeds were paid to the Company, or to the acquisition of permanent improvements, extensions, or additions to the mortgaged property or to the redemption of bonds outstanding hereunder or under a prior lien.

      Anything in this Indenture to the contrary notwithstanding, the Company may have fire insurance policies with a deductible provision in a dollar amount per occurrence not exceeding the greater of five million dollars ($5,000,000) or three per cent (3%) of the aggregate principal amount of bonds outstanding hereunder on the date such policy goes into effect; provided, however, such dollar amount may be exceeded to the extent such dollar amount per occurrence does not exceed the deductible amount in effect as to fire insurance on property of similar character insured by companies similarly situated and operating like property.

      SECTION 5.14. The Company covenants and agrees that it will maintain, preserve and keep the mortgaged property in a state of good repair, working order and condition unless prevented from so doing by conditions beyond the control of the Company existing during time of war or other emergency.

      SECTION 5.15. The Company covenants and agrees that it will duly and punctually keep, observe and perform each and every term, covenant and condition on its part to be kept, observed and performed, contained in this Indenture and in each and every indenture supplemental hereto which may be executed and delivered by the Company to the Trustees as provided or permitted by this Indenture.

      SECTION 5.16. The Company covenants and agrees that, except in the manner and upon the terms in Articles VII and XIII hereof expressly authorized, it will not in any manner, whether by consolidation, merger, conveyance or otherwise, dispose of or lease the trust estate as a whole, or substantially as a whole.

      SECTION 5.17. The Company covenants and agrees that:

            A. At any and all reasonable times, upon the written request of the Trustee, the Company will permit the Trustee, by its agents and attorneys, to examine all the plants, properties, books of account, records, reports and other papers of the Company and to make copies and extracts therefrom;

            B. The Company will file with the Trustees, within fifteen days after it is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (or copies of such portions thereof as may be prescribed by the Securities and Exchange Commission under
      Section 314(a)(1) of the Trust Indenture Act of 1939); or, if the Company is not required to file with the Securities and Exchange Commission information, documents or reports pursuant to either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, then the Company will file with the Trustees and will file with the Securities and Exchange Commission such of the supplementary and periodic information, documents and reports required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as an obligor having an indenture qualified under the provisions of the Trust Indenture Act of 1939 shall then be required to furnish to the trustee under said indenture and to file with said Commission by any rules and regulations prescribed by said Commission under the provisions of Section 314(a)(l) of the Trust Indenture Act of 1939;

            C. The Company will file with the Trustees and with the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants, but no such certificate or opinion shall be required as to
      1. dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports, or 2. the amount and value of property additions (other than certificates or opinions of engineers as to the fair value to the Company of any property additions made the basis for the authentication and delivery of bonds, the withdrawal of cash from the Trustee, the reduction of cash required to be deposited with the Trustee, or the release of any portion of the trust estate, which are required to be filed with the Trustee by the provisions of Articles III, VII or VIII hereof), or 3. the adequacy of depreciation, maintenance or repairs;

            D. The Company will transmit to the bondholders, in the manner and to the extent provided in subdivision C. of Section 12.10 hereof, such summaries of any information, documents and reports required to be filed with the Trustees pursuant to the provisions of subdivisions B. and C. of this Section 5.17 as may be required by the rules and regulations of the Securities and Exchange Commission under the provisions of Section 314(a)(3) of the Trust Indenture Act of 1939; and

            E. The Company will furnish or cause to be furnished to the Trustee between 1. April 15 and April 30 and 2. October 15 and October 31, in each year beginning with October, 1944, and at such other times as the Trustee may request in writing, all information in the possession or control of the Company, or of any paying agent for the bonds, as to the names and addresses of the bondholders as of a date not more than fifteen days prior to the date on which such information shall be furnished to the Trustee; provided, however, that the Company need not furnish or cause to be furnished any such list with respect to registered bonds with respect to which the Trustee maintains the records for the registration and transfer of bonds.

      SECTION 5.18. Upon default of the Company so to do, the Trustees may in their discretion, and if requested in writing by a majority of the bondholders and provided with the amount of cash necessary therefor shall, make any payment which the Company by any of the provisions of this Indenture agrees to make, and the Company covenants and agrees that it will forthwith repay to the Trustees all moneys which the Trustees shall so pay, and will pay interest thereon from the date of such payment by the Trustees until the repayment thereof, at the prime rate prevailing from time to time of the Trustee, and if any moneys so paid by the Trustees shall have been furnished to the Trustees by any of the bondholders, the Trustees shall, out of any amount repaid to them by the Company, or recovered out of the trust estate on account of such advance or payment, make ratable payment to the bondholders who shall have provided such moneys, or upon their order. No such payment shall be deemed to relieve the Company from any default hereunder.

      SECTION 5.19. The Company covenants and agrees that it will cause any paying agent, other than the Trustee, which it may appoint, to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.19,

            A. that it will hold all sums held by it as such agent for the payment of principal of and premium, if any, or interest on any of the bonds in trust for the benefit of the holders of such bonds or of the coupons for such interest, as the case may be;

            B. that it will give the Trustee notice of any failure of the Company to make any payment of the principal of and premium, if any, or interest on the bonds when the same shall be due and payable; and

            C. that at any time during the continuation of any such failure of the Company to make any payment of the principal of and premium, if any, or interest on the bonds when the same shall be due and payable, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such paying agent.

      The Company covenants and agrees that, if it should at any time act as its own paying agent, it will, on or before each due date of the principal of, and premium, if any, or interest on, any of the bonds, set aside and segregate and hold in trust for the benefit of the holders of such bonds or of the coupons for such interest, as the case may be, a sum sufficient to pay such principal and premium, if any, or interest so becoming due, and will notify the Trustee of any failure to take such action.

      Anything in this Section 5.19 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section 5.19, such sums to be held by the Trustee upon the trusts hereinabove in this
Section 5.19 referred to.

                                   ARTICLE VI.
                  CONCERNING SECURITIES PLEDGED OR MORTGAGED.


      SECTION 6.01. All prior lien bonds received uncancelled by the Trustee and all other securities received by the Trustee, pursuant to any of the provisions of this Indenture or of any indenture supplemental hereto, shall be held by the Trustee subject to the provisions of this Indenture and of any such supplemental indenture for the further security of the bonds issued hereunder.

      All prior lien bonds in coupon form received uncancelled by the Trustee shall have all unmatured coupons attached when so received unless accompanied by evidence satisfactory to the Trustee that the discharge of any mortgage or other lien securing the same may be obtained without the production of any coupon or coupons that may be missing. All prior lien bonds received uncancelled by the Trustee hereunder shall be stamped by the Trustee with the following words:

            "Not negotiable; held in trust under the provisions of the Indenture of Michigan Consolidated Gas Company to City Bank Farmers Trust Company (Citibank, N.A., successor) and Ralph E. Morton (Robert T. Kirchner, successor), Trustees, dated as of March 1, 1944."

      All prior lien bonds or other securities received uncancelled by the Trustee shall be in bearer form or, if in registered form, shall be accompanied by appropriate instruments of transfer to the Trustee, and shall otherwise be in transferable form and shall bear such stamps, if any, as may be required by law. The Trustee may from time to time cause prior lien bonds or any other securities received by it to be registered in its name, or in the name of its nominee.

      SECTION 6.02. So long as the Company is not in default hereunder to the knowledge of the Trustees and there shall not have occurred and be continuing any event of default, no payment by way of principal, interest or otherwise on any prior lien bonds held by the Trustee shall be made or demanded, and all coupons thereto appertaining, as they mature, shall be cancelled by the Trustee and delivered so cancelled to the Company, except that, in case default is made in the payment of interest on or principal of any of the prior lien bonds undeposited and outstanding, the coupons appertaining to any prior lien bonds held subject to this Indenture of the same issue as the prior lien bonds upon which such default shall have been made, shall not be cancelled, and the Trustee may demand and enforce payment of all sums due, whether for for prior lien bonds of such issue by the mortgage or other instrument securing the same, and all prior lien bonds of such issue then held by it shall be enforceable ratably and equally with all other prior lien bonds of such issue not deposited with the Trustee; but all interest maturing upon any bonds of such issue then held by it prior to any such default shall be deemed to have been paid and satisfied. Subject to the provisions of this Indenture, the Trustee is expressly empowered to exercise, enforce or waive any of the rights and powers which it may possess as holder of any prior lien bonds held by it in pledge hereunder.

      The Company agrees that, except as permitted by Article XIII hereof, it will not sell, assign or transfer any coupon or right to interest delivered or assigned to it in respect of any prior lien bonds pledged hereunder, and will not, without the consent of the Trustee, collect any coupons or interest or any other claim or judgment in respect of such prior lien bonds by legal proceedings or by enforcement of any security therefor or in any other manner which the Trustee shall deem prejudicial to the trusts hereby created; and, until actually paid, released or discharged, every coupon or right to interest and all other claims in respect of any such prior lien bonds shall remain subject to the lien hereof.

      All funds received by the Trustee pursuant to the provisions of this
Section 6.02 shall be held by the Trustee as part of the trust estate.

      SECTION 6.03. So long as the Company is not in default hereunder to the knowledge of the Trustees and there shall not have occurred and be continuing any event of default, the Trustee, if so directed by an officers' certificate, shall surrender any of the prior lien bonds held by it in pledge hereunder to the trustee of the mortgage or other holder of the lien securing such prior lien bonds for cancellation or to be held uncancelled for the purposes of any sinking fund or analogous fund for the retirement of bonds for which provision may have been made in the instrument evidencing the mortgage or other lien securing the prior lien bonds so surrendered, subject to the provisions of Section 5.09 hereof, but prior lien bonds shall not be so surrendered, except for cancellation, unless the Trustee shall have received an opinion of counsel to the effect that the Company has made effective provision, either in the instrument evidencing the mortgage or other lien securing such prior lien bonds or otherwise, so that no transfer of ownership or possession of such bonds by the trustee or other holder of such mortgage or other lien is permissible except to the Trustee or to the trustee or other holder of the mortgage or other lien securing other prior lien bonds for cancellation or to be held uncancelled under the terms of such mortgage or other lien and, upon cancellation of such mortgage or other lien, to the Trustee.

      Whenever all outstanding prior lien bonds of a particular issue (except any lost, stolen or destroyed bonds as to which the Trustee shall have received the certificate of the trustee or other holder of the mortgage or other instruments securing such bonds to the effect that satisfactory indemnity has been given to it) shall have been deposited with the Trustee and/or shall be held by the Trustee under any provision of this Indenture and/or by the trustee or other holder of the mortgage or other lien securing the same (or provision for their payment is made which is satisfactory to the trustee of such prior lien and to the Trustee), the Trustee shall cancel or cause to be cancelled all prior lien bonds of such issue so deposited with or held by it (if not previously cancelled) and shall deliver the same so cancelled to the trustee or other holder of the prior lien and such mortgage or prior lien shall be discharged of record, but such bonds shall be cancelled and delivered and such mortgage or prior lien shall be discharged of record only at the request of the Company evidenced by an officers' certificate and upon the receipt by the Trustee of an opinion of counsel to the effect A. that all the property then subject to such mortgage or other lien, insofar as the same is of the character covered by this Indenture, has been subjected to the lien of this Indenture, and B. that there are no liens or encumbrances on such property junior to the lien of the mortgage or other instrument securing such prior lien bonds which are prior to the lien of this Indenture, excepting permissible encumbrances.

      SECTION 6.04. All purchase money obligations and all bonds or other obligations issued by a municipal corporation or other governmental subdivision which shall be received by the Trustee pursuant to the provisions of paragraphs
a) and b) of subdivision A.3. of Section 7.03 hereof or pursuant to the provisions of subdivision E. of Section 7.04 hereof, shall be held and collected by the Trustee. Interest received by the Trustee on such obligations shall, so long as the Company is not in default hereunder to the knowledge of the Trustees and there shall not have occurred and be continuing any event of default, be paid over to the Company. Ail moneys received by the Trustee with respect to principal of such obligations shall be held and applied by the Trustee as a part of the trust estate. All such obligations held by the Trustee may be released pursuant to the provisions of Article VII hereof. The Trustee may exercise any and all rights of a holder of all such purchase money obligations and bonds and other obligations, and may take such action as shall be desirable or necessary to avail of the security created therefor, including, without limiting the generality of the foregoing, the joining in any plan of voluntary or involuntary reorganization or a readjustment or rearrangement of any such purchase money obligations or bonds or other obligations, and the acceptance of new obligations or securities issued in exchange therefor under any such plan and the extension or modification of any of the terms of said purchase money obligations or bonds or other obligations or of any instrument securing the same.

      SECTION 6.05. In case the Trustee is authorized by the provisions of this Indenture to exercise all the rights of a holder of any securities pledged hereunder, the Trustee shall be deemed, to the exclusion of the Company, to be the sole holder and owner thereof, but, so long as the Company is not in default hereunder to the knowledge of the Trustees and there shall not have occurred and be continuing any event of default, any discretionary action which the Trustee may be entitled to take in connection with any security pledged hereunder shall be taken by the Trustee in accordance with the written request of the Company. If and so long as the Company shall be in default hereunder to the knowledge of the Trustees, or if an event of default has occurred and is continuing, the Trustee shall take any such action in its own absolute and uncontrolled discretion and may in such event consult with an engineer or engineers or other expert or experts, and the reasonable expense of such consultation shall be paid by the Company.

                                  ARTICLE VII.
               POSSESSION, USE, RELEASE AND TRANSFER OF PROPERTY.

      SECTION 7.01. Unless an event of default shall have occurred and be continuing, the Company shall be entitled to possess, use and enjoy all the property and appurtenances, franchises and rights conveyed by this Indenture (other than such securities, obligations and moneys as are expressly required to be deposited with the Trustee), and to receive, use and dispose of, free from the lien of this Indenture, the rents, revenues, issues, earnings, income, products and profits thereof (except as stated in Article VI hereof), with power in the ordinary course of business, freely and without let or hindrance on the part of the Trustees or either of them or of the bondholders, to use and consume materials and supplies, deal with choses in action, deal with, modify and cancel contracts and exercise the rights and powers conferred upon it thereby, alter, repair, dismantle, change the position of and remove any of its property, and replace and renew any of its property.

      SECTION 7.02. So long as the Company shall remain in possession of the trust estate, the Company may at any time and from time to time, in its discretion, without any release from, action by, or notice to, the Trustees:

            A. Sell, exchange or otherwise dispose of free from the lien of this Indenture 1. any of its equipment, machinery, fixtures, apparatus, pipes, poles, wire, appliances, tools, implements, furniture or other chattels at any time subject to the lien hereof, which may have become worn out, obsolete, inadequate, unserviceable, undesirable or unnecessary for use in the conduct of its business, replacing the same by, or substituting for the same, other property of equal value to the Company, which shall forthwith become, without further action, subject to the lien of this Indenture, and 2. any materials, merchandise, equipment and supplies in the ordinary course and conduct of its business;

            B. Surrender, cancel, abandon or make changes, alterations or modifications in or substitutions of any and all right-of-way grants, easements or leaseholds, if any, subject to the lien hereof; and

            C. Surrender, cancel, abandon or assent to the change, alteration or modification of any easement, right-of-way, or any other right, power, franchise, license, governmental consent or permit under which it may be operating, provided that any such surrender or modification which affects the trust estate is necessary or desirable in the conduct of the business of the Company.

      SECTION 7.03. A. So long as the Company is not in default hereunder to the knowledge of the Trustees and there shall not have occurred and be continuing any event of default, the Company may at any time and from time to time obtain the release of, and the Trustees shall release from the lien hereof, any property or franchises constituting a part of the mortgaged property, except prior lien bonds, but only upon receipt by the Trustee of:

            1. An officers' certificate stating: that the Company has sold, leased, granted an interest in, surrendered or disposed of, or intends to sell, lease, grant an interest in, surrender or dispose of, certain property and the consideration, if any, received or to be received therefor, a request for the release thereof from the lien of this Indenture, and whether or not the property to be released has heretofore been bonded; that the Company is not, to the knowledge of the signers, in default in the performance of any of the other terms or covenants of this Indenture, that the Company is not and, upon the granting of the application then being made, will not be in default in the performance of the covenant contained in Section 5.10 hereof; and that in the opinion of the signers such release is desirable in the conduct of the business of the Company and all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with;

            2.a) An engineer's certificate stating, in the opinion of the signers, the then fair value and the cost (or as to property additions constituting bonded property of which the fair value to the Company at the time the same became bonded was less than the cost as determined pursuant to Article I hereof, then such fair value in lieu of cost) of the property to be released (which property shall be described in such certificate in reasonable detail) without deduction for any liens on such property; and that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions of this Indenture; and

            b) In case the fair value of such property to be released and of all other property released from the lien of this Indenture since the commencement of the then current calendar year, as shown by certificates filed pursuant to this Article VII, is ten per cent (10%) or more of the aggregate principal amount of bonds outstanding at the time of the application then being made, an independent engineer's certificate stating in substance:

                  (1) The then fair value and the cost (or as to property
            additions constituting bonded property of which the fair value to the Company at the time the same became bonded was less than the cost as determined pursuant to Article I hereof, then such fair value in lieu of cost), in the opinion of the signer, of the property to be released, without deduction for any liens on such property; and

            (2) That such release, in the opinion of the signer, will not impair the security under this Indenture in contravention of the terms of this Indenture;

      provided, however, that no independent engineer's certificate need be delivered to the Trustee in the case of any release of property if the fair value thereof, as shown by the certificate filed pursuant to paragraph a) of this subdivision 2., is less than twenty-five thousand dollars ($25,000) or less than one per cent (1%) of the aggregate principal amount of bonds at the time outstanding;

            3. Cash, which shall be received and applied by the Trustee as a part of the trust estate, in an amount equal to the cost of the property to be released (or as to property additions constituting bonded property of which the fair value to the Company at the time the same became bonded was less than the cost as determined pursuant to Article I hereof, then such fair value in lieu of cost) as specified in said engineer's certificate, or, if an independent engineer's certificate is required, then as specified therein, which amount of cash shall, at the election of the Company, be reduced by:

                  a) An amount equal to the fair value of obligations secured by purchase money mortgage on the property to be released deposited with the Trustee (which obligations shall constitute all of such obligations secured by such mortgage and the principal amount of which obligations shall not (1) exceed seventy per cent (70%) of the fair value of the property to be released as specified in the engineer's certificate or, if required, the independent engineer's certificate, or (2) together with the principal amount of all other purchase money obligations which shall have been used to reduce the amount of cash required to be deposited under the provisions of this
            Section 7.03 and are then held as a part of the trust estate, exceed fifteen per cent (15%) of the aggregate principal amount of bonds at the time outstanding under this Indenture), but only upon receipt by the Trustee of:

                        (i) An opinion of counsel to the effect that such
                  obligations are valid obligations and that any purchase money mortgage securing the same is sufficient to constitute a valid purchase money lien upon the property to be released subject to no liens other than the liens, if any, existing on such property immediately prior to its release;

                        (ii) An appraiser's certificate stating the fair value
                  to the Company of such obligations;

                        (iii) If the fair value to the Company of such
                  obligations and of all other securities made the basis of any release from the lien of this Indenture since the commencement of the then current calendar year, as shown by certificates filed pursuant to subparagraphs (ii) or (iii) of this paragraph a) or pursuant to subparagraph (1) or (2) of paragraph b) of this subdivision 3., or pursuant to subdivision F. of Section 7.04 hereof, is ten per cent (10%) or more of the aggregate principal amount of bonds outstanding at the time of the application then being made, an independent appraiser's certificate, stating the fair value to the Company of such obligations; provided, however, that no independent appraiser's certificate need be filed with the Trustee with respect to any such obligations if the fair value thereof to the Company, as shown by the certificate required by subparagraph (ii) of this paragraph a), is less than twenty-five thousand dollars ($25,000) or less than one per cent (1%) of the aggregate principal amount of bonds outstanding at the time of the application then being made; and/or


                  b) An amount equal to the fair value of bonds or other
            interest-bearing obligations, issued pursuant to law, in whole or in part payment for the property to be released, by any municipal corporation or other governmental subdivision (the principal amount of which, together with the principal amount of all other such obligations which shall have been used to reduce the amount of cash required to be deposited under the provisions of this Section 7.03 and are then held as part of the trust estate, shall not exceed fifteen per cent (15%) of the aggregate principal amount of bonds at the time outstanding under this Indenture) which shall be deposited with the Trustee, but only upon receipt by the Trustee of:

                        (1) An appraiser's certificate stating the fair value to
                  the Company of such bonds or other interest-bearing obligations;

                        (2) If the fair value to the Company of such obligations
                  and of all other securities made the basis of any release from the lien of this Indenture since the commencement of the then current calendar year, as shown by certificates filed pursuant to subparagraph (1) or (2) of this paragraph b) or pursuant to subparagraph (ii) or (iii) of paragraph a) of this subdivision 3., or pursuant to subdivision F. of Section 7.04 hereof, is ten per cent (10%) or more of the aggregate principal amount of bonds outstanding at the time of the application then being made, an independent appraiser's certificate, stating the fair value to the Company of such obligations; provided, however, that no independent appraiser's certificate need be filed with the Trustee with respect to any such obligations if the fair value thereof to the Company, as shown by the certificate required by subparagraph (1) of this paragraph b), is less than twenty-five thousand dollars ($25,OOO) or less than one per cent (1%) of the aggregate principal amount of bonds outstanding at the time of the application then being made; and

                        (3) An opinion of counsel to the effect that such bonds
                  or other interest-bearing obligations have been issued pursuant to law in whole or in part payment for the property to be released, and either (i) that such municipal corporation or other governmental subdivision possesses taxing power and that such bonds or other interest-bearing obligations are direct and general obligations of such municipal corporation or other governmental subdivision, or (ii) that the interest on and principal of such bonds or other interest-bearing obligations are payable from and secured by a valid lien on the revenues derived from the operation of that part of the property to be released which is or has been purchased by such municipal corporation or other governmental subdivision and such bonds or other interest-bearing obligations are rated by at least one nationally recognized statistical rating organization (as that term is used in Rule 15~3-l(c)(2)(vi)(F) under the Securities Exchange Act of 1934) in one of its generic rating categories which signifies investment grade (typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signifying investment grade); and/ or


            c) An amount equal to the amount of net property additions not theretofore bonded, but only upon receipt by the Trustee of the certificates, instruments and opinions of the kind prescribed in, and setting forth the facts with respect to such net property additions specified in subdivisions 2., 3., 4., 6., 7.a), b) and e), and 8.a) through g), of subdivision C. of Section 3.03 hereof; and provided further that in case such net property additions are subject to a prior lien there shall be deducted from the amount thereof, an amount equal to 10/7ths of the principal amount of the then outstanding prior lien bonds secured by such prior lien and not theretofore deducted in connection with any application under this Indenture for the authentication and delivery of bonds, the withdrawal of cash, the reduction of cash or the release of property; and/or

            d) An amount equal to 10/7ths of the principal amount of prior lien bonds deposited with the Trustee or paid or purchased or reduced or ascertained by judicial determination to be invalid, and in no case theretofore bonded, but only upon receipt by the Trustee, of (1) prior lien bonds as prescribed in subdivision A.2.a) of Section 3.04 hereof or a certificate and opinion of the kind and setting forth the facts prescribed in subdivision A.2.b) of said Section 3.04, (2) a certificate of the kind and setting forth the facts prescribed in subdivision A.3. and (3) an opinion of counsel of the kind prescribed by subdivision A.4.a) of said
      Section 3.04 to the extent applicable; and/or

            e) An amount equal to 10/7ths of the principal amount of bonds, then or theretofore surrendered for conversion (if convertible) except into other bonds, or paid at maturity or upon redemption or purchased or otherwise surrendered to the Trustee and cancelled, and in no such case theretofore bonded or made the basis for the issue of bonds of one denomination for bonds of another denomination of the same series in exchange therefor, or for the issue of coupon bonds in exchange for registered bonds without coupons, or for the issue of registered bonds without coupons in exchange for coupon bonds or upon the transfer of registered bonds without coupons, or for the issue of bonds in substitution for bonds mutilated, destroyed, lost or stolen, pursuant to the terms hereof or of any certified resolutions or indenture supplemental hereto; and/or

            f) An amount equal to 10/7ths of the principal sum secured by any lien prior to the lien hereof, which is a lien solely on the property to be released; provided that there shall be filed with the Trustee an opinion of counsel stating the principal sum secured by such lien and that such lien is a lien solely on the property to be released; and


      4. An opinion of counsel to the effect that all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with and, in the case the Trustees are requested to release any franchise, that such release will not impair to any material extent the right of the Company to operate any of its remaining properties; and stating, in the opinion of such counsel, whether or not any portion of such property is subject to any lien prior to the lien of this Indenture, excepting permissable encumbrances, and, if so, such lien or liens shall be specified.

      B. Redeemed prior lien bonds shall be deemed to have been paid and cancelled within the meaning of subdivision A.3. of this Section 7.03.

      C. If the property to be released is subject to any prior hen or to any other lien prior hereto, and if the property to be released is to be simultaneously released from such lien and if the consideration for the property to be released is required by the provisions of such lien to be paid over to the trustee or other holder of such lien (as to which facts the Trustee may rely, subject to the provisions of Section 12.02 hereof, upon an opinion of counsel), the certificate of the trustee or other holder of such lien that it has received the consideration for the property to be released shall be accepted by the Trustee hereunder to the extent of such consideration so received by such other trustee or other holder (as the value of such consideration shall be specified in such certificate) in lieu of cash, obligations, certificates, bonds or net property additions required by the provisions of subdivision A.3. of this
Section 7.03 to be delivered or certified to the Trustee upon the release of said property.

      SECTION 7.04. So long as the Company is not in default hereunder to the knowledge of the Trustees and there shall not have occurred and be continuing , any event of default, the Company may at any time and from time to time sell, lease, grant an interest in, surrender or otherwise dispose of any property (except prior lien bonds) constituting a part of the mortgaged property of an aggregate fair value (without deduction for any liens thereon) of not in excess of the greater of three per cent (3%) of the aggregate principal amount of the bonds at the time outstanding or one hundred thousand dollars ($100,000) in any one calendar year, as shown by engineer's certificates filed pursuant to subdivision C. of this Section 7.04, and the Trustees, without requiring compliance with any other section of this Article VII, shall release such property from the lien hereof, provided that such fair value of the property involved in any one release as shown on such engineer's certificate is less than
- . twenty-five thousand dollars ($25,000) or less than one per cent (1%) of the aggregate principal amount of bonds at the time outstanding; but only upon receipt by the Trustee of:

            A. An officers' certificate (which may be combined with the officers' certificate referred to in subdivision B. of this Section 7.04) requesting the release of the property in question;

            B. An officers' certificate briefly describing the property to be released and stating in substance:

                  1. That the Company has sold, leased, granted an interest in, surrendered or disposed of, or contracted to sell, lease, grant an interest in, surrender or dispose of, certain property and stating the consideration, if any, received or to be received by the Company therefor, which shall be cash or purchase money obligations (as defined and subject to the limitations and conditions provided in subdivision A.3.a) of Section 7.03 hereof);

                  2. That the fair value of the property to be released as shown in the engineer's certificate referred to in subdivision C. of this
            Section 7.04, together with the fair value, as shown by such engineer's certificates, of all other property released under the terms of this Section 7.04 during the then current calendar year, does not exceed the greater of three per cent (3%) of the aggregate principal amount of the bonds at the time outstanding or one hundred thousand dollars ($100,000); and

                  3. That the Company is not to the knowledge of the signers in default under this Indenture and that in the opinion of the signers all conditions precedent provided for in this Indenture relating to the release of such property have been complied with;

            C. An engineer's certificate stating in the opinion of the signers the then fair value of the property to be released (without deduction for any liens on such property), and that the release thereof will not impair the security under this Indenture in contravention of the provisions of this Indenture;

            D. An opinion of counsel stating that all conditions precedent provided for in this Indenture relating to the release of such property have been complied with;

            E. The cash and/or purchase money obligations, if any, received by the Company upon the sale or other disposition of such property; and

            F. An appraiser's certificate stating the fair value of any purchase money obligations so delivered to the Trustee.

     If the property to be released is subject to any prior lien or to any other lien prior hereto and said property is to be simultaneously released from such lien, and if the consideration for the property to be released is required by the provisions of such lien to be paid over to the trustee or other holder of such lien (as to which facts the Trustee may rely, subject to the provisions of Section 12.02 hereof, upon an opinion of counsel), the certificate of the trustee or the other holder of such lien that it has received the consideration for the property to be released shall be accepted by the Trustee hereunder to the extent of such consideration so received by such other trustee or other holder in lieu of cash and/or purchase money obligations required by the provisions of subdivision E. of this Section 7.04 to be delivered to the Trustee upon the release of said property.

      All cash received by the Trustee pursuant to the provisions of this
Section 7.04 shall be held and dealt with by the Trustee as a part of the trust estate, and all purchase money obligations so received shall be held and dealt with as provided in Article VI hereof.

      SECTION 7.05. Should any part of the trust estate be taken by the exercise of a power of eminent domain or be required to be disposed of by any public authority having jurisdiction to require such disposition (including the Securities and Exchange Commission or other regulatory body administering the Public Utility Holding Company Act of 1935), whether upon order directed against the Company or upon application of the Company in compliance with any existing law requiring such disposition, if in the condemnation proceeding or proceeding requiring or approving such disposition the fair value of such property is determined or approved by a court, or by such public authority, or by any agency thereof, having in each case (in the opinion of counsel) jurisdiction to make such determination or give such approval, the Trustees shall accept the fair value so determined or approved (without requiring any engineer's certificate or independent engineer's certificate as to such fair value) as representing the then fair value of such property. Should any municipality or public authority at any time exercise any right which it may have to purchase any part of the trust estate at a price specified in or determined in accordance with the provisions of right of purchase, the Trustees shall accept the price so specified or determined as representing the then fair value of such property. In any such case, when the Company by an officers' certificate shall so request, the Trustees shall execute and deliver a release of the property so taken or purchased or disposed of upon the conditions set forth in this Section 7.05, and shall, subject to the provisions of Section 12.02 hereof, be fully protected in so doing upon being furnished with an opinion of counsel to the effect that such property has been taken by the exercise of the power of eminent domain or has been disposed of under the requirements of any public authority having jurisdiction to require such disposition or has been purchased by a municipality or public authority in the exercise of a right which it shall have to purchase such property. In any such proceedings the Trustees may be represented by counsel, who may or may not be of counsel to the Company. The proceeds of all property so taken, disposed of or purchased shall be paid over either to the Trustee hereunder to be held as part of the trust estate and applied pursuant to Article VIII hereof, or, if required by the terms thereof (as to which the Trustee may rely, subject to the provisions of Section 12.02 hereof, upon an opinion of counsel), to the trustee or other holder of any prior lien or any other lien prior hereto, in which case the Company shall furnish the Trustee with the certificate of such trustee or other holder that it has received such proceeds.

      SECTION 7.06. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustees to execute the release or be bound to inquire as to any facts required by the provisions hereof for the exercise of such authority, or be bound to see to the application of the purchase moneys; nor shall any purchaser or grantee of any property or rights permitted by this Article VII to be sold, granted, exchanged or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange or other disposition, or be bound to see to the application of any consideration paid to the Company.

      SECTION 7.07. In case the trust estate shall be in the possession of a receiver or a trustee in bankruptcy lawfully appointed, or of an assignee for the benefit of creditors, the powers in and by this Article VII conferred upon the Company may be exercised by such receiver, trustee or assignee, with the approval of the Trustee, regardless of whether or not the Company is in default hereunder, and in such event a writing signed by such receiver, trustee or assignee, may be received by the Trustee in lieu of any certified resolution required by the provisions of this Article VII, and such receiver, trustee or assignee may make any certificate required by the provisions of this Article VII to be made by an officer or officers of the Company, and if the Trustees hereunder or either of them shall be in possession of the trust estate under any provision of this Indenture, then all the powers by this Article VII conferred upon the Company may be exercised by the Trustees, or that one of them in possession, as the case may be, in their, its or his discretion.

     The Trustees shall not be required under any of the provisions of this
Article VII to release at the request of the Company any part of the mortgaged property from the lien hereof at any time when the Company shall be in default to the knowledge of the Trustees in the performance of any covenant or agreement in the bonds or in this Indenture contained, or when an event of default shall have occurred and be continuing, but notwithstanding any such default or event of default, the Trustees may release from the lien hereof any part of the mortgaged property, upon compliance with the conditions, other than those relating to the non-existence of a default, specified in this Article VII in respect thereof, if the Trustee in its discretion shall deem such release for the best interest of the bondholders.

     SECTION 7.08. So long as the Company is not in default hereunder to the knowledge of the Trustees and there shall not have occurred and be continuing any event of default, the Company may at any time and from time to time sell, lease, surrender or otherwise dispose of any property or franchises (other than bonded property) constituting a part of the mortgaged property, or grant an interest in such property or franchises (other than bonded property), except prior lien bonds, and obtain the release of, and the Trustees shall release from the lien hereof, such property, but only upon receipt by the Trustee of (in lieu of complying with the requirements of Section 7.03 hereof):

          A. An officers' certificate stating that the Company has sold, leased, granted an interest in, surrendered or disposed of, or intends to sell, lease, grant an interest in, surrender, or dispose of, certain property that is not bonded property and stating the consideration, if any, received or to be received therefor, and requesting the release thereof from the lien of this Indenture; and stating that such property has not theretofore been bonded; that such release is in the opinion of the signers desirable in the conduct of the business of the Company; and that the Company is not, to the knowledge of the signers, in default in the performance of any of the terms or covenants of this Indenture; and that in the opinion of the signers all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with;

          B.1. An engineer's certificate stating, in the opinion of the signers, the then fair value of the property to be released (which property shall be described in such certificate in reasonable detail) without deduction for any liens on such property; and stating that, in the opinion of the signers, such release will not impair the security under this Indenture in contravention of the provisions of this Indenture;

               2. In the case the fair value of such property to be released and of all other property released from the lien of this Indenture since the commencement of the then current calendar year, as shown by certificates filed pursuant to Article VII hereof, is ten per cent (10%) or more of the aggregate principal amount of bonds outstanding at the time of the application then being made, an independent engineer's certificate stating in substance:

                    a) The then fair value, in the opinion of the signer, of the property to be released, without deduction for any lien on such property; and

                    b) That such release, in the opinion of the signer, will not impair the security under this Indenture in contravention of the terms of this Indenture.

          provided, however, that no independent engineer's certificate need be delivered to the Trustee in the case of any release of property if the fair value thereof, as shown by the certificate filed pursuant to paragraph 1. of this subdivision B., is less than twenty-five thousand dollars ($25,000) or less than one per cent (1%) of the aggregate principal amount of bonds at the time outstanding;

          C. A further engineer's certificate stating, in the opinion of the signers, that the aggregate principal amount of Bonds to be outstanding under this Indenture immediately after such release shall not exceed seventy per cent (70%) of the aggregate fair value of the then bonded property of the Company; and

          D. An opinion of counsel to the effect that all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with and, in case the Trustees are requested to release any franchise, that such release .will not impair to any material extent the right of the Company to operate any of its remaining properties.

     SECTION 7.09. In case the Company has sold, exchanged, dedicated or disposed of, or intends or has agreed to sell, exchange, dedicate or dispose of, or a governmental body or agency has exercised a right to order the Company to divest itself of, any property of a character excepted from the lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustees shall, from time to time, execute such instruments of disclaimer or quitclaim as may be appropriate and reasonably requested by the Company upon receipt by the Trustee of the following:

          A. an officers' certificate complying with the requirements of Section
     17.08 hereof and describing in reasonable detail the property to be disclaimed or quitclaimed; and

          B. an opinion of counsel complying with the requirements of Section
     17.08 hereof and stating the signer's opinion that such property is not subject to the lien hereof or required to be subject thereto by any of the provisions hereof, and stating that the execution of such disclaimer or quitclaim is appropriate.


                                  ARTICLE VIII.

                 APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE.

     SECTION 8.01. All moneys received by the Trustee hereunder (except moneys received as a part of any special trust or similar fund, the disposition of which is otherwise provided for) to be applied by it as part of the trust estate shall be held by the Trustee as a part of the trust estate and, so long as the Company is not in default hereunder to the knowledge of the Trustees and there shall not have occurred and be continuing any event of default, shall be paid over from time to time by the Trustee to or upon the order of the Chairman, Chief Executive Officer, President, Vice Chairman, Vice President, Secretary, Assistant Secretary, Treasurer or an Assistant Treasurer of the Company, or by any other officer selected by the Board of Directors either:

          A. In the case of moneys deposited with the Trustee pursuant to the provisions of Section 3.05 hereof, in an amount equal to seventy per cent (70%) of the amount of net property additions not theretofore bonded; and in the case of moneys deposited with the Trustee to be applied by it as a part of the trust estate pursuant to any of the other provisions of this Indenture (except moneys referred to in subdivision E. of this Section 8.01), in an amount equal to one hundred per cent (100%) of the amount of net property additions not theretofore bonded; provided, however, that if in either case such net property additions are subject to a prior lien, there shall be deducted from the amount of such net property additions an amount equal to 10/7ths of the principal amount of the then outstanding prior lien bonds secured by such prior lien and not theretofore deducted under any of the provisions of this Indenture; but in every case above mentioned, only upon receipt by the Trustee of an officers' certificate applying for the withdrawal from the trust estate of cash in the amount therein specified, and of the certificates, instruments and opinions of the kind prescribed in, and setting forth the facts with respect to such net property additions specified in subdivisions 2., 3., 4., 6., 7.a), b) and
     e), and 8.a) through g), of subdivision C. of Section 3.03 hereof, and an opinion of counsel to the effect that all conditions precedent provided for in this Indenture relating to the withdrawal of the cash in question have been complied with; or

     B. In the case of moneys deposited with the Trustee to be applied by it as a part of the trust estate pursuant to any provision of this Indenture (except moneys referred to in subdivision E. of this Section 8.01), in an amount equal to one hundred per cent (100%) of the principal amount of prior lien bonds (or, in the case of prior lien bonds, 10/7ths of the principal amount whereof has theretofore been deducted in connection with the reduction or withdrawal of cash under any provision of this Indenture, then an amount equal to 10/7ths of the principal amount of such prior lien bonds) deposited with the Trustee or paid or purchased or reduced or ascertained by judicial determination to be invalid and in no case theretofore bonded, but only upon receipt by the Trustee of 1. an officers' certificate applying for the withdrawal from the trust estate of cash in the amount therein specified, 2. prior lien bonds as prescribed in subdivision A.2.a) of Section 3.04 hereof or a certificate and opinion of the kind and setting forth the facts prescribed in subdivision A.2.b) of said
Section 3.04, 3. a certificate of the kind and setting forth the facts prescribed in subdivision A.3. and 4. an opinion of counsel of the kind prescribed by subdivision A.4.a) of said Section 3.04 to the extent applicable; or

     C. In the case of moneys deposited with the Trustee pursuant to the provisions of Section 3.05 hereof in an amount equal to one hundred percent (100%) of the principal amount of bonds; and in the case of moneys deposited with the Trustee to be applied by it as a part of the trust estate pursuant to any other provision of this Indenture (except moneys referred to in subdivision
E. of this Section 8.01), in an amount equal to 10/7ths of such principal amount of bonds, then or theretofore surrendered for conversion (if convertible) except into other bonds, or paid at maturity or upon redemption or purchased `or otherwise surrendered to the Trustee and canceled, and in no such case theretofore bonded or made the basis for the issue of bonds of one denomination for bonds of another denomination of the same series in exchange therefor, or for the issue of coupon bonds in exchange for registered bonds without coupons, or for the issue of registered bonds without coupons in exchange for -coupon bonds or upon the transfer of registered bonds without coupons, or for the issue of bonds in substitution for bonds mutilated, destroyed, lost or stolen, pursuant to the terms hereof or of any indenture supplemental hereto, but only upon receipt by the Trustee of 1. an officers' certificate applying for the withdrawal from the trust estate of cash in the amount therein specified, not exceeding, however, the aggregate principal amount (or 10/7ths of such principal amount, if applicable) of such bonds so surrendered, the series and principal amount of which shall be specified therein, 2. an officers' certificate stating that the Company is not, to the knowledge of the signers, in default in the performance of any of the terms or covenants of this Indenture and that in the opinion of the signers all conditions precedent provided for in this Indenture relating to the withdrawal of such cash have been complied with, and 3. an opinion of counsel to the effect that all conditions precedent provided for in this Indenture relating to the withdrawal of such cash have been complied with; or

     D. In the case of moneys received by the Trustee pursuant to the provisions of Section 5.13 hereof as the proceeds of any insurance, in an amount equal to the cost of any replacements of property damaged or destroyed by fire, but only upon receipt by the Trustee of 1. an officers' certificate applying for the withdrawal from the trust estate of cash in the amount therein specified and showing the expenditures made or obligations incurred for replacements actually made, describing such replacements in reasonable detail, stating the cost thereof and stating that the Company is not, to the knowledge of the signers, in default in the performance of any of the terms or covenants of this Indenture and that in the opinion of the signers all conditions precedent provided for in this Indenture relating to the withdrawal of such cash have been complied with,
2. an opinion of counsel to the effect that all conditions precedent provided for in this Indenture relating to the withdrawal of such cash have been complied with, and 3. an engineer's certificate stating the fair value to the Company of such replacements, and if such replacements consist of an acquired plant or system, the fair value of which, as shown by said certificate, is not less than twenty-five thousand dollars ($25,000) and not less than one per cent (1%) of the aggregate principal amount of bonds at the time outstanding, such certificate shall be an independent engineer's certificate; or

     E. In the case of moneys deposited with the Trustee pursuant to clause E. of the definition of permissible encumbrances in Article I hereof on account of judgments constituting liens, in an amount equal to the amount of any judgment lien theretofore discharged on account of which such moneys were deposited, but only upon receipt by the Trustee of 1. an opinion of counsel to the effect that such judgment lien, which shall be specified in the opinion, has been released or satisfied, and that all conditions precedent provided for in this Indenture relating to the withdrawal of such cash have been complied with, and 2. an officers' certificate stating that the Company is not, to the knowledge of the signers, in default in the performance of any of the terms or covenants of this Indenture and that in the opinion of the signers all conditions precedent provided for in this Indenture relating to the withdrawal of such cash have been complied with; or

     F. In the case of moneys deposited with the Trustee pursuant to Sections
7.03 or 7.05 hereof, in an amount (subject to the limitations hereinafter stated) equal to Federal income taxes or other Federal taxes based on or measured by or in respect of net income or profits for a specified period resulting from a sale or other disposition of property released from the lien of the Indenture, but only if the gross proceeds from such sale or other disposition exceed Two Hundred and Fifty Thousand Dollars ($250,000) and upon receipt by the Trustee of:

               1. An officers' certificate applying for the withdrawal from the trust estate of cash in the amount therein specified;

               2. An officers' certificate stating, in substance:

                    a) that the Company has theretofore, on a date or dates
               specified, delivered to and deposited with the Trustee cash in connection with the release of certain specified property pursuant to Section 7.03 or Section 7.05 hereof,

                    b) the amount of the gross proceeds from the sale or other disposition of such property,

                    c) that the Company has theretofore paid Federal income
               taxes or other Federal taxes based on or measured by or in respect of net income or profits for a specified period, in the computation of which taxes gains or profits from the sale or other disposition of such property has been reflected,

                    d) the amount of such taxes so paid,

                    e) the amount of taxable gain or profit from the sale or
               other disposition of such property reflected in the computation of such taxes reduced by the amount of any loss from the sale or other disposition of mortgaged property which is allowable to offset or reduce such taxable gain or profit,

                    f) the rate or rates of Federal income tax or other Federal taxes imposed upon such taxable gain or profit,

                    g) such other facts as may be reasonably necessary to
               determine the amount of reimbursement to which the Company is entitled in accordance with the provisions of this subdivision F 09

                    h) the amount of reimbursement to which the Company is
               entitled in accordance with the provisions of this subdivision F., and

                    i) that in the opinion of the signers, all conditions
               precedent provided for in this Indenture relating to the withdrawal of such cash have been complied with;

               3. An accountant's certificate stating that the computation of the amount of reimbursement to which the Company is entitled as set forth in the accompanying officers' certificate is, in the opinion of the signers, in accordance with the provisions of this subdivision F.; and

               4. An opinion of counsel stating that, in the opinion of the signer, all conditions precedent provided for in this Indenture relating to the withdrawal of such cash have been complied with.

          The amount of cash that may be withdrawn pursuant to this subdivision
     F. shall be a sum determined by multiplying the amount of taxable gain or profit certified under clause e) of the officers' certificate referred to in subparagraph 2. of this subdivision F. by the rate or rates of the tax or taxes imposed upon such taxable gain or profit as certified under clause
     f) of said subparagraph 2.; provided, however, that the amount of cash that may be withdrawn pursuant to this subdivision F. shall not exceed the amount of taxes certified under clause d) of said subparagraph 2. For the purposes of this subdivision F., it shall be assumed that the taxable gain or profit certified under clause e) of subparagraph 2. hereof is in addition to the income and profits of the Company from all other sources.

     In the event that after the Trustee has paid over to the Company cash in reimbursement of taxes as provided in this subdivision F., it shall be determined that the reimbursement to which the Company is entitled exceeds the amount previously paid over to the Company by the Trustee by more than Fifty Thousand Dollars ($50,000), the Trustee shall, upon receipt of an officers' certificate, accountant's certificate and opinion of counsel of the kinds prescribed in, and setting forth the facts specified in, subparagraphs l., 2.,
3. and 4. of this subdivision F., pay over to the Company, from any of the funds specified in clause a) of said subparagraph 2. then held by the Trustee, the amount to which the Company is entitled less such portion of said amount as shall previously have been paid,over to it pursuant to this subdivision F.

     In the event that after the Trustee has paid over to the Company cash in reimbursement of taxes as provided in this subdivision F., it shall be determined that the amount so paid over exceeds by more than Fifty Thousand Dollars ($50,000) the amount of reimbursement to which the Company is entitled, the Company covenants that it will promptly repay to the Trustee the amount of such excess. Any sums so repaid to the Trustee shall be held by it subject to disposition under this Article VIII.

     Redeemed prior lien bonds shall be deemed to have been paid and canceled within the meaning of this Section 8.01.

     SECTION 8.02. Any moneys in the hands of the Trustee, not theretofore paid over or requested to be paid over to the Company pursuant to the provisions of
Section 8.01 hereof, and not expressly required by this Indenture to be used for some other purpose, shall (so long as the Company is not in default hereunder to the knowledge of the Trustees and there shall not have occurred and be continuing any event of default), at the election and in accordance with the request of the Company evidenced by an officers' certificate, be applied by the Trustee from time to time to one or more of the following purposes:

          A. To the purchase of prior lien bonds (of such issue and series as may be specified in said officers' certificate), or, at the election of the Company, to the redemption of prior lien bonds in accordance with the provisions upon which such bonds are subject to redemption; or

          B. To the purchase of bonds outstanding hereunder (of such series and maturity as may be specified in said officers' certificate), or, at the election of the Company, to the redemption of such bonds in accordance with the provisions upon which such bonds are subject to redemption.

     Any purchase of bonds shall be made by the Trustee in the open market, unless such purchase is, in the opinion of the Trustee, impracticable, in which case the Trustee shall advertise for written proposals to sell to it bonds of the series and maturity the purchase of which has been requested, by notice published once in an authorized New York newspaper and in an authorized Detroit newspaper; and the Trustee, to the extent of the funds then in its hands and requested by the Company to be so applied, shall purchase the bonds so offered at the lowest price or prices asked therefor, but in no event at a price in excess of the maximum price, if any, specified by the Company in its request to the Trustee, and reasonable notice shall be given by the Trustee to the holder or holders of the bonds whose proposals are accepted. Should there be two or more proposals at the same price aggregating more than the amount which the Trustee has available after having accepted all proposals at lower prices, such proposals shall, if possible under their terms, be accepted pro rata; provided that the Trustee shall have the right to reject any or all proposals in whole or in part. Purchases of prior lien bonds shall be made in the same manner and subject to the same conditions as is provided in this Section 8.02 for purchases of bonds issued hereunder.

     All bonds issued hereunder purchased by or delivered to the Trustee under the provisions of this Section 8.02, together with the unmatured coupons thereto appertaining, upon receipt of the same by the Trustee shall be forthwith cancelled.

     The amount, if any, by which the aggregate price (including accrued interest) paid by the Trustee upon any such purchase or redemption of bonds or prior lien bonds exceeds the aggregate principal amount of the bonds or prior lien bonds purchased or redeemed shall be paid by the Company to the Trustee, to be held by it as part of the trust estate, and the cost of all advertising and publishing shall be paid by the Company, or, if paid by the Trustee, shall forthwith be repaid to it by the Company upon demand.

     Upon the purchase of bonds or of prior lien bonds pursuant to the provisions of this Section 8.02, the Trustee shall pay to, or upon the order of, the Chairman, Chief Executive Officer, President, Vice Chairman, Vice President, Secretary, Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Company, or by any other officer selected by the Board of Directors from any moneys received by the Trustee to be applied by it as a part of the trust estate, an amount in cash equal to the amount, if any, by which the aggregate principal amount of bonds or prior lien bonds purchased exceeds the aggregate purchase price (including accrued interest) paid by the Trustee for such bonds or prior lien bonds.

     SECTION 8.03. The Company may, at any time at its election (whether at or prior to the redemption date or maturity of the particular bonds), deposit cash with the Trustee for the payment or redemption of all the bonds or of any part thereof specified by the Company at the time of such deposit. No moneys so deposited by the Company shall be included in the trust estate, but shall be received by the Trustee in trust for the holders of the bonds to be so paid or redeemed and shall be paid to them, respectively, on the redemption or maturity date (or prior thereto payment of the principal, premium, if any, and interest to the maturity or redemption date may be made with the consent of the Company and the Trustee), upon the presentation and surrender of their bonds, together, in the case of redemption, with all unmatured coupons appertaining thereto; provided, however, that upon surrender by the Company from time to time to the Trustee for cancellation prior to such redemption or maturity date, of any of the bonds, with all unmatured coupons appertaining thereto, against which such deposit shall have been made, the Company shall be entitled to receive from the Trustee the cash held in respect of such bonds so surrendered.

     Any moneys deposited with the Trustee by the Company for the payment or redemption of bonds and coupons and remaining unclaimed by the bearers or registered owners of the bonds or the bearers of the coupons for two years after the respective date or dates of maturity or redemption of the bonds and coupons with respect to which such deposits shall have been made, shall, upon the written request of the Company therefor, be repaid by the Trustee to the Company upon its written receipt therefor; provided, however, that the Trustee, before being required to make any such payment to the Company, may at the expense of the Company cause a notice, stating that such moneys remain unclaimed as aforesaid and that after a date stated therein they will be returned to the Company, to be published once in an authorized New York newspaper and in an authorized Detroit newspaper; but the Trustee shall be under no duty to cause such notice to be published.

     SECTION 8.04. Any cash held by the Trustee, under any of the provisions of this Indenture, shall at the request of the Company, evidenced by an officers' certificate, to the extent permitted by law, be invested or reinvested by the Trustee in any bonds or other obligations of the United States of America designated by the Company in such officers' certificate; provided that cash held by the Trustee for the payment or redemption of any bonds or prior lien bonds or for other disbursement on a fixed future date shall not be invested in such bonds or other obligations which shall mature after the maturity or redemption date of the bonds so to be paid or redeemed or after said fixed future date, as the case may be; and provided further, that the Trustee shall not be required to make any such investment after it has cancelled and discharged the lien of this Indenture in accordance with the provisions of Article XVI hereof; and provided further, that the Trustee shall not be required to make any such investment with respect to any cash held to pay matured bonds or coupons or to pay the redemption price for bonds which have been called for redemption. So long as the Company is not in default hereunder to the knowledge of the Trustees and there shall not have occurred and be continuing any event of default, any interest on such bonds or other obligations which may be received by the Trustee shall be forthwith paid to the Company, except that if any such bonds or other obligations shall have been purchased by the Trustee at an amount in excess of the principal amount thereof, all interest received upon such bonds or other obligations shall be retained by the Trustee until the amount of such interest so received and retained shall be equal to the amount of such excess thus paid by the Trustee. Such bonds or other obligations shall be held by the Trustee as a part of the trust estate, or in trust for the holders of the particular bonds and coupons for the redemption or payment of which the cash expended shall have been deposited, as the case may be; but upon a like request of the Company, or at any time without request of the Company when the Trustee in its discretion shall deem such action advisable, the Trustee shall sell all or any designated part of the same, but the Trustee shall be under no obligation to make any such sale unless requested by the Company. The proceeds of any such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds or other obligations so sold. In case the net proceeds (excluding any interest received by the Company and including any interest received and retained by the Trustee) realized upon any sale shall amount to less than the amount invested by the Trustee in the purchase of the bonds or other obligations so sold, the Trustee shall within five days after such sale notify the Company in writing thereof and within five days thereafter the Company shall pay to the Trustee the amount of the difference between such purchase price and such net proceeds, and the amounts so paid shall be held by the Trustee in like manner and subject to the same conditions as the proceeds realized upon such sale.

     Whenever the Company, upon any application for which provision is made in this Indenture in respect of the withdrawal of cash held by the Trustee, shall become entitled to the payment to it by the Trustee of any moneys theretofore deposited with, or then held by, the Trustee under this Indenture, the Company shall accept bonds or other obligations held by the Trustee as part of the trust estate pursuant to the provisions of this Section 8.04, to the extent that such bonds or other obligations shall be tendered to it by the Trustee in lieu of cash, and such bonds or other obligations shall be accepted in lieu of such cash at the cost thereof to the trust estate, less the amount of any interest thereon received and retained by the Trustee.

     SECTION 8.05. The Trustee shall,' if so requested in writing by the Chairman, Chief Executive Officer, President, Vice Chairman or a Vice President or any other officer selected by the Board of Directors and by the Treasurer or any Assistant Treasurer of the Company or any other officer selected by the Board of Directors, consent to the release of any cash received or held by a trustee or other holder under any prior lien as required or permitted by the provisions of Article VII hereof upon receipt by the Trustee of A. a certificate of the trustee under such prior lien that all the conditions for the release of such cash under such prior lien have been complied with, B. an officers' certificate stating that such cash was not received by the trustee of such prior lien in connection with the release of, or in substitution for, property theretofore bonded hereunder or that such cash is being released upon the same basis on which cash could be released under this Article VIII, and that all conditions precedent provided for in this Indenture relating to the release of such cash have been complied with, and C. an opinion of counsel stating that all conditions precedent provided for in this Indenture relating to the release of such cash have been complied with. Subject to the provisions of Section 12.02 hereof, such certificates and opinion shall be full authority for the Trustee hereunder for consenting to such release.

     SECTION 8.06. In case the trust estate shall be in the possession of a receiver or of a trustee in bankruptcy lawfully appointed, or of an assignee for the benefit of creditors, the powers in and by this Article VIII conferred upon the Company may be exercised by such receiver, trustee or assignee, with the approval of the Trustee, regardless of whether or not the Company is in default hereunder, and in such event a writing, signed by such receiver, trustee or assignee, may be received by the Trustee in lieu of any officers' certificate required by the provisions of this Article VIII, and such receiver, trustee or assignee may make any certificate required by the provisions of this Article VIII to be made by an officer or officers of the Company, and if the Trustees or either of them shall be in possession of the trust estate under any provision of this Indenture, then all the powers by this Article VIII conferred upon the Company may be exercised by the Trustees or that one of them in possession in their, its or his discretion.


                                   ARTICLE IX.

                                    REMEDIES.

     SECTION 9.01. In case any one or. more of the following events (in this Indenture termed "events of default") shall happen and be continuing, that is to say:

          A. Default shall be made in the due and punctual payment of any installment of interest on any of the bonds issued hereunder or in the due and punctual payment or satisfaction of any sinking fund obligation, when and as such interest installment or sinking fund obligation, as the case may be, shall become due and payable as expressed in such bonds or in this Indenture or in any indenture supplemental hereto, and such default shall continue for a period of sixty days;

          B. Default shall be made in the due and punctual payment of the principal of any of the bonds issued hereunder when and as the same shall become due and payable as therein and herein expressed or by declaration or otherwise (except to the extent provided in subdivision D. hereof) as herein provided;

          C. Default shall be made in the due and punctual payment of any installment of interest on any prior lien bonds when and as the same shall become due and payable as therein and in the prior lien securing the same expressed, and such default shall continue for the period of grace, if any, specified in said prior lien after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by not less than twenty-five per cent (25%) of the bondholders, specifying such default and requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder;

          D. Default shall be made in the due and punctual payment of any installment of any fund required to be applied to the purchase or redemption of any of the bonds issued hereunder for a period of sixty days after the same shall have become overdue and payable;

          E. Default shall be made in the due and punctual payment of the principal of any prior lien bonds, when and as the same shall become due and payable either at maturity thereof or by declaration or otherwise, under the provisions thereof or of the prior lien securing the same after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by not less than twenty-five per cent (25%) of the bondholders, specifying such default and requiring the same' to be remedied and stating that such notice is a "Notice of Default" hereunder;

          F. Default shall be made in the performance or observance of any other of the covenants, agreements or conditions to be kept, observed and performed by the Company contained in this Indenture or in any indenture supplemental hereto, or in any of the bonds issued hereunder, or in any prior lien or prior lien bonds, and such default shall continue for a period of ninety days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by not less than twenty-five per cent (25%) of the bondholders, specifying such default and requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder;

          G. The Company shall become insolvent or shall admit in writing its inability to pay its debts generally as they become due or shall file a petition in bankruptcy or shall make an assignment for the benefit of its creditors or shall consent to the appointment of a receiver of itself or of the whole or any substantial part of the trust estate; or, on a petition in bankruptcy filed against it, be adjudicated bankrupt, or an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without its consent, a receiver of it or of the whole or any substantial part of the trust estate and such adjudication, order, judgment or decree shall not have been vacated or set aside or stayed within forty-five days after the entry thereof; or the Company shall file a petition or answer seeking reorganization under any bankruptcy or insolvency law;

      or a court of competent jurisdiction shall enter an order, judgment or decree approving a petition proposing that a plan of reorganization of the Company be effected, or if under the provisions of any law for the relief or aid of debtors any court of competent jurisdiction shall assume custody, control or supervision of the Company or of the whole or any substantial part of the trust estate, and such order, judgment or decree or such custody, control or supervision as the case may be, shall not be vacated or set aside or otherwise terminated or stayed within forty-five days after the entry thereof; or

          H. The Company shall have failed to renew or extend its corporate existence upon or prior to expiration thereof under the provisions of its articles of incorporation or of law;

then and in each and every such case either the Trustee or not less than twenty-five per cent (25%) of the bondholders may declare the principal of all bonds issued hereunder and then outstanding, together with all accrued and unpaid interest thereon, if not already due, to be due and payable immediately; and upon any such declaration the same shall become and be due and payable immediately, anything in this Indenture or in any of the bonds contained to the contrary notwithstanding. Any such declaration by the Trustee may be made by notice in writing by the Trustee to the Company, and any such declaration by not less than twenty-five per cent (25%) of the bondholders may be made by notice in writing by such bondholders to the Company and to the Trustee.

     SECTION 9.02. In case any one or more of the events of default enumerated in Section 9.01 hereof shall happen and shall be continuing, then and in each and every such case the Trustees or either of them, personally or by their attorneys or agents-

          A. May, do the extent permitted by law, enter into and upon and take possession of all the trust estate and each and every part thereof, and exclude the Company, its successors or assigns, and its or their agents, servants and employees wholly therefrom, and have, hold, use, operate, manage and control the same and each and every part thereof and, in the name of the Company or otherwise as they shall deem best, conduct the business thereof and exercise the franchises pertaining thereto and all the rights and powers of the Company, and use all of the then existing property, materials, supplies, stores and other assets for that purpose, and, at the expense of the trust estate, from time to time, maintain, restore, insure and keep insured the properties, plants, equipment and apparatus provided or required for use in connection with such business, and likewise, from time to time, at the expense of the trust estate, make all such necessary or proper repairs, renewals and replacements, and all such useful alterations, additions, betterments and improvements as to them shall seem judicious, and collect and receive all tolls, earnings, income, rents, issues, profits and revenues of the same and of every part thereof, and after deducting therefrom the expenses of operation and all expenses incurred hereunder and all other proper outlays herein authorized and all payments which may be made for taxes, assessments and other prior liens and charges upon the trust estate or any part thereof, as well as just and reasonable compensation for their own services and for the services of such attorneys, agents and assistants as they may in the exercise of their discretion employ for any of the purposes aforesaid, the Trustee shall apply the rest and residue of the moneys received by the Trustees or either of them as follows:

          1. In case the principal of none of the bonds issued hereunder shall have become due, to the payment of the interest in default, in order of the maturity of the installments of such interest, with, to the extent permitted by law, interest on the overdue installments thereof at the same rates, respectively, as were borne by the bonds on which such interest shall be in default; such payments to be made ratably to the parties entitled thereto, without discrimination or preference.

          2. In case the principal of any of the bonds issued hereunder shall have become due, by declaration or otherwise, first to the payment of the interest in default, in the order of the maturity of the installments thereof, with, to the extent permitted by law, interest on the overdue installments thereof at the same rates, respectively, as were borne by the bonds on which such interest shall be in default, and next to the payment of the principal of all bonds then due, issued hereunder; such payments to be made ratably to the parties entitled thereto without discrimination or preference.

     In case all of such payments and payment of whatever may be payable for any other purpose required by any provision of this Indenture shall have been made in full, and no suit to foreclose or enforce this Indenture shall have been begun or sale made as hereinafter provided, and upon compliance with all other provisions of this Indenture as to which the Company shall be in default, the Trustees, after making such provision as to them may seem advisable for the payment of the next maturing installment of interest to fall due upon the bonds issued hereunder and then outstanding, shall restore the possession of the trust estate (other than any cash or securities at the time required to be held by the Trustee hereunder) to the Company or whosoever shall be entitled thereto.

          B. May, to the extent permitted by law, with or without entry, sell, subject to the then prior liens, if any, existing thereon or free from such of said liens as the Trustee, in its discretion, may elect to discharge, to the highest and best bidder all and singular the trust estate and the entire right, title, interest, claim and demand of the Company therein and thereto, and the right of redemption thereof, at public auction, at such place, at such time and upon such terms as the Trustee may fix and briefly specify in the notice of sale to be given as herein provided, or as may be required by law.

          C. May proceed to protect and enforce their rights and the rights of the bondholders under this Indenture by such suit or suits in equity or at law, whether for the specific performance of any covenant or agreement contained herein or in any indenture supplemental hereto, or in aid of the execution of any power herein granted, or for the foreclosure of the lien of this Indenture, or for the enforcement of any other appropriate legal or equitable remedy, as the Trustees, being advised by counsel, shall deem most effectual to perform, protect and enforce any of their duties or rights hereunder.

     SECTION 9.03. In case the Trustees shall proceed by suit or suits at law or in equity after default as above provided, the Trustees shall be entitled to have the trust estate sold by judicial sale under the order, judgment or decree of a court or courts of competent jurisdiction, for or toward the satisfaction of the principal and interest then due or owing on the bonds issued hereunder then outstanding, and for the enforcement of the rights, liens and securities of the Trustees and the bondholders, and shall be entitled as a matter of right, pending such suit or proceedings, to the appointment of a receiver of all the franchises and properties and of the rents, earnings, revenues, issues, profits and income of the Company with such powers as the court making such appointment may confer, whether the trust estate shall or shall not be adequate and sufficient to pay and satisfy the bonds then outstanding; but notwithstanding the appointment of any receiver, the Trustee shall be entitled as pledgee to continue to retain possession and control of any securities and cash at the time held by the Trustee.

     SECTION 9.04. In the event of any sale, whether made under the power of sale herein granted or by virtue of judicial proceedings, the whole of the trust estate (including securities, if any, then held thereunder by the Trustee), shall be sold in one parcel and as an entirety, unless such sale as an entirety, in the judgment of the Trustee, shall be impracticable by reason of some statute or other cause, or unless a majority of the bondholders shall in writing request the Trustee to cause the trust estate to be sold in parcels, in which case the sale shall be made in such parcels and in such order as may be specified in such request, but if not so specified, or if no such request is made, as the Trustee in its discretion shall deem most expedient in the interest of the bondholders, the Company, for itself, its successors and assigns, and for all persons and corporations hereafter claiming through or under it or them or who may at any time hereafter become holders of liens junior to the lien of this Indenture, hereby expressly waives and releases all right to have the trust estate or any part thereof marshalled upon any sale, foreclosure, or other enforcement hereof, and the Trustees, or any court in which the foreclosure of this Indenture or the administration of the trusts hereby created is sought, shall have the right as aforesaid to sell the entire trust estate as a whole in a single parcel.

     SECTION 9.05. Notice of any sale pursuant to any provisions of this Indenture shall state the time and place when and where the sale is to be made, shall contain a brief general description of the property to be sold and shall briefly state the terms of the sale, and shall be sufficiently given if published once in each week for four successive calendar weeks prior to such sale in an authorized New York newspaper and in an authorized Detroit newspaper, unless otherwise provided by law.

     SECTION 9.06. The Trustees may adjourn from time to time any sale to be made by them under the provisions of this Indenture, by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and without further notice or publication (unless otherwise required by law), they may make such sale at the time and place to which the same may be adjourned.

     SECTION 9.07. The receipt or receipts of the Trustee for the purchase money paid at any such sale, shall be a sufficient discharge therefor to any purchaser of the property or any part thereof sold as aforesaid; and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Indenture, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

     SECTION 9.08. Upon any sale as aforesaid, any purchaser, for the purpose of making settlement or payment for the property purchased, shall be entitled to use and apply any bonds issued hereunder and then outstanding, and any matured and unpaid interest coupons appertaining thereto, by presenting the same so that there may be credited as paid thereon the sums payable out of the net proceeds of such sale to the holder of such bonds and coupons as his ratable share of such net proceeds, after allowing for the proportion of the total purchase price required to be paid in cash for the cost and expenses of the sale, compensation and other charges; and thereupon such purchaser shall be credited, on account of such purchase price payable by him, with the portion of such net proceeds that shall be applicable to the payment of, and that shall have been credited upon, the bonds and coupons so presented; and at any such sale any bondholder or the Trustees or either of them may bid for and purchase such property, and make payment on account thereof as aforesaid, and upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

     SECTION 9.09. Upon the completion of any sale or sales under or by virtue of this Indenture, the Trustees shall execute and deliver to the purchaser a good and sufficient deed or other instruments conveying, assigning and transferring the property sold. The Trustees are hereby irrevocably appointed the true and lawful attorneys of the Company, in its name and stead, to make all necessary conveyances, assignments and transfers of property thus sold; and for that purpose they may execute all necessary deeds and instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power; the Company hereby ratifying and confirming all that its said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, the Company, if so requested by the Trustees, shall ratify and confirm any such sale or sales by executing and delivering to the Trustees or to such purchaser all such instruments as may be necessary or in the judgment of the Trustees proper for that purpose and as may be designated in such request.

     SECTION 9.10. Any such sale or sales made under or by virtue of this Indenture, whether under the power of sale herein granted or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, in and to the premises sold, and shall be a perpetual bar both at law and in equity, against the Company, its successors and assigns, and against any and all persons claiming or to claim the premises sold or any part thereof from, through or under the Company, or its successors or assigns.

     SECTION 9.11. The purchase money, proceeds and avails of any sale, whether made under the power of sale herein granted or pursuant to judicial proceedings, shall be paid to the Trustee and, together with any other sums which then may be held by the Trustee under any provision of this Indenture as part of the trust estate or the proceeds thereof, shall be applied by it as follows:

     First. To the payment of the costs and expenses of such sale, including reasonable compensation to the Trustees, their agents, attorneys and counsel, and of all necessary or proper expenses, liabilities and advances made or incurred without negligence or bad faith by the Trustees under this Indenture, and to the payment of all taxes, assessments or liens superior to the lien of this Indenture, except any taxes, assessments or other superior liens subject to which such sale shall have been made.

     Second. To the payment of the whole amount then owing or unpaid upon the bonds issued hereunder and then outstanding for principal and interest, with interest on overdue principal and, to the extent permitted by law, overdue installments of interest at the same rates, respectively, as were borne by the bonds whereof the principal or installments of interest may be overdue, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon the bonds, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any series over any other series ratably according to the aggregate of such principal and the accrued and unpaid interest. Such payments shall be made on the date fixed therefor by the Trustee, upon presentation of the bonds and coupons and stamping thereon the amount paid if such bonds and coupons be only partly paid, and upon surrender and cancellation thereof if fully paid.

     Third. To the payment of the surplus, if any, to the Company, its successors or assigns, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     SECTION 9.12. In case of any sale made under the power of sale herein granted or pursuant to judicial proceedings, the principal of all the bonds issued hereunder, if not previously due, thereupon shall become due and payable, anything in said bonds or in this Indenture contained to the contrary notwithstanding.

     SECTION 9.13. The Company covenants that A. in case default shall be made in the payment of any interest on any bond or bonds at any time outstanding and secured by this Indenture and such default shall continue for a period of thirty days; or B. in case default shall be made in the payment of the principal of any such bonds when the same shall have become payable, whether at the maturity of said bonds, or by a declaration as authorized by this Indenture, or upon a sale as set forth in Section 9.12 hereof, or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustees, for the benefit of the holders of the bonds and coupons issued hereunder and then outstanding, the whole amount then due and payable on all such bonds and coupons then outstanding for interest or principal, or both, as the case may be, with interest upon the overdue principal and overdue installments of interest at the same rates, respectively, as were borne by the bonds whereof the principal or installments of interest shall be overdue; and, in case the Company shall fail to pay the same forthwith upon such demand, the Trustees, in their own names and as trustees of an express trust, shall be entitled to recover judgment against the Company and any other obligor upon the bonds for the whole amount so due and unpaid.

     The Trustees shall be entitled to recover judgment as aforesaid, either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture, and the right of the Trustees to recover such judgment shall not be affected. by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or the foreclosure of the lien thereof, and in the case of a sale of the trust estate, and of the application of the proceeds of sale to the payment of the indebtedness hereby secured, the Trustees in their own names and as trustees of an express trust, shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, any and all of the bonds and coupons issued hereunder then outstanding, for the benefit of the holders thereof, and shall be entitled to recover judgment for any portion of the indebtedness remaining unpaid, with interest, as aforesaid. No recovery of any such judgment nor attachment nor levy of execution thereunder upon the trust estate or any part thereof, or upon any other property, shall in any manner or to any extent affect the lien of this Indenture upon the trust estate or any part thereof, or any lien, rights, powers or remedies of the Trustees or of the holders of the bonds issued hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before.

     Any moneys collected by the Trustees under this Section 9.13 shall be paid to the Trustee and applied by it toward payment of the amounts then due and unpaid upon such bonds and coupons in respect whereof such moneys shall have been collected, ratably and without any preference or priority of any kind, according to the amounts due and payable upon such bonds and coupons, respectively, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the bonds and coupons and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid.

     SECTION 9.14. Subject to the provisions of Section 12.02 hereof, the Trustees shall have power to institute and to maintain such suits and proceedings as the Trustee may be advised by counsel shall be necessary or expedient to prevent any impairment of the security hereunder by any acts of the Company, or of others, in violation of this Indenture, or which are unlawful, or as the Trustee may be advised shall be necessary or expedient to preserve and to protect its interests and the interests of the bondholders in respect of the trust estate, and in respect of the income, earnings, issues and profits arising therefrom; including power to institute and to maintain suits or proceedings to restrain the enforcement of, or compliance with, or the observance of, any legislative or other governmental enactment, rule or order which the Trustee may believe to be unconstitutional or otherwise invalid, if the enforcement of, compliance with, or observance of, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the bondholders or of the Trustees.

     SECTION 9.15. The Company will not at any time insist upon or plead, or in any manner whatever claim or take the benefit or advantage of any stay or extension law now or at any time hereafter in force; nor will it claim, take or insist on any benefit or advantage from any law now or at any time hereafter in force providing for the valuation or appraisement of the trust estate or any part thereof prior to any sale or sales thereof to be made pursuant to any provisions herein contained or to the decree, judgment or order of any court of competent jurisdiction; nor after any such sale or sales will it claim or exercise any right under or conferred by any law now or at any time hereafter in force, to redeem the property sold or any part thereof; and it hereby expressly waives and relinquishes all benefit and advantage of any and all such stay, extension, valuation, appraisement and redemption law or laws; and it hereby covenants that it will not hinder, delay or impede the execution of any power herein granted and delegated to the Trustees, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

     SECTION 9.16. At any time hereafter before full payment of the bonds issued hereunder, and whenever it shall deem it expedient for the better protection or security of the bonds (although none of the events of default shall have occurred), the Company, with the consent of the Trustees, may surrender and deliver to the Trustees full possession of the whole or any part of the trust estate, for any period fixed or indefinite. In such event, the Trustees shall enter into and upon the trust estate so surrendered and delivered, and shall take and receive possession thereof for such period, fixed or indefinite, as aforesaid, without prejudice, however, to their right at any time subsequently, when entitled thereto by any provision hereof, to insist upon maintaining and to maintain such possession beyond the expiration of any such prescribed period and the Trustees, from the time of such entry, shall work, maintain, use, manage, control and employ the trust estate, so surrendered and delivered, in accordance with the provisions of this Indenture, and shall receive and apply the income and revenues thereof as provided in subdivision A. of Section 9.02 hereof. Upon application of the Trustees and with the consent of the Company, if none of the events of default shall have happened and then be continuing, and without such consent if one or more of the events of default shall have happened and then be continuing, a receiver may be appointed to take possession of, and to operate, maintain and manage the trust estate or any part thereof, and the Company shall transfer and deliver to such receiver possession of the trust estate, wheresoever the same may be situated; but notwithstanding the appointment of any receiver, the Trustee shall be entitled as pledgee to continue to retain the possession and control of any cash or securities at the time held by the Trustee under this Indenture. In every case, when a receiver of the whole or any part of the trust estate shall be appointed under this Section 9.16 or otherwise, the net income and profits of the trust estate shall be paid over to, and shall be received by, the Trustees for the benefit of the holders of the bonds issued hereunder.

     SECTION 9.17. Subject to the provisions of Section 12.01 hereof, a majority of the bondholders shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for any remedy open to the Trustees and of exercising any power or trust conferred upon the Trustees under this Indenture.

     SECTION 9.18. No holder of any bond or coupon issued hereunder shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust or power hereof, or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Indenture, unless such holder previously shall have given to the Trustee written notice of some existing default and of the continuance thereof, as hereinbefore provided; nor unless, also, twenty-five per cent (25%) of the bondholders shall have requested the Trustees in writing after the right to exercise such powers, or right of action, as the case may be, shall have accrued, and shall have afforded to them a reasonable opportunity, either to proceed to exercise the powers hereinbefore granted, or to institute such action, suit or proceedings in their own names; nor unless, also, such holder or holders shall have offered to the Trustees security and indemnity satisfactory to them against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustees shall have refused or neglected to comply with such request within a period of ninety days after receipt of such request and offer of security and indemnity; and, subject to the provisions of Section 12.02 hereof, such notification, request and offer of indemnity are hereby declared, in every such case, at the option of the Trustees, to be conditions precedent to the execution of the powers and trusts of this Indenture and to any action or cause of action for foreclosure or for the appointment of a receiver, or for any other remedy hereunder; it being understood and intended that no one or more holders of bonds or coupons issued hereunder shall have any right in any manner whatever hereunder or under the bonds or coupons by his or their action to affect, disturb. or prejudice the lien of this Indenture or to enforce any right hereunder, except in the manner herein provided, and that all proceedings hereunder, at law or in equity shall be instituted, had and maintained in the manner herein provided and for the ratable benefit of all holders of such outstanding bonds and coupons. Nothing herein contained shall, however, affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, each of the bonds to the respective holders thereof at the time and place in the bonds and coupons expressed, or to affect or impair the right of any bondholder, which is also absolute and unconditional, to institute suit for the enforcement of any such payment.

     Anything to the contrary notwithstanding contained in this Section 9.18, the parties to this Indenture and the bondholders agree that the court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustees or either of them for any action taken or omitted by them, it or him, as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this paragraph shall not apply to any suit instituted, directly or through an agent or agents, by the Trustees or either of them, to any suit instituted by any bondholder, or group of bondholders, holding in the aggregate more than ten per cent (10%) in principal amount of the bonds outstanding or to any suit instituted by any bondholder for the enforcement of the payment of the principal or of interest on his bonds at and after the maturity of such principal or interest as expressed in such bonds.

     SECTION 9.19. The foregoing provisions of this Article IX are subject to condition that if, at any time after an event of default and before any sale of the trust estate shall have been made, all arrears of principal and interest, with interest upon all overdue principal and overdue installments of interest at the same rates, respectively, as were borne by the bonds of which the principal or installments of interest may be overdue, together with the reasonable charges and expenses of the Trustees, their agents, attorneys and counsel, and all other sums payable by the Company hereunder, except the principal of, and interest accrued since the next preceding interest date on, the bonds due and payable solely by virtue of a declaration made under Section 9.01 hereof, shall either be paid by the Company or be collected and paid out of the trust estate, and all other defaults, if any, which shall have occurred, shall have been remedied or cured, to the reasonable satisfaction of the Trustee--then and in every such case the Trustees, upon the written request of a majority of the bondholders, shall waive any such default and its consequences and rescind any declaration previously made under Section 9.01 hereof that the bonds issued hereunder be and become due and payable before the maturity thereof; but no such waiver or rescission shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

     In case the Trustees shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned because of such waiver or for any other reason, or shall have been determined adversely to the Trustees, then and in every such case, the Company and the Trustees shall severally and respectively be restored to their former positions and rights hereunder in respect of the trustee estate, and all rights, remedies and powers of the Trustees shall continue as though no such proceedings had been taken.

     No delay or omission of the Trustees, or of any holder of bonds issued hereunder, to exercise any right or power accruing upon or after any default continuing as aforesaid, shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and every power and remedy given hereunder to the Trustees or to the bondholders, subject to the provisions of Section 9.18 hereof, may be exercised from time to time and as often as may be deemed expedient by the Trustees or by the bondholders.

     Except as herein expressly provided to the contrary, no remedy herein conferred upon or reserved to the Trustees or the holders of bonds issued hereunder, is intended to be exclusive of any other remedy or remedies; but each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     SECTION 9.20. The Trustee shall be entitled and empowered either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the bonds and the holders of the coupons, or in any one or more such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustees and of the holders of bonds and of the coupons allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings relative to the Company or any other obligor upon the bonds, or its or their creditors or property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the bonds and of the coupons by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the bonds and coupons, with authority to make or file in the respective names of the holders of the bonds and/or coupons, or on behalf of all the holders of the bonds and/or coupons as a class (subject to deduction from any such claim of the amounts of any claims filed by any of the holders of the bonds and/or coupons themselves), any proof of debt, amendment of proof of debt, claim, petition or other documents in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any other papers and documents and do and perform any and all acts and things for and on behalf of such holders of the bonds and/or coupons, as may be necessary or advisable in the opinion of the Trustee in order to have the respective claims of the Trustees and/or the holders of the bonds and coupons against the Company and/or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any holder of the bonds or coupons, any plan of reorganization or readjustment of the Company affecting the bonds or coupons.

     SECTION 9.21. All rights, remedies and powers provided by this Article IX may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this
Article IX are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded or filed under the provisions of any applicable law.


                                   ARTICLE X.

                           CONCERNING THE BONDHOLDERS.

     SECTION 10.01. As to all coupon bonds registered as to principal and as to all registered bonds without coupons, the person in whose name each such bond shall be registered shall for all purposes of this Indenture be deemed and regarded as the absolute owner thereof, and payment of or on account of the principal of such bond and of or on account of the interest on any such registered bond without coupons, shall be made only to or upon the order of such registered owner thereof, but such registration may be changed as herein provided. All such payments shall be valid and effectual to satisfy and discharge the liability of the Company upon such bonds to the extent of the sum or sums so paid. The Company and the Trustees may deem and treat the bearer of any bond issued hereunder which shall not at the time be registered, and the bearer of any coupon for interest on any bond, whether such bond be registered or not, as the absolute owner of such bond or coupon for the purpose of receiving payment thereof and for all other purposes whatsover, and the Company and the Trustees shall not be affected by any notice to the contrary.

     SECTION 10.02. Any request, declaration or other instrument, which this Indenture may require or permit to be signed and executed by the bondholders, may be in any number of instruments of similar tenor, and shall be signed or executed by such bondholders in person or by attorney appointed in writing. Proof of the execution of any such request, declaration or other instrument, or of the writing appointing any such attorney, or of the holding by any person of the bonds or coupons appertaining thereto, shall be sufficient (subject, insofar as the Trustee is concerned, to the provisions of Section 12.02 hereof) for any purpose of this Indenture (except as otherwise herein expressly provided) if made in the manner provided in Section 14.10 hereof.

     SECTION 10.03. Neither the Trustees nor the Company shall be bound to recognize any person as a bondholder unless and until, if required, his bond is submitted for inspection and his title thereto satisfactorily established if disputed. Any action taken by the Trustees or by the Company pursuant to this Indenture upon the request of authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder or registered owner of any bond issued hereunder, shall be conclusive and binding upon all future holders or registered owners of the same bond and bonds issued in exchange or substitution therefor.

     SECTION 10.04. All rights of action under this Indenture may be enforced by the Trustees without the possession of any of the bonds or coupons issued hereunder or the production thereof at any trial or other proceedings relative thereto.


                                   ARTICLE XI.

                 IMMUNITIES OF OFFICERS, DIRECTORS, INCORPORATORS,
                          SUBSCRIBERS AND STOCKHOLDERS.

     SECTION 11.Ol. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any bond or coupon issued hereunder, or because of the creation of any indebtedness hereby secured, shall be had against any incorporator, or against any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company, as such, or of any predecessor or successor corporation either directly or through the Company or any such predecessor or successor corporation, by the enforcement of any assessment or penalty, or because of any representation arising from the capitalization of the Company or of any such predecessor or successor corporation, or by any legal or equitable proceeding by virtue of any constitution, statute or law or otherwise; it being expressly agreed and understood that this Indenture and the obligations issued hereunder are solely corporate obligations and that no personal liability whatever, under any circumstances or conditions, shall attach to or be incurred by the incorporators, subscribers to the capital stock, stockholders, officers or directors, past, present or future, of the Company or of any predecessor or successor corporation, or any of them, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the bonds or coupons issued hereunder, or implied therefrom; and that any and all personal liability of every name and nature, and any and all rights and claims against every such incorporator, subscribers to the capital stock, stockholder, officer or director, whether arising at common law or in equity, or created by statute or constitution, are hereby expressly released and waived by the Trustees and by each of the bondholders as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the bonds and coupons issued hereunder.

                                  ARTICLE XII.

                                  THE TRUSTEES.

     SECTION 12.01. The Trustees, for themselves and their respective successors, accept the trusts created by this Indenture upon the terms and conditions hereof, including the following to all of which the parties hereto and the holders from time to time of the bonds agree:

     A. The Trustees shall be entitled to reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and such compensation, as well as the reasonable compensation of their counsel, and all other reasonable expenses incurred by the Trustees hereunder, and all taxes which may have been assessed against the Trustees as such or against any funds on deposit with them hereunder which the Trustees may be required or permitted by law to deduct from such deposit and to pay, the Company agrees to pay promptly on demand from time to time as such services shall be rendered and as such expenses shall be incurred. In default of such payment by the Company, the Trustees shall have a lien therefor on the property subject to the lien of this Indenture and the proceeds thereof prior to the lien of the bonds and coupons and a lien therefor on any moneys held by the Trustees hereunder prior to any rights in such moneys of the holders of the bonds and of the coupons. The Company also agrees to indemnify the Trustees for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustees, arising out of or in connection with the acceptance or administration of this trust, as well as the costs and expenses of defending against any claim of liability in the premises.

                  B. The Trustees may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys.

                  C. The Trustees shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the bonds (except as to the Trustee for its certificate of authentication thereon) or in the coupons contained, all of which are made by the Company solely; and the Trustees shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture, or of any indenture supplemental hereto, or of the bonds or coupons, or for the value of the property subject to the lien of this Indenture or any part thereof, or for the title of the Company thereto, or for the security afforded thereby and hereby, or for the validity of any securities at any time held hereunder, and the Trustees make no representation with respect thereto. The Trustees shall not be accountable for the use or application by the Company of any bonds authenticated and delivered hereunder or of the proceeds of such bonds, or for the use or application of any moneys paid over in accordance with any provision of this Indenture.

                  D. The Trustees, subject to the provisions of Section 12.02 hereof, shall be under no obligation to exercise any of the trusts or powers hereof at the request, order or direction of any of the bondholders, pursuant to the provisions of this Indenture, unless such bondholders shall have offered to the Trustees security or indemnity satisfactory to them against the costs, expenses and liabilities to be incurred therein or thereby.

                  E. The Trustees may consult with counsel, and, to the extent permitted by Section 12.02 hereof, the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in good faith and in accordance with the opinion of such counsel.

                  F. The Trustees, to the extent permitted by Section 12.02 hereof, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company, under its corporate seal, as to the adoption of any resolution by its Board or stockholders.

                  G. Any action taken by the Trustees pursuant to any provision hereof at the request or with the consent of any person who at the time is the holder of any bond shall be conclusive and binding in respect of such bond upon all future holders thereof, whether or not such bond shall have noted thereon the fact that such request or consent had been made or given.

                  H. The Trustees shall not be personally liable in case of entry by them, or either of them, upon the mortgaged and pledged property for debts contracted or liability or damages incurred in the management or operation of said property.

                  I. The Trustees, to the extent permitted by Section 12.02 hereof, may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, coupon or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

                  J. All moneys received by the Trustee under or pursuant to any provision of this Indenture (including any moneys received by it as paying agent) shall constitute trust funds for the purposes for which they were paid or are held, but need not be segregated in any manner from any other moneys and may be deposited by the Trustee, under such conditions as may be prescribed by law, in its general banking department.

         SECTION 12.02. None of the provisions of this Indenture shall be construed as relieving either of the Trustees from liability for its or his own negligent action, its or his own negligent failure to act, or its or his own wilful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding:

                  A. Unless and until an event of default shall have happened which at the time is continuing,

                           1. neither of the Trustees shall be liable except for
                  the performance of such duties as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustees, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

                           2. the Trustees may conclusively rely, as to the
                  truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustees, upon certificates and opinions conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustees, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  B. The Trustee shall not be liable to any holder of bonds or coupons or to any other person for any error of judgment made in good faith by a responsible officer or officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and the Individual Trustee shall not be liable to any holder of bonds or coupons or to any other person for any error of judgment made in good faith, unless it be proved that he was negligent in ascertaining the pertinent facts; and

                  C. The Trustees shall not be liable to any holder of bonds or coupons or to any other person with respect to any action taken or omitted to be taken by them in good faith, in accordance with the direction of the holders of a majority of the bonds at the time outstanding under this Indenture, relating to the time, method and place of conducting any proceeding for any remedy available to them or exercising any trust or power conferred upon them by this Indenture.

         If an event of default shall have happened, then, so long as the same shall be subsisting, each of the Trustees shall exercise such of the rights and powers vested in them respectively by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         Notwithstanding any provisions of this Indenture authorizing the Trustees conclusively to rely upon any certificates or opinions, the Trustees may, but to the extent permitted by this Section 12.02 need not, require any further evidence or make any further investigation as to the facts or matters stated therein which they may, in good faith, deem reasonable in the circumstances; and the Trustees shall, if requested in writing so to do by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder, require such further evidence or make such further investigation, provided, however, that, if the payment within a reasonable time to the Trustees of the cost, expenses and liabilities likely to be incurred by them in making such investigation is not reasonably assured to the Trustees by the security afforded to them by the terms of this Indenture, the Trustees may require reasonable indemnity against such expense or liability as a condition to so proceeding.

         If the Trustees shall determine or shall be requested, as aforesaid, to make such further investigation, they shall be entitled to examine the books, records and premises of the Company; and unless satisfied, with or without such investigation, of the truth and accuracy of the matters stated in such certificates or opinions, they shall be under no obligation to grant any application or take or permit any action hereunder. The reasonable expense of every such examination shall be paid by the Company, or, if paid by the Trustees, shall be repaid by the Company, upon demand, with interest at the rate of five per cent (5%) per annum, and until such repayment shall be secured by a lien on the property which is subject to the lien of this Indenture and the proceeds thereof prior to the lien of the bonds and coupons.

         No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 12.03. The Trustees shall give to the bondholders, in the manner and to the extent provided in subdivision C. of Section 12.10, notice of the happening of all defaults known to them within ninety days after the occurrence thereof, or promptly after such default becomes known to them if they learn of such default after said ninety-day period, but in the case of any default of the character specified in subdivision F. of Section 9.01 hereof, no such notice shall be given until at least sixty days after the occurrence thereof; provided, that, except in the case of a default resulting from the failure to make any payment of principal of or interest on the bonds, or in the payment of any sinking or purchase fund installment, the Trustees may withhold such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders. For the purposes of this Section 12.03, the term "default" shall mean any event which is, or after notice or lapse of time or both would become, an event of default.

         Nothing herein contained shall require the Trustees to give any notice of any default which has been cured.

         SECTION 12.04. If the Trustee or the Individual Trustee has or shall acquire any conflicting interest as defined in this Section 12.04, it or he shall, within ninety days after ascertaining that it or he has such conflicting interest, either eliminate such conflicting interest or resign, such resignation to become effective upon the appointment of a successor and such successor's acceptance of such appointment, and the Company shall take prompt steps to have a successor appointed in the manner provided in Section 12.06 hereof. For the purposes of this Section 12.04 the Trustee or the Individual Trustee shall be deemed to have a conflicting interest if:

                  A. the Trustee or the Individual Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of bonds issued and outstanding under this Indenture, provided, however, that there shall be excluded from the operation of this subdivision A. of Section 12.04 any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and under such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee or the Individual Trustee, as the case may be, from acting as such under one of such indentures;

                  B. the Trustee or any of its directors or executive officers or the Individual Trustee is an obligor upon the bonds issued under this Indenture or an underwriter for the Company;

                  C. the Trustee or the Individual Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

                  D. the Trustee any of its directors or executive officers or the Individual Trustee is a director, officer, partner, employee, appointee, or representative of the Company or of an underwriter (other than the Trustee or the Individual Trustee) for the Company who is currently engaged in the business of underwriting, except that 1. one individual may be a director and/or an executive officer of the Trustee and also a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and of the Company, and 2. if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company, and 3. the Trustee or the Individual Trustee may be designated by the Company or by any underwriter for the Company, to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of subdivision A. of this Section 12.04, to act as trustee, whether under an indenture or otherwise;

                  E. ten per cent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer of the Company or twenty per cent (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per cent (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer of any such underwriter, or is beneficially owned, collectively, by any two or more such persons;

                  F. the Trustee or the Individual Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section 12.04 defined, 1. five per cent (5%) or more of the voting securities, or ten per cent (10%) or more of any other class of security, of the Company, not including bonds issued under this Indenture and securities issued under any other indenture of the Company under which the Trustee or the Individual Trustee is also trustee, or 2. ten per cent (10%) or more of any class of security of any underwriter for the Company;

                  G. the Trustee or the Individual Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section 12.04 defined, five per cent (5%) or more of the voting securities of any person who, to the knowledge of the Trustee or the Individual Trustee owns ten per cent (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

                  H. the Trustee or the Individual Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default as hereinafter in this Section 12.04 defined, ten per cent (10%) or more of any class of security of any person who, to the knowledge of the Trustee or the Individual Trustee owns fifty per cent (50%) or more of the voting securities of the Company; or

                  I. the Trustee or the Individual Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per cent (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under subdivision F., G. or H. of this Section 12.04. As to any of such securities of which the Trustee or the

         Individual Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of not more than two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per cent (25%) of such voting securities or twenty-five per cent (25%) of any such class of security. Promptly after May 15 in each calendar year, the Trustee and the Individual Trustee shall make a check of its and his holdings of such securities in any of the above-mentioned capacities; as of such May 15. If the Company fails to make payment in full of principal or interest upon the bonds outstanding under this Indenture when and as the same becomes due and payable, and such failure continues for thirty days thereafter, the Trustee and the Individual Trustee shall make a prompt check of its and his holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty-day period, and after such date, notwithstanding the foregoing provisions of this subdivision I., all such securities so held by the Trustee or the Individual Trustee, with sole or joint control over such securities vested in it or him, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee or the Individual Trustee, for the purposes of subdivisions F., G. and H. of this Section 12.04.

         In the event that any person shall at any time become an obligor upon any of the bonds, so long as such person shall continue to be such obligor the provisions of the foregoing subdivisions A. to I., inclusive, of this Section
12.04 shall be applicable to the Trustee and the Individual Trustee and such obligor with the same effect as if the name of such obligor were substituted for that of the Company in said provisions.

         The specification of percentages in subdivisions E. to I., inclusive, of this Section 12.04 shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of subdivision C. or G. of this Section 12.04.

         For the purposes of subdivisions F., G., H. and I. of this Section 12.04, 1. the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies, or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; 2. an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more, and shall not have been cured; and 3. the Trustee or the Individual Trustee shall not be deemed the owner or holder of a) any security which it or he holds as collateral security (as trustee or otherwise) for an obligation which is not in default as defined in clause 2. above, or b) any security which it or he holds as collateral security under this Indenture, irrespective of any default hereunder, or c) any security which it or he holds as agent for collection, or as a custodian, escrow agent or depositary, or in any similar representative capacity.

         For the purposes of this Section 12.04, the term "underwriter," when used with reference to the Company or any other obligor upon any of the bonds, means every person, who, within three years prior to the time as of which the determination is made, has purchased from the Company of such obligor with a view to, or has sold for the Company or such obligor in connection with, the distribution of any security of the Company or such obligor outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

         For the purposes of this Section 12.04, the term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or political subdivision thereof.

         For the purposes of this Section 12.04, the percentages of voting securities and other securities referred to in subdivisions E. to I., inclusive, shall be calculated in accordance with the following provisions:

                  (1) A specified percentage of the voting securities of a person means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                  (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                                      1 4 0

                  (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

                  (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                           (i) Securities of an issuer held in a sinking fund
                  relating to securities of the issuer of the same class;

                           (ii) Securities of an issuer held in a sinking fund
                  relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or in interest or otherwise;


                           (iii) Securities pledged by the issuer thereof as
                  security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                           (iv) Securities held in escrow if placed in escrow by
                  the issuer thereof.

                  Provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                  (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes; and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

         SECTION 12.05. If the Trustee shall at any time cease to be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State and having its principal office in the Borough of Manhattan, The City of New York, New York, or in Detroit, Michigan, or in any other city in the United States of America approved by a certified resolution and having a combined capital and surplus of not less than Five Million Dollars ($5,000,000), which is authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority, then the Trustee shall resign within thirty days thereafter, such resignation to become effective upon the appointment of a successor Trustee and such successor's acceptance of such appointment. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If the Trustee shall fail or refuse to resign within said period, or if the Trustee or the Individual Trustee has or shall acquire any conflicting interest of the character specified in Section 12.04 and shall fail or refuse either to eliminate such conflicting interest or to resign within the period in said Section 12.04 provided in respect of such resignation, then A. the Trustee or the Individual Trustee, as the case may be, shall, within ten days after the expiration of said period, transmit notice of such failure or refusal to the bondholders in the manner and to the extent provided in subdivision C. of Section 12.10 hereof; and B. any bondholder, who has been the bona fide holder of a bond for at least six months, may, subject to the provisions of Section 9.18 hereof, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Individual Trustee, as the case may be, and the appointment of a successor, if the Trustee or the Individual Trustee, as the case may be, fails, after written request therefor by such bondholder, to comply with the provisions of said Section 12.04.

         SECTION 12.06. The Trustee and any successor to the Trustee may resign and be discharged from the trust created by this Indenture by giving notice thereof in writing to the Company specifying the date when such resignation shall take effect, and by giving notice thereof to the bondholders, in the manner and to the extent provided in subdivision C. of Section 12.10 hereof, and by publishing such notice at least once in an authorized New York newspaper and in an authorized Detroit newspaper. Subject to the provisions of Sections 12.04 and 12.05 hereof, such resignation shall take effect on the date specified in such notice unless previously a successor Trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect upon the appointment of such successor Trustee. The Individual Trustee and any successor to the Individual Trustee may resign at any time and be discharged from the trusts hereby created by giving the Trustee and the Company notice in writing of such resignation, specifying a date when such resignation shall take effect. Such resignation shall, subject to the provisions of Sections 12.04 and 12.05 hereof, take effect on the day specified in such notice unless previously a successor trustee shall have been appointed as hereinafter provided, in which event such resignation shall take effect immediately upon the appointment of such a successor trustee.

         Either of the Trustees or any successor trustee may be removed at any time by the holders of a majority in principal amount of the bonds issued hereunder and at the time outstanding, upon payment to the trustee so removed of all moneys then due to it or him hereunder, by an instrument or concurrent instruments in writing, signed in duplicate by such holders. One copy shall be filed with the Company and the other with the trustee so removed.

         The Individual Trustee and any successor to the Individual Trustee may be removed at any time by an instrument in writing signed in duplicate by the Trustee, one copy of which shall be filed with the Company and the other delivered to the Individual Trustee so removed.

         In case at any time either of the Trustees or any successor trustee shall resign, die, be dissolved or be removed or otherwise shall become disqualified to act or incapable of acting, or in case control of the Trustee or of any successor trustee, or of its officers shall be taken over by any public officer or officers, a successor trustee may be appointed by the holders of a majority in principal amount of the bonds issued hereunder and at the time outstanding by an instrument or concurrent instruments in writing signed in duplicate by such holders, and filed, one copy with the retiring trustee and the other with the successor trustee, notification thereof being given to the Company by such successor trustee; but until a successor trustee shall be so appointed by the bondholders as herein authorized, the Company, by an instrument in writing, executed by order of its Board of Directors, shall in any such case appoint a successor to the Trustee and the Trustee shall, by an instrument in writing in any such case, appoint a successor to the Individual Trustee. Every such successor to the Trustee so appointed by the bondholders, by a court of competent jurisdiction or by the Company shall be a bank or trust company in good standing organized and doing business under the laws of the United States or of any State, having its principal office in the Borough of Manhattan, The City of New York, New York, or in Detroit, Michigan, or in any other city in the United States of America approved by a certified resolution and A. which shall be a corporation having a combined capital and surplus of not less than Five Million Dollars ($5,000,000), B. which shall be authorized under the laws of the jurisdiction of incorporation to exercise corporate trust powers, and C. which shall be subject to supervision or examination by a Federal or State authority. If such successor Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, the combined capital and surplus of such successor Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Every such successor trustee appointed by the bondholders or by the Trustee in succession to the Individual Trustee shall always be an individual, a citizen of the United States of America, unless otherwise required by law.

         Anything hereinabove to the contrary notwithstanding, in case at any time the Individual Trustee, or any successor thereto, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of the Trustees hereunder shall vest in and be exercised by the Trustee, without the appointment of a successor Individual Trustee.

         If in a proper case no appointment of a successor to the Trustee or of a successor to the Individual Trustee shall be made pursuant to the foregoing provisions of this Article XII within thirty days after a vacancy shall have occurred in the office of trustee, the holder of any bond or the retiring Trustee or Individual Trustee may apply to any court (State or Federal) having jurisdiction to appoint a successor trustee, and such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor to the Trustee or to the Individual Trustee, as the case may be.

         SECTION 12.07. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to its or his predecessor trustee and also to the Company, an instrument in writing accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, authority, rights, trusts, powers, duties and obligations of its or his predecessor trustee and be entitled to the immediate delivery by such predecessor trustee of any part of the trust estate in the hands or under the control of such predecessor trustee and all the estate, right, title and interest of such predecessor trustee in the trust estate shall wholly cease and determine; but, on the written request of the Company or the successor trustee, such retiring trustee shall, upon the payment of its charges, execute, acknowledge and deliver an appropriate instrument in writing transferring to such successor trustee upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the predecessor trustee so ceasing to act (but may retain and reserve its lien upon the trust estate for its reasonable compensation and expenses, if any thereof remain unpaid), and shall duly assign, transfer and deliver all property and moneys held by such trustee to the successor trustee, it being understood that all securities, cash and other pledged property the custody of which is given to the Trustee, shall always be in its custody or in that of its proper successor in trust. Should any deed, conveyance or instrument in writing from the Company be required by the successor trustee for more fully and certainly vesting in, and confirming to, such successor trustee such estates, rights, powers and duties, any and all such deeds, conveyances and instruments in writing shall be executed, acknowledged and delivered by the Company to the successor trustee upon the latter's request. The Company shall promptly give notice of the appointment of any successor trustee to the bondholders in the manner and to the extent provided in subdivision C. of Section 12.10 hereof and by publishing such notice at least once in an authorized New York newspaper and in an authorized Detroit newspaper.

         SECTION 12.08. Any corporation into which the Trustee or any successor to the Trustee may be merged or converted or with which it or any successor trustee may be consolidated, or any corporation resulting from any merger or conversion or consolidation to which the Trustee or any successor to the Trustee may be a party, shall be the successor of the Trustee under this Indenture, without the execution or filing of any instrument or the performance of any further act on the part of the parties hereto.

         In case any of the bonds to be issued hereunder shall have been authenticated but not delivered, any successor to the Trustee may adopt the certificate of authentication of the Trustee or of any successor to it, and deliver the same as so authenticated; and in case any of the bonds shall not have been authenticated, any successor to the Trustee may authenticate such bonds in its own name; and in all such cases such certificate shall have the full force which it is anywhere in the bonds or in this indenture provided that the certificate of the Trustee shall have.

         SECTION 12.09. A. If the Trustee or the Individual Trustee, as the case may be, in its or his individual capacity shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (other than in a relationship of the nature specified in subdivision F. of this Section 12.09) within four months prior to a default, as defined in subdivision E. of this
Section 12.09, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee or the Individual Trustee, as the case may be, shall set apart and hold in a special account for the benefit of the Trustee or the Individual Trustee, as the case may be, in their individual capacities, and of the indenture security holders, as defined in subdivision E of this
Section 12.09:

                  1. an amount equal to any and all reductions in the amount due and owing to the Trustee or the Individual Trustee, as the case may be, upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months' period and valid as against the Company and its other creditors except any such reduction resulting from the receipt or disposition of any property described in paragraph 2. of this subdivision A., or from the exercise of any right of setoff which the Trustee or the Individual Trustee, as the case may be, could have exercised if a petition in bankruptcy had been filed by. or against the Company upon the date of such default; and

                  2. all property received by the Trustee or the Individual Trustee, as the case may be, in respect of any claim as such creditor, either as security therefor or in satisfaction or composition thereof or otherwise, after the beginning of such four months' period or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

         B. Nothing contained in this Section 12.09 shall affect the right of the Trustee or the Individual Trustee, as the case may be:

                  1. to retain for its or his own account a) payments made on account of any such claim described in subdivision A. of this Section
         12.09 by any person, other than the Company, who is liable thereon, and
         b) the proceeds of the bona fide sale of any such claim by the Trustee or the Individual Trustee, as the case may be, to a third person, and
         c) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

                  2. to realize, for its or his own account, upon any property held by the Trustee or the Individual Trustee, as the case may be, as security for any such claim, if such property was so held prior to the beginning of such four months' period;

                  3. to realize, for its or his own account, but only to the extent of the claim hereinafter mentioned, upon any property held by the Trustee or the Individual Trustee, as the case may be, as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefore simultaneously with the creation thereof, and if the Trustee or the Individual Trustee, as the case may be, shall sustain the burden of proving that at the time such property was so received the Trustee or the Individual Trustee, as the case may be, had no reasonable cause to believe that a default, as defined in subdivision E. of this Section 12.09, would occur within four months; or

                  4. to receive payment on any claim referred to in paragraphs
         2. or 3. of this subdivision B. against the release of any property held as security for any such claim as provided in such paragraphs 2. or 3., as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs 2., 3. and 4. of this subdivision B., property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any such claim referred to in paragraphs 2.,
3. and 4. of this subdivision B. is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee or the Individual Trustee, as the case may be, as such creditor, such claim shall have the same status as such preexisting claim of the Trustee or the Individual Trustee, as the case may be.

         C. If the Trustee or the Individual Trustee, as the case may be, shall be required to account, as in this Section 12.09 provided, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee or the Individual Trustee and the indenture security holders in such manner that the Trustee or the Individual Trustee, as the case may be, and the indenture security holders realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee or the Individual Trustee, as the case may be, anything on account of the receipt by the Trustee or the Individual Trustee, as the case may be, from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee or the Individual Trustee, as the case may be, and the indenture security holders dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this subdivision C. with respect to any claim the term "dividends" shall include any distribution with respect to such claim in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction 1. to apportion between the Trustee or the Individual Trustee, as the case may be, and the indenture security holders in accordance with the provisions of this subdivision C., the funds and property held in such special account and the proceeds thereof, or 2. in lieu of such apportionment, in whole or in part, to give to the provisions of this subdivision C. due consideration in determining the fairness of the distributions to be made to the Trustee or the Individual Trustee, as the case may be, and the indenture security holders with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this subdivision C. as a mathematical formula.

         D. In case the Trustee or the Individual Trustee, as the case may be, shall have resigned or been removed after the beginning of such four months' period, it or he shall nevertheless be subject to the provisions of this Section
12.09 as though such resignation or removal had not occurred. If the Trustee or the Individual Trustee, as the case may be, shall have resigned or been removed prior to the beginning of such four months' period, it or he shall nevertheless be subject to the provisions of this Section 12.09, if and only if the receipt of property or reduction of claim which would have given rise to the obligation to account, if the Trustee or the Individual Trustee, as the case may be, had continued as such Trustee or Individual Trustee, occurred after the beginning of such four months' period and within four months after such resignation or removal.

         E. As used in this Section 12.09 the term "default" means any failure to make payment in full of principal or interest, when and as the same becomes due and payable, upon the bonds outstanding under any indenture which has been qualified under the Trust Indenture Act of 1939, and under which the Trustee or the Individual Trustee is also a trustee and the Company is obligor.

         As used in this Section 12.09 the term "indenture security holders" means all holders of securities outstanding under any such indenture under which any default exists.

         In the event that any person shall at any time become an obligor upon any of the indenture securities, so long as such person shall continue to be such obligor the provisions of this Section 12.09, in addition to being applicable to the Trustee, the Individual Trustee and the Company, shall be applicable to the Trustee, the Individual Trustee and such obligor with the same effect as if the name of such obligor were substituted for the Company in this
Section 12.09.

                  F. Neither the Trustee nor the Individual Trustee shall be required to account, as provided in this Section 12.09, if the creditor. relationship arises from:

                           1. the ownership or acquisition of securities issued
                  under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee or the Individual Trustee, as the case may be;

                           2. advances authorized by a receivership or
                  bankruptcy court of competent jurisdiction, or by the terms and provisions of this Indenture, for the purpose of preserving the property subject to the lien hereof or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the indenture security holders, as defined in subdivision E. of this Section 12.09, at the time and in the manner provided in this Indenture;

                           3. disbursements made in the ordinary course of
                  business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depository, or other similar capacity;

                           4. an indebtedness created as a result of services
                  rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in this Section 12.09;

                           5. the ownership of stock or of the other securities
                  of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company or any other obligor upon the bonds issued under this Indenture; or

                           6. the acquisition, ownership, acceptance or
                  negotiation of any drafts, bills of exchange, acceptances or obligations, which fall within the classification of self-liquidating paper, as defined in this Section 12.09.

         The word "security" or "securities," as used in this subdivision F., shall have the meaning assigned to the said term in the Securities Act of 1933, as in effect on the date of this Indenture.

         The term "cash transaction," as used in this subdivision F. means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

         The term "self-liquidating paper," as used in this subdivision F., means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the obligor for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares and merchandise previously constituting the security, provided the security is received by the Trustee or the Individual Trustee simultaneously with the creation of the creditor relationship with the obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         SECTION 12.10. A. The Trustee shall, so long as any bonds are outstanding hereunder, transmit to the bondholders, as hereinafter provided, within sixty days after February 1 of each year beginning with the year 1945, a brief report as of such February 1 with respect to:

                  1. the eligibility of the Trustees under Section 12.05 hereof, and their qualification under Section 12.05 hereof, or in lieu thereof, if to the best of their knowledge they have continued to be eligible and qualified under such sections, a written statement to such effect;

                  2. the character and amount of any advances (and if they elect so to state, the circumstances surrounding the making thereof) made by them respectively as Trustees hereunder which remain unpaid on the date of such report, and for the reimbursement of which they or either of them claim or may claim a lien or charge, prior to that of the bonds, on the trust estate or on property or funds held or collected by them respectively, as Trustees, if such advances so remaining unpaid aggregate more than one-half of one per cent (1/2 of 1%) of the principal amount of the bonds outstanding on such date;

                  3. the amount, interest rate and maturity date of all other indebtedness owing to them, respectively, in their individual capacities, on the date of such report, by the Company and by any other obligor upon the bonds, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs
         2., 3., 4. or 6. of subdivision F. of Section 12.09 hereof;

                  4. the property and funds physically in the possession of the Trustee and the Individual Trustee, respectively, in such capacities on the date of such report, or of a depository for them respectively;

                  5. any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which they have not previously reported; provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one percent (1%) of the principal amount of bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

                  6. any additional issue of bonds hereunder which they have not previously reported; and

                  7. any action taken by the Trustees or either of them in the performance of their duties under this Indenture which they have not previously reported and which in their opinion materially affects the bonds or the trust estate, except action in respect of a default, notice of which has been or is to be withheld by the Trustees in accordance with Section 12.03 hereof.

         B. The Trustees shall, so long as any bonds shall be outstanding hereunder, also transmit to the bondholders, as hereinafter provided, within the times hereinafter specified, a brief report with respect to:

                  1. the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the engineer's certificate required in connection with any release or substitution hereunder, is less than ten per cent (10%) of the principal amount of the bonds outstanding at the time of such release, or such release and substitution, such report to be SO transmitted within ninety days after such time; and

                  2. the character and amount of any advances (and if they elect so to state, the circumstances surrounding the making thereof) made by them, respectively, as such Trustees, since the date of the last report transmitted pursuant to the provisions of subdivision A. of this
         Section 12.10 (or if no such report has been so transmitted, since March 1, 1944) for the reimbursement of which they or either of them claim or may claim a lien or charge prior to that of the bonds, on the trust estate or on property or funds held or collected by the Trustees, as such, and which they had not previously reported pursuant to this paragraph, if such advances remaining unpaid at any time aggregate more than ten per cent (10%) of the principal amount of bonds outstanding at such time, such report to be so transmitted within ninety days after such time.

         C. All reports required by this Section 12.10, and all other reports or notices which are required by any other provision of this Indenture to be transmitted in accordance with the provisions of this Section 12.10, shall be transmitted by mail:

                  1. to all registered owners of bonds, as the names and addresses of such owners appear upon the registration books of the Company;

                  2. to such holders of bonds as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                  3. except in the case of reports pursuant to subdivision B. of this Section 12.10, to all holders of bonds whose names and addresses are preserved at the time by the Trustee pursuant to subdivision A. of
         Section 12.11 hereof.

         D. The Trustees shall, at the time of the transmission to the bondholders of any report or notice pursuant to this Section 12.10, file a copy thereof with each stock exchange, if any, upon which the bonds are listed and with the Securities and Exchange Commission. Upon the listing of the bonds or any series thereof upon any stock exchange the Company shall so advise the Trustee.

         SECTION 12.11. A. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of bonds 1. contained in the most recent list, if any, furnished to it as provided in subdivision E. of Section 5.17 hereof, 2. received by it in the capacity of paying agent hereunder, and 3. filed with it within the two immediately preceding years by holders of bonds for the purpose of receiving reports pursuant to the provisions of paragraph 2. of subsection C. of Section
12.10 hereof.

         The Trustee may a) destroy any list furnished to it as provided in subdivision E. of Section 5.17 hereof upon receipt of a new list so furnished,
b) destroy any information received by it as paying agent upon delivering to itself as Trustee, not earlier than forty-five days after an interest payment date of the bonds, a list containing the names and addresses of the holders of bonds obtained from such information since the delivery of the next previous list, if any, c) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon the receipt of a new list so delivered, and d) destroy any information filed with it by holders of bonds for the purpose of receiving reports pursuant to the provisions of paragraph 2. of subsection C. of Section 12.10 hereof, but not until two years after such information has been filed with it.

         B. Within five business days after receipt by the Trustee of a written application by any three or more bondholders stating that the applicants desire to communicate with other bondholders with respect to their rights under this Indenture or under the bonds, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a bond or bonds for a period of at least six months preceding such application, the Trustee shall, at its election, either 1. afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subdivision A. of this
Section 12.11, or 2. inform such applicants as to the approximate number of bondholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subdivision A. of this
Section 12.11, and as to the approximate cost of mailing to the bondholders the form of proxy or other communication, if any, specified in such application. If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all bondholders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subdivision A. of this Section 12.11, copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and the payment, or provision for the payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants, and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the bondholders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Securities and Exchange Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         Within five business days after receipt by the Trustee of the written application from bondholders desiring to communicate with other bondholders, hereinabove referred to, the Trustee shall notify the Company in writing of the receipt of such application and shall furnish the Company with a copy thereof, and shall advise the Company what action the Trustee has taken or proposes to take with respect to said application. In case the Trustee shall file with the Securities and Exchange Commission a written statement as hereinabove provided, the Trustee shall, within five days after the filing of such statement, notify the Company in writing of such filing and furnish the Company with a copy of such statement, and shall advise the Company promptly of any notice or other communications received from the Securities and Exchange Commission relating to said statement.

         The Trustee shall not be liable or accountable to the Company or to any bondholder by reason of the disclosure of any such information as to the names and addresses of the bondholders in accordance with the provisions of this
Section 12.11, regardless of the source from which such information was derived, nor by reason of the mailing of any material pursuant to a request made under this Section 12.11.

         SECTION 12.12. Subject to the provisions of Sections 12.04, 12.09 and
12.10 hereof, the Trustee and the Individual Trustee may each acquire and hold bonds and coupons and otherwise deal with the Company in the same manner and to the same extent and with like effect as though they were not Trustees hereunder.

         SECTION 12.13. The Trustees may comply with any rule, regulation or order of the Securities and Exchange Commission made pursuant to the terms and provisions of the Trust Indenture Act of 1939 and shall be fully protected in so doing in good faith notwithstanding that such rule, regulation or order may thereafter be amended or rescinded or determined by judicial or other authority to be invalid for any reason, but nothing herein contained shall require the Trustees to take any action or omit to take any action in accordance with such rule, regulation or order, except as in this Indenture otherwise required.

         SECTION 12.14. All the estate, right, title and interest in and to the trust estate by the provisions of this Indenture or of any indenture supplemental hereto conveyed or assigned or transferred to the Trustees, is conveyed, assigned and transferred to them as joint tenants and not as tenants in common.

         Any notice, request, or other writing by or on behalf of the Company or any of the bondholders, delivered solely to the Trustee, shall be deemed to have been delivered to both of the Trustees hereunder as effectually as if delivered to each of them.

         All cash collected by, or payable to, the Trustees or either of them shall be paid to, and deposited with, and all bonds and other obligations or securities shall be held by the Trustee, except as otherwise required by law. Any moneys at any time coming into the hands of the Individual Trustee shall be at once paid over to the Trustee.

         Whenever any moneys, bonds, or other obligations or securities are, under any provision of this Indenture paid or delivered to, or deposited with, the Trustee, title to the same shall be deemed to be vested in both Trustees hereunder, but nothing in this Section 12.14 contained shall be deemed to affect or impair any power or right conferred by any provision of this Indenture upon the Trustee to apply, disburse or otherwise act or deal with respect to any moneys, bonds or other obligations or securities received or held by it as aforesaid. So long as the bonds, obligations or other securities subject to the lien of this Indenture shall remain so subject, any instrument to be executed under the mortgage or other instrument securing the same by the holders of such bonds, obligations or other securities may be executed by, and any action to be taken thereunder may be taken by, the Trustee.

         Any request in writing by the Trustee to the Individual Trustee shall, subject to the provisions of Section 12.02 hereof, be a sufficient warrant for the Individual Trustee to take such action as may be requested.

      The Individual Trustee or any successor, so far as permitted by law, may at any time delegate to the Trustee or any successor the right to exercise any and all power, discretionary or otherwise, conferred by any of the provisions of this Indenture.

      Said Robert T. Kirchner (successor to Ralph E. Morton) has been joined as Individual Trustee in order to comply with any legal requirements respecting trustees under deeds of trust of property in any state in which the mortgaged property or part thereof is or may in the future be situate, and shall as such Individual Trustee possess such powers, and such powers only, as may be necessary to comply with such requirements. If by reason of the repeal of such requirements, or for any other reason, it shall not be necessary in the opinion of counsel (which opinion shall be filed with the Trustee), that one of the Trustees hereunder be an individual, and the Company shall file with the Trustee a written request for the removal of the Individual Trustee, said Robert T. Kirchner (successor to Ralph E. Morton) or any successor, shall forthwith cease to be a trustee hereunder, and all powers of the Individual Trustee and all his right, title or interest in and to the trust estate shall forthwith terminate; and, unless and until there shall be appointed a new trustee as successor to the Individual Trustee, all the right, title and powers of the Trustees shall devolve upon the Trustee and its successors alone.

      Subject to the provisions of the following paragraph, in the event that it may be necessary for the Trustee to enforce any of the provisions of this Indenture in any state by court proceedings or in any other manner, the Trustee may, by writing, authorize the Individual Trustee in his name as trustee to take such action or institute such proceedings as may be appropriate under the provisions of the Indenture, without joining the Trustee as a party thereto, and in such event the Individual Trustee shall be vested with all the rights, powers and duties of the Trustee hereunder, and may enforce the same in his name as Individual Trustee in the manner provided in this Indenture, without joinder of the Trustee in any action or proceeding so taken.

      Any and all rights, powers, duties and obligations by any provisions of this Indenture conferred or imposed upon the Trustees may be exercised and performed by the Trustee alone without reference to the Individual Trustee insofar as permitted by law, and the Individual Trustee hereby irrevocably constitutes and appoints the Trustee his true and lawful attorney in fact with full power and authority, insofar as permitted by law, either in the name and on behalf of the Trustee alone, or of the Trustees jointly, to exercise any and all rights or powers conferred upon the Individual Trustee alone, or upon the Trustees jointly, by any of the provisions of this Indenture, but subject to the duties and obligations hereby imposed upon the Individual Trustee, with full power of substitution and revocation, hereby ratifying and confirming all and singular the acts and things lawfully done by the Trustee or any substitute by virtue of this power of attorney. Any and all rights, powers, duties and obligations by any provisions of this Indenture or imposed upon the Trustees or the Trustee which may not be exercised and performed by the Trustee alone, or by the Individual Trustee and the Trustee jointly, may and shall be exercised and performed by the Individual Trustee alone, to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, without reference to the Trustee.

      SECTION 12.15. At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any state in which any part of the trust estate may be located, or if the Trustee shall be advised by counsel that it is necessary or prudent in the interest of the bondholders so to do, the Company and the Trustee shall have the power to appoint, and upon the request of the Trustee the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, another corporation or one or more persons approved by the Trustee either to act as co-trustee or co-trustees of all or any part of the trust estate jointly with the Trustee, or to act as separate trustee or trustees of any part of the same, and in any case with all such powers, rights and duties not inconsistent herewith, as may be specified in the instrument or instruments of appointment, and for such term, as may be specified in the instrument or instruments of appointment, such powers, rights and duties in whole or in part to be exercised either jointly with the Trustees or separately, as such instrument or instruments may prescribe. In the event that the Company shall not have joined in the execution of such instrument or instruments within ten days after the receipt of a written request from the Trustee so to do, the Trustee alone shall have power to effect such appointment. With respect to such powers as are conferred by every such instrument or instruments of appointment, any co-trustee or co-trustees or separate trustee or trustees so appointed shall be subject to all obligations which are imposed upon the Trustees by this Indenture or by law.

      Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as successor to Citibank, N.A. (successor to City Bank Farmers Trust Company) or its successor in the trust hereunder, or as successor to Robert T. Kirchner (successor to Ralph E. Morton) or his successor in the trust hereunder, shall, to the extent permitted by law, be appointed subject to the following provisions and conditions, namely:

            A. The bonds shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder shall be exercised solely by Citibank, N.A. (successor to City Bank Farmers Trust Company) or its successors in the trust hereunder, except that if for any reason any prior lien bonds or other securities shall be deposited with a co-trustee, such prior lien bonds or other securities shall be held and disposed of by such co-trustee pursuant to the written instructions of the Trustee, and all powers, rights, duties, immunities and obligations by this Indenture conferred upon the Trustee or Trustees, whether so expressed or not, unless otherwise provided in the instrument appointing such co-trustee, may be exercised, performed or enjoyed by such co-trustee upon written instructions from the Trustee, and any securities required by this Indenture to be deposited with the Trustee may be deposited with such co-trustee to be held, disposed of, cancelled and/or released by such co-trustee only upon written instructions from the Trustee;

            B. The Company and the Trustee, at any time by an instrument in writing executed by them jointly, may remove any trustee or co-trustee appointed under this Section 12.15, and may likewise and in like manner appoint a successor to such trustee or co-trustee so removed, anything herein contained to the contrary notwithstanding. In the event that the Company shall not have joined in the execution of such instrument within ten days after the receipt of a written request from the Trustee so to do, the Trustee alone shall have power to effect such removal and to make such appointment, as the case may be. In the event that the Trustee alone shall have appointed a separate trustee or trustees or co-trustee or co-trustees as above provided, it may at any time, by an instrument in writing, remove any such separate trustee or co-trustee, the successor to any such trustee or co-trustee so removed to be appointed by the Company and the Trustee, or by the Trustee alone, as hereinbefore in this Section 12.15 provided;

            C. Any notice, request or other writing, by or on behalf of the holders of the bonds, delivered to the Trustee, or its successor in the trust then acting, shall be deemed to have been delivered to all of the then trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to the Trustee or the Individual Trustee shall refer to this indenture and the conditions in this Article XII expressed, and upon the acceptance in writing by such trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property specified in such instrument, either jointly with the Trustee and/or the Individual Trustee, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with the Trustee. Any separate trustee or trustees or any co-trustee or co-trustees, so far as permitted by law, may delegate to the Trustee the right to exercise any power, discretionary or otherwise, conferred by any of the provisions of this Indenture. Any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, may resign at any time by delivering a written resignation to the Trustee. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign, or be removed, all the estate, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by, the Trustee and/or the Individual Trustee, without the appointment of a new trustee as successor to such separate trustee or co-trustee. Any request in writing by the Trustee to any separate trustee or trustees or co-trustee or co-trustees or the successor in trust of any of them shall be a sufficient warrant for such trustee or trustees to take such action as may be so requested. Any moneys at any time coming into the hands of any such trustee shall at once be paid over to the Trustee; and

            D. The provisions of Sections 12.02, 12.03, 12.04, 12.09 and 12.10 hereof shall apply to any such co-trustee or separate trustee.


     SECTION 12.16. Notwithstanding any other provisions hereof, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by its proper officers, may, if no event of default has occurred and is continuing, within the period beginning January 1, 1998, and ending December 31, 1998, and the comparable period in each succeeding decade, appoint any corporation eligible under the provisions of Section 12.05 hereof and qualified under
Section 12.04 hereof, and doing business in the United States of America, as Trustee in succession to the Trustee as of the date of such appointment and the corporation so appointed Trustee shall thereupon become successor Trustee hereunder until a new Trustee shall be appointed by the bondholders as authorized herein.

                                  ARTICLE XIII.

                  CONSOLIDATION, MERGER, CONVEYANCE AND LEASE.

      SECTION 13.01. Nothing in this Indenture shall prevent any consolidation of the Company with, or merger of the Company into, any corporation having corporate authority to acquire the trust estate, or substantially all the trust estate, as an entirety, or any conveyance, transfer or lease, subject to the lien of this Indenture, of all or substantially all of the trust estate as an entirety to any corporation lawfully entitled to acquire or lease or operate the same; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon such terms, as fully to preserve and in no respect to impair the lien or security of this Indenture, or any of the rights or powers of the Trustees or the bondholders hereunder; and provided, further, that any such lease shall be made expressly subject to immediate termination by the Company or by the Trustees at any time during the continuance of an event of default, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings; and provided, further, that, upon any such consolidation, merger, conveyance or transfer, or upon any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby, the due and punctual payment of the principal and interest of all said bonds according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed by an instrument in writing executed and delivered to the Trustees by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all the trust estate as an entirety, as aforesaid, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby, and provided further that the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each of which shall state that such consolidation, merger, conveyance, transfer or lease and the supplemental indenture referred to in Section 13.02 comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

      SECTION 13.02. In case the Company, as permitted by Section 13.01 hereof, shall be consolidated with or merged into any other corporation or shall convey or transfer, subject to the lien of this Indenture, all or substantially all the trust estate as an entirety, the successor corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid - upon executing with the Trustees and causing to be recorded an indenture whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal of and interest on the bonds issued hereunder in accordance with the provisions of said bonds, and coupons and this Indenture, and shall agree to perform and fulfill all the covenants and conditions of this Indenture to be kept or performed by the Company - shall succeed to and be substituted for the Company with the same effect as if it had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and (without limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) such successor corporation thereafter may cause to be executed, authenticated and delivered, either in its own name or in the name of Michigan Consolidated Gas Company, as its name is now or shall then exist, in respect of property of the character defined in Article I hereof as property additions, such bonds as could or might have been executed, issued and delivered by the Company had it acquired such property of such character by purchase on or after the date of such consolidation, merger, conveyance, transfer or lease, and had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed, concerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any bonds delivered to it for authentication which shall have been previously signed by the proper officers of the Company, and such bonds as the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and delivered to the Trustee for such purpose, and such successor corporation shall also have and may exercise in respect of the property of such character, and subject to all the terms, conditions and restrictions in this Indenture prescribed applicable thereto, whether as to withdrawal of cash, release of property, or otherwise, the same powers and rights which the Company might or could exercise had it acquired the property of such character by purchase on or after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred. All the bonds so issued or delivered by such successor corporation shall in all respects have the same legal right and security as the bonds theretofore issued or delivered in accordance with the terms of this Indenture as though all of said bonds had been authenticated and delivered at the date of the execution hereof. As a condition precedent to the execution by such successor corporation and the authentication and delivery by the Trustee of any such additional bonds or the withdrawal of cash or release of property, under any of the provisions of this Indenture, on the basis of property of the character defined in this Indenture as property additions acquired, made or constructed by the successor corporation, the indenture with the Trustees to be executed and caused to be recorded by the successor corporation as in this Section provided, or a subsequent indenture, shall contain a conveyance or transfer and mortgage in terms sufficient to subject such property to the lien hereof.

      SECTION 13.03. In case the Company, as permitted by Section 13.01 hereof, shall be consolidated with or merged into any other corporation, or shall convey, transfer or lease, subject to the lien of this Indenture, all or substantially all the trust estate as an entirety as aforesaid, neither this Indenture nor the indenture with the Trustees to be executed and caused to be recorded by the successor corporation as in Section 13.02 hereof provided shall, unless such indenture shall otherwise provide, become or be required to become or be a lien upon any of the properties or franchises then owned or thereafter acquired by the successor corporation (by purchase, consolidation, merger, donation, construction, erection or in any other way) except A. those acquired by it from the Company, and improvements, extensions and additions thereto and renewals and replacements thereof, B. the property made and used by the successor corporation as the basis under any of the provisions of this Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the reduction of cash to be deposited with the Trustee or the release of property, and C. such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation 1. to maintain, renew and preserve the franchises covered by this Indenture, or 2. to maintain the property mortgaged and intended to be mortgaged hereunder as an operating system or systems in good repair, working order and condition, or 3. in rebuilding or renewal of property subject to the lien hereof damaged or destroyed, or 4. in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements or furniture, or any other fixtures or personalty, subject to the lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged hereunder.

                                  ARTICLE XIV.

                            MEETINGS OF BONDHOLDERS.

      SECTION 14.01. Modifications and alterations of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the holders of the bonds and coupons may be made, and compliance with this Indenture or any such supplemental indenture may be waived, as hereinafter provided in this Article XIV.

      SECTION 14.02. The Trustee may at any time call a meeting of the bondholders and it shall call such a meeting on written request of the holders of not less than a majority in principal amount of the bonds outstanding hereunder at the time of such request. The Company, pursuant to a certified resolution of its Board of Directors, may also call a meeting of the bondholders at any time. In each such case the purpose or purposes of such meeting shall be set forth in reasonable detail. In the event of the Trustee's failing for ten days to call a meeting after being thereunto requested by the bondholders as above set forth, holders of outstanding bonds in the amount above specified in this Section 14.02 or the Company, pursuant to certified resolution of its Board of Directors, may call such meeting. Every such meeting called by and at the instance of the Trustee shall be held in Detroit, Michigan, or the Borough of Manhattan, The City of New York, New York, or with the written approval of the Company, at any other place in the United States of America, and notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Trustee not less than thirty days before such meeting A. to all holders of bonds the names and addresses of whom are then preserved as required by this Indenture, and B. to the Company addressed to it at the address of its principal executive offices (or at such other address as may be designated by the Company from time to time), and, unless all bonds outstanding hereunder are at the time registered as to principal, shall be published by the Trustee once preceding the meeting, in an authorized New York newspaper, the publication to be not less than twenty days prior to the date of such meeting; provided, however, that the mailing of such notice to any bondholders shall in no case be a condition precedent to the validity of any action taken at such meeting, and provided further, however, that if all bonds then outstanding shall be registered, no notice need be given except by mail in accordance with subdivision C. of Section 12.10 hereof. If such meeting is called by or at the instance either of the Company or of the bondholders, it shall be held at such place in the United States of America as may be specified in the notice calling such meeting and notice thereof shall be sufficient for all purposes hereof if given by newpaper publication as aforesaid stating the place and time of the meeting and in general terms the business to be submitted. Any meeting of bondholders shall be valid without notice if the holders of all bonds then outstanding hereunder are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all bonds outstanding hereunder and by the Trustee, or by such of them as are not present in person or by proxy.

      Anything in this Article XIV notwithstanding, the Trustee may, and upon request of a majority of the bondholders shall, and the Company in case the meeting is called by it may, fix a day not exceeding ninety days preceding the date for which the meeting is called as a record date for the determination of owners of coupon bonds registered as to principal and owners of registered bonds without coupons entitled to notice of and to vote at such meeting and any adjournment thereof and only such registered owners who shall have been such registered owners on the date so fixed, and who are entitled to vote such registered bonds at the meeting, shall be entitled to receive notice of such meeting, and (except as to bonds exchanged for bonds payable to bearer as to which a certificate is in effect pursuant to Section 14.03 hereof) the coupon bonds registered as to principal on such record date and the registered bonds without coupons may be voted at such meeting and any adjournment thereof only by the owners, and their proxies, who shall have been registered owners of such bonds on such record date, notwithstanding any transfer of any such bonds on the books of the Company after such date. If any coupon bonds registered as to principal on such record date or any registered bonds without coupons shall thereafter be transferred to bearer or exchanged for coupon bonds, as the case may be, a suitable notation may be made upon such bonds at the time of their transfer from such registered owner's name or at the time of such exchange, as the case may be, to record the fact that the registered owner of such bonds on said record date and his proxies shall be the only persons entitled to vote such bonds at the meeting. If any coupon bonds on such record date are thereafter registered as to principal and before any certificate as provided in Section
14.03 has been issued with respect to such bonds, the first registered owner in whose name such bonds are registered as to principal shall be deemed to have been a registered owner of such bonds on the record date for the purposes of this Article XIV, except as to his right to receive notice of such meeting.

      SECTION 14.03. Officers and nominees of the Trustee and of the Company or their or its nominees may attend such meeting, but shall not as such be entitled to vote thereat. Attendance by bondholders may be in person or by proxy and, unless specifically prohibited by law, any such proxy shall remain in effect unless specifically revoked and shall be binding on any future holder of the bonds represented by such proxy, unless specifically revoked by any such future holder before being voted. In order that the holder of any bond payable to bearer and his proxy may attend and vote without producing his bond, the Trustee, with respect to any such meeting, may make and from time to time vary such regulations as it shall think fit for deposit of bonds with, or the stamping of bonds by, A. any banks, bankers or trust or insurance companies having a capital of not less than five hundred thousand dollars ($500,OOO) or B. any trustee of any pension, welfare, hospitalization or similar fund or funds having an aggregate corpus in excess of five million dollars ($5,000,000), or C. the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory, or D. by any other person or corporation satisfactory to the Trustee, and for the issue to the persons depositing the same of certificates by such depositaries entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds in respect of which such certificates shall have been issued and any regulations so made shall be binding and effective. A bondholder in any of the foregoing categories may sign such certificate in his own behalf. In lieu of or in addition to providing for such deposit, the Trustee may, in its discretion, permit such institutions to issue certificates stating that bonds were exhibited to them, which certificates shall entitle the holders thereof to vote at any meeting only if the bonds with respect to which they are issued are not produced at the meeting by any other person and are not at the time of meeting registered in the name of any other person. Each such certificate shall state the date on which the bond or bonds in respect of which such certificate shall have been issued were deposited with or submitted to such institution and the series, maturities and serial numbers of such bonds. In the event that two or more such certificates shall be issued with respect to any bond or bonds, the certificate bearing the latest date shall be recognized and be deemed to supersede any certificate or certificates previously issued with respect to such bond or bonds. If any such meeting shall have been called under the provisions of Section 14.02, by bondholders or by the Company, and the Trustee shall fail to make regulations as above authorized, then regulations to like effect for such deposit, stamping or exhibition of bonds and the issue of certificates by 1. any bank, banker or trust or insurance company organized under the laws of the United States of America or of any State thereof, having a capital of not less than five hundred thousand dollars ($500,000), or 2. any trustee of any pension, welfare, hospitalization, or similar fund or funds having an aggregate corpus in excess of five million dollars ($5,000,000), or 3. by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory shall be similarly binding and effective for all purposes hereof if adopted or approved by the bondholders calling such meeting or by the Board of Directors of the Company, if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Trustee. A bondholder in any of the foregoing categories may sign such a certificate in his own behalf.

      SECTION 14.04. Subject to the restrictions specified in Sections 14.03 and
14.07 hereof, any registered holder of bonds outstanding hereunder and any holder of a certificate (not superseded) provided for in Section 14.03 hereof, shall be entitled in person or by proxy to attend and vote at such meeting as holder of the bonds registered or certified in the name of such holder without producing such bonds. All others seeking to attend or vote at such meeting in person or by proxy must, if required by an authorized representative of the Trustee or the Company or by any other bondholder, produce the bonds claimed to be owned or represented at such meeting, and everyone seeking to attend or vote shall, if required as aforesaid, produce such further proof of bond ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or if none be present then to the inspectors of votes hereinafter provided for. Proxies shall be witnessed or in the alternative may A. have the signature guaranteed by a bank or trust company or a registered dealer in securities, B. be acknowledged before a notary public or other officer authorized to take acknowledgements, or C. have their genuineness otherwise established to the satisfaction of the inspectors of votes. All proxies and certificates presented at any meeting shall be delivered to said inspectors of votes and filed with the Trustee.

      SECTION 14.05. Persons named by the Trustee if it is represented at the meeting shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, the bondholders and proxies present shall by a majority vote, irrespective of the amount of their holdings, elect another person or other persons from those present to act as temporary Chairman and/or Secretary. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the bondholders and proxies present by a majority vote of bonds represented. The Trustee, if represented at the meeting, shall appoint two inspectors of votes who shall decide as to the right of anyone to vote and shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to nominate such inspectors of votes or if either inspector of votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

      SECTION 14.06. The holders of:

            A. not less than sixty per cent (60%) in principal amount of the bonds outstanding hereunder when such meeting is held or

            B. if the action proposed at said meeting solely adversely affects the rights of the holders of one or more, but less than all, series of bonds then outstanding, then at least sixty per cent (60%) in principal amount of those bonds then outstanding so to be adversely affected

(excluding in any case bonds disqualified from voting by reason of the Company's interest therein) must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn; provided, however, that if such meeting is adjourned by less than a quorum for more than thirty days, notice thereof shall be mailed as soon as practicable by the Trustee if such meeting shall have been called by the Trustee 1. to the Company addressed to it at the address of its principal executive offices (or at such other address as may be designated by the Company in writing from time to time), and 2. to all holders of bonds then outstanding hereunder, the names and addresses of whom are then preserved by the Trustee as required by the provisions of subdivision A. of Section 12.11 hereof, and, unless all bonds outstanding hereunder are at the time of such mailing registered as to principal, shall be published at least once in each thirty day period of such adjournment in an authorized New York newspaper, provided, however, that if all bonds then outstanding shall be registered, no notice need be given except by mail in accordance with subdivision C. of Section 12.10 hereof. Notwithstanding the foregoing, if a meeting is first adjourned by less than a quorum for less than thirty days and is again adjourned, no such notice need be mailed or published during the period of the first adjournment but such notice shall be mailed as soon as practicable by the Trustee after the second adjournment and, unless all bonds outstanding hereunder are at the time of such mailing registered as to principal, shall be published as aforesaid at least once in each thirty day period of the second adjournment and of any subsequent adjournments. The failure to mail such notice to any such bondholder as aforesaid shall in no case affect the validity of any action taken at any meeting held pursuant to such adjournment. If such meeting shall have been called, under the provisions of Section 14.02 of this Article, by bondholders or by the Company, notice of such adjournment shall be given by the permanent Chairman and permanent Secretary of the meeting in the newspaper and for the number of times above specified in this Section and shall be sufficient if so given.

      SECTION 14.07. Subject to the provisions of Section 9.18 hereof, any modification or alteration of this Indenture (including any indenture supplemental hereto) and/or the rights and obligations of the Company and/ or the rights of the holders of bonds and/or coupons issued hereunder in any particular may be made, and compliance with this Indenture or any indenture supplemental hereto may be waived, at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, but only by resolution duly adopted by the affirmative vote, in person or by proxy, of the holders of sixty per cent (60%) or more in principal amount of the bonds outstanding hereunder, provided that, if the rights of one or more, but less than all, series of bonds then outstanding are to be adversely affected by action taken at such meeting, only by affirmative vote of the holders of at least sixty per cent (60%) in principal amount of those bonds so to be adversely affected and outstanding hereunder, when such meeting is held, and in every case approved by resolution of the Board of Directors of the Company as hereinafter specified; provided, however, that no such modification or alteration shall, without the consent of the holder of any bond issued hereunder affected thereby, A. permit the extension of the time or times of payment of the principal of or the interest or premium, if any, on any bond, or a reduction in the rate of interest thereon, or otherwise affect the terms of payment of the principal of or interest or premium, if any, on any bond, which shall always be unconditional, or affect the right of any bondholder to institute suit for the enforcement of any such payment on or after the respective due dates expressed in such bond or in the coupons pertaining thereto, or B. otherwise than as permitted by this Indenture, permit the creation by the Company of any mortgage lien ranking prior to or on a parity with the lien of this Indenture or of any indenture supplemental hereto, with respect to any of the property covered thereby, or give to any bond or bonds secured by this Indenture any preference over any other bond or bonds so secured, or deprive any bondholder of the security afforded by the lien of this Indenture, or C. permit the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bond outstanding hereunder.

      SECTION 14.08. A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the inspectors of votes, and affidavits by one or more persons having knowledge of the facts showing a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required under the provisions of Section 14.06 hereof, and showing that said notices were mailed and published as provided in Section 14.02 hereof and, in a proper case, as provided in Section 14.06 hereof. Such record shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated, and if such record shall also be signed and verified by the affidavit of a duly authorized representative of the Trustee, such meeting shall be deemed conclusively to have been duly convened and held and such record shall be conclusive, and any resolution or proceeding stated in such record to have been adopted or taken, shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to all holders of bonds outstanding hereunder, the names and addresses of whom are then preserved by the Trustee pursuant to the provisions of this Indenture, and proof of such mailing by the affidavit of some person having knowledge of the fact shall be filed with the Trustee, but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof. No such resolution shall be binding until and unless such resolution is approved by resolution of the Board of Directors of the Company. It shall be the duty of the Company to file a copy of any such resolution of approval with the Trustee, but if such resolution is adopted and a certified resolution filed with the Trustee, the resolution so adopted by such meeting shall (to the extent permitted by law) be deemed conclusively to be binding upon the Company, the Trustee and the holders of all bonds and coupons issued hereunder, at the expiration of sixty days after such filing, except in the event of a final decree of a court of competent jurisdiction setting aside such resolution, or annulling the action taken thereby in a legal action or equitable proceeding for such purposes commenced within such sixty day period; provided, however, that no such resolution of the bondholders, or resolution, shall in any manner change or modify or be so construed as to change or modify any of the rights, immunities, or obligations of the Trustees without their written assent thereto.

      SECTION 14.09. Bonds authenticated and delivered after the date of any bondholders' meeting may bear a notation in form approved by the Trustee as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond outstanding at the date of any such meeting and presentation of his bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Trustee shall so determine, new bonds so modified as in the opinion of the Trustee and the Board of Directors of the Company to conform to such bondholders' resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then outstanding and affected thereby shall be exchanged without cost to such bondholders for bonds then outstanding hereunder upon surrender of such bonds with all unmatured coupons, if any, appertaining thereto. The Company or the Trustee may require bonds outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture (including any indenture supplemental hereto) made at any bondholders' meeting and approved, by resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustee and the Company and upon demand of the Trustee, or if so specified in any resolution adopted by any such bondholders' meeting, shall be executed by the Company and the Trustee.

      Any instrument supplemental to this Indenture executed pursuant to the provisions of this Section, shall comply with all applicable provisions of the

Trust Indenture Act of 1939, as amended and in force on the date of the execution of such supplemental indenture.

      SECTION 14.10. A. Anything in this Article contained to the contrary notwithstanding, the Trustee may, at the option of the Company, receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of sixty per cent (60%) or more in principal amount of the bonds outstanding hereunder, provided, that, if the rights of one or more, but less than all, series of bonds then outstanding are to be adversely affected by action taken pursuant to such consent, then by consent of the holders of at least sixty per cent (60%) in principal amount of those bonds so to be adversely affected and outstanding hereunder (in all cases, at the time the last such needed consent is delivered to the Trustee) in lieu of the holding of a meeting pursuant to this Article and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 14.07.

      B. Instruments of consent shall be witnessed or in the alternative may 1. have the signature guaranteed by a bank or trust company or a registered dealer in securities, 2. be acknowledged before a notary public or other officer authorized to take acknowledgments, or 3. have their genuineness otherwise established to the satisfaction of the Trustee.

      The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved, either by exhibiting the bonds themselves to the Trustee or by a certificate executed a) by any bank, banker or trust or insurance company organized under the laws of the United States of America or of any State thereof, having a capital of not less than five hundred thousand dollars ($500,000), b) by any trustee of any pension, welfare, hospitalization or similar fund having an aggregate corpus in excess of five million dollars ($5,000,000), c) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory, or d) by any other person or corporation satisfactory to the Trustee. A bondholder in any of the foregoing categories may sign a certificate in his own behalf.

      Each such certificate shall be dated and shall state in effect that as of the date thereof, a coupon bond or bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by another holder, or (3) the bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Trustee may, in its discretion, require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry records.

     The fact and date of execution of any such instrument or writing and the authority of any person executing the same and the amount and numbers of unregistered bonds held by any person executing any such instrument or writing as a bondholder may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section; and

     C. Until such time as the Trustee shall receive the written consent of the necessary per cent in principal amount of the bonds required by the provisions of subsection A. above for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in subsection B. above, revoke such consent so far as it concerns such bond. Except as aforesaid, any such consent shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in subsection A. above in connection with such action shall, subject to the provisions of the last sentence of Section 14.08 hereof, be conclusively binding upon the Company, the Trustees and holders of all the bonds.

                                   ARTICLE XV.
                            SUPPLEMENTAL INDENTURES.

      SECTION 15.01. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company, when authorized by resolution of its Board of Directors, and the Trustees, from time to time and at any time, subject to the conditions, provisions and restrictions in this Indenture contained, may enter into an indenture or indentures supplemental hereto and which thereafter shall form a part hereof, for any one or more or all of the following purposes:

            A. To close the Indenture against the issue of additional bonds or to add to the conditions, limitations and restrictions on the authorized amount, terms, provisions, purposes of issue, authentication and delivery of bonds specified in Articles II and III hereof other conditions, limitations and restrictions thereafter to be observed.

            B. To add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed, which the Board of Directors of the Company shall consider to be for the protection of the trust estate and of the holders of bonds, although the freedom of action of the Company may be materially restricted thereby, and/or to surrender any right or power herein reserved to, or conferred upon, the Company or to or upon any successor corporation.

            C. To correct the description of any property hereby conveyed or pledged or intended so to be, or to convey, transfer and assign to the Trustees, and to subject to or confirm the lien of this Indenture, with the same force and effect as though included in the granting clauses hereof, additional properties and franchises hereafter acquired by the Company through consolidation or merger, or by purchase or otherwise.

            D. To evidence the succession of another corporation to the Company, or successive successions, and the assumption by such successor corporation of the covenants, agreements and obligations of the Company under this Indenture.

            E. For any other purpose not inconsistent with the terms of this Indenture, or for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision contained herein or in any supplemental indenture hereto or to make other provisions with respect to matters or questions arising under this Indenture provided that such other provisions shall not adversely affect the bondholders.

            F. For the appointment of a separate trustee or a co-trustee to act under this Indenture and/or under any indenture supplemental hereto.

            G. To provide for any form of Book Entry Bonds.

            H. To modify any of the provisions of this Indenture for the purpose of relieving the Company from any of the obligations, conditions or restrictions herein contained; provided that no such modification shall be or become operative or effective, or in any manner impair any of the rights of the bondholders or of the Trustees, while any bonds of any series established prior to the execution of such supplemental indenture shall remain outstanding; and provided, further, that such supplemental indenture shall be specifically referred to in the text of all bonds of any series established after the execution of such supplemental indenture; and provided, also, that the Trustees may in their uncontrolled discretion decline to enter into any such supplemental indenture which, in their opinion, may not afford adequate protection to the Trustees when the same shall become operative.

      No supplemental indenture entered into pursuant to the terms of this Indenture shall eliminate, nor contain any provision in contravention of, any provision of this Indenture which is required to be included in an indenture to be qualified under the Trust Indenture Act of 1939 by any provisions of Sections 310 to 317, inclusive, of or Section 318(a) of said Act.

      SECTION 15.02. The Trustees are hereby authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained, and to accept the conveyance, transfer and assignment of any such property. Subject to the provisions of subparagraph H. of Section 15.01 hereof, any such supplemental indenture, other than those provided for in subparagraphs C., D. and E. of
Section 15.01 hereof, may be applicable in respect of all bonds issued and to be issued hereunder or in respect of the bonds of one or more particular series thereof, or for a limited or unlimited period of time, or otherwise, in the discretion of the Company. Every such supplemental indenture shall be in form approved by counsel.

      SECTION 15.03. The Trustees are hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture, and to make the further agreements and stipulations which may be therein contained. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. Subject to the provisions of Section 12.02 hereof, the Trustees may receive an opinion of counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the terms of this Indenture and that it is proper for the Trustees under the provisions of this Article XV to join in the execution thereof. Subject to the provisions of Section

12.02 hereof, the Trustees shall not be under any responsibility or liability to the Company or to any holder of any bond, or to anyone whomsoever, for any act or thing which it may do or decline to do in good faith in pursuance of the provisions of this Article XV.

      SECTION 15.04. Any supplemental indenture executed in accordance with any of the provisions of this Article XV shall thereafter form a part of this Indenture; and all the terms and conditions contained in any such supplemental indenture as to any provision authorized to be contained therein shall be, and be deemed to be, part of the terms and conditions of this Indenture for any and all purposes, and, if deemed necessary or desirable by the Trustee, any of such terms or conditions may be set forth in reasonable and customary manner in the bonds of the particular series to which such supplemental indenture shall apply.

      In case of the execution and delivery of any supplemental indenture, express reference may be made thereto in the text of the bonds of any series issued thereafter, if deemed necessary or desirable by the Trustee.

                                  ARTICLE XVI.

                                   DEFEASANCE.

      SECTION 16.01. If, when the bonds issued hereunder shall have become due and payable, at maturity or otherwise, or when notice of redemption has been given as herein provided, or when the Trustee has been irrevocably authorized by the Company to give or complete such notice of redemption, the Company, its successors or assigns, shall pay or cause to be paid the whole amount of the principal and interest (and premium, if any) due on all the bonds and coupons issued hereunder then outstanding, or shall provide for such payment by depositing (whether at or prior to the maturity or redemption date of such bonds) with the Trustee the entire amount due and to become due and payable thereon for principal and interest (and premium, if any), or if all bonds outstanding hereunder together with all unmatured coupons thereto appertaining shall be surrendered to the Trustee for cancellation, and in each case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then and in that case the trust estate shall revert to the Company, and the entire estate, right, title and interest of the Trustees and of the bondholders shall thereupon cease, determine and become void; and in that case also, the Trustees, on demand of the Company, at its cost and expense, shall pay to the Company or upon its written order, all moneys (other than moneys deposited as hereinbefore in this Section 16.01 hereof provided) then held by the Trustees under this Indenture, and shall cancel and discharge the lien of this Indenture, and execute and deliver to the Company such deeds or other instruments in writing as the Company shall reasonably request to satisfy the lien hereof and to reconvey to the Company the estate and title hereby conveyed, and assign and deliver to the Company any property then held by the Trustees under this Indenture; but the Trustees shall take any such action only upon the receipt by the Trustee of an officers' certificate and an opinion of counsel, each stating in substance that in the opinion of the respective signers all conditions precedent provided for in this Indenture relating to such payment, delivery, satisfaction and reconveyance have been complied with; otherwise this Indenture shall be, continue and remain in full force and effect.

      SECTION 16.02. All sums which may become due and payable for principal (and premium, if any) upon any bond hereunder shall be paid to the bearer of such bond, unless registered, and if registered, to the registered owner thereof, but in no event shall the Company or the Trustee be required to make such payment except upon the surrender of such bond in negotiable form, or assigned in blank, accompanied by all unmatured coupons, if any, thereunto belonging. In case any bond registrable as to both principal and interest shall be issued hereunder, as permitted by the provisions hereof, interest thereon shall be paid only to the registered owner thereof. The interest on coupon bonds shall be payable only on the presentation and surrender of the several coupons for such interest as they respectively mature. All bonds and coupons as and when paid shall be forthwith cancelled by the Trustee and delivered to or upon the order of the Company.

      SECTION 16.03. In the event that any bond hereunder shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise or at the date fixed for the redemption thereof, or in the event that any coupon appertaining to any such bond shall not be presented for payment at the due date thereof, and the Company shall have on deposit with the Trustee in trust for the purpose, on the date when such bond or coupon is so due, funds sufficient to pay the principal of such bond (and premium, if any), together with all interest due thereon to the date of maturity of such bond or to the date fixed for the redemption thereof, or to pay such coupon, as the case may be, for the use and benefit of the holder thereof, then interest on said bond or on said matured coupon, and all liability of the Company to the holder of said bond for the payment of the principal thereof and interest thereon (and premium, if any), or to the holder of said matured coupon for the payment thereof and interest thereon, as the case may be, shall forthwith cease, determine and be completely discharged; and thereupon it shall be the duty of the Trustee, subject to the provisions of Section 8.03 hereof, to hold the funds so deposited for the benefit of the holder of such bond or matured coupon, as the case may be, who shall thereafter be restricted exclusively to said funds for any claim of whatsoever nature on the part of such holder on said bond or any coupons appertaining thereto, or on said matured coupon, and shall no longer be entitled to any lien or benefit of this Indenture.

      SECTION 16.04. Bonds issued hereunder, pledged or sold or otherwise issued by the Company, upon being released from pledge, or upon being repurchased or otherwise, acquired by the Company (except when acquired by call for redemption pursuant to the provisions of the bonds or of this Indenture), may again be sold, pledged, or otherwise issued, reissued or disposed of by the Company as often as it may repossess or acquire the same, and thereupon shall continue to be entitled to the security of this Indenture as upon their original issue.

      SECTION 16.05. Except as otherwise specified as to any particular series of bonds, bonds and interest obligations for the payment of which and bonds for the redemption of which either:

            A. moneys in the necessary amount or

            B. 1. direct obligations of the government of the United States of America or 2. obligations guaranteed by the government of the United States of America or 3. securities backed by obligations of the government of the United States of America as collateral under an arrangement by which the interest and principal payments on the collateral generally flow immediately through to the holders of such securities, which, in the case of l., 2. and 3. hereof, are not subject to redemption prior to maturity by anyone other than the holder and the principal of and the interest on which when due, and without any regard to reinvestment thereof, will, as evidenced by the certificate of an independent accountant delivered to the Trustee, provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient to pay when due the principal of, premium, if any, and interest due and to become due on said bonds or portions thereof on the redemption date or maturity date thereof, as the case may be, shall have been set apart by or deposited with the Trustee, with irrevocable direction so to apply the same, subject to the provisions of Section 8.03 hereof (with or without any additional right given to the holders to surrender their bonds or obtain therefrom payment therefor prior to the redemption date) shall for all purposes under this Indenture including satisfying the lien of this Indenture be deemed to have been paid (hereinafter sometimes referred to as a "Section 16.05 Defeasance") provided that in the case of redemption the notice requisite to the validity of such redemptions shall have been given or arrangements shall have been made insuring to the satisfaction of the Trustee that the same will be given; and provided further that the Trustee has received an opinion of counsel to the effect that a) such Section 16.05 Defeasance does not require registration on behalf of the moneys, obligations or securities deposited, by the Company or by the Trustee under the Investment Company Act of 1940, b) such Section 16.05 Defeasance does not violate any applicable laws and
c) such Section 16.05 Defeasance will not result in a taxable event with respect to the holders of the Bonds the payment of which is being provided for. The provisions of this Section 16.05 relate solely to the Section 16.05 Defeasances and do not affect the cancellation and discharge of the lien of this Indenture pursuant solely through the provisions of Sections 16.01 through 16.04 hereof.

                                  ARTICLE XVII.

                            MISCELLANEOUS PROVISIONS.

      SECTION 17.01. All of the covenants, stipulations, promises and agreements of this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

      SECTION 17.02. Except as otherwise expressly provided herein, nothing in this Indenture, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and the holders from time to time of the bonds issued under this Indenture, any security, rights, remedies or claims, legal or equitable, under or by reason of this Indenture, or under or by reason of any covenant, condition or provision herein contained; and this Indenture and all the covenants, conditions and provisions herein contained are and shall be held to be for the sole and exclusive benefit of the parties hereto and the holders from time to time of the bonds and coupons issued hereunder.

      SECTION 17.03, Nothing in this Indenture or in any bond issued or to be issued hereunder, expressed or implied, is intended, or shall be construed to prevent any bond issued hereunder from having any independent security or guaranty or the benefit of any covenants, agreements or rights contained in any agreement (including any supplemental indenture) outside this Indenture, concerning which a notation may or may not be endorsed thereon, and the references herein or in the bonds to the equal security hereunder of all bonds issued hereunder shall not be deemed applicable to any independent security, guaranty, covenants, agreements or rights.

      SECTION 17.04. The same officer or officers of the Company, or the same engineer or counsel or other person, as the case may be, need not certify to all the matters required to be certified under the provisions of any Article or Section hereof, but different officers, engineers, counsel or other persons may certify to different facts respectively.

      SECTION 17.05. In order not to prevent or delay the destruction of cancelled bonds or coupons issued hereunder, the Trustee and the Company may adopt such method of destruction thereof and for keeping a record of or for evidencing the rights and powers hereunder of the Company and the duties of the Trustee, in respect thereof, as they may from time to time determine upon, in lieu of the physical deposit by the Company of any such cancelled bonds or coupons, when permitted, or for the holding or retention by the Trustee, or the delivery by the Trustee to the Company, of any such cancelled bonds or coupons.

      SECTION 17.06. Nothing in this Indenture shall be construed or is intended to prescribe or affect the methods and practices of the Company in keeping its books and accounts, or to limit the power of the Company to fix and determine the price or consideration at which the bonds authenticated and delivered hereunder may be sold or otherwise disposed of. Any and all said bonds may be sold or otherwise disposed of upon such terms and for such consideration as the Company may deem fit, subject to any provisions of law in respect thereof.

      SECTION 17.07. Upon any application by the Company to the Trustees or either of them to take any action under any of the provisions of this Indenture, the Company shall furnish to them, it or him, an officers' certificate and opinion of counsel, each stating that all conditions precedent provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) have been complied with, except that in the case of any such application as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application, no additional certificate or opinion need be furnished.

      SECTION 17.08. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include A. a statement that the person making such certificate or opinion has read such covenant or condition; B. a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; C. a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and D. a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      SECTION 17.09. If any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in an indenture to be qualified under the Trust Indenture Act of 1939 by any of Sections 310 to 317, inclusive, of said Act, such required provision shall control.

      SECTION 17.10. This Indenture shall be governed by the laws of the State of New York except as to the lien of property which lien shall be governed by the laws of the state in which such property is situated.

                                    PART III

                                  THE TRUSTEES

      The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-ninth Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

      Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustees by reason of this Twenty-ninth Supplemental Indenture other than as set forth in the

Indenture, subject to the restatement provided for in Part II hereof, and this Twenty-ninth Supplemental Indenture is executed and accepted on behalf of the Trustees, subject to all the terms and conditions set forth in the Indenture, subject to the restatement provided for in Part II hereof, as fully to all intents as if the same were herein set forth at length.

                                     PART IV

                            MISCELLANEOUS PROVISIONS

      Except insofar as herein otherwise expressly provided, all the provisions, terms and conditions of the Indenture, subject to the restatement provided for in Part II hereof, shall be deemed to be incorporated in, and made a part of, this Twenty-ninth Supplemental Indenture; and the Indenture supplemented by the Supplemental Indenture dated as of March 1, 1944, by the Second Supplemental Indenture dated as of March 1, 1947, by the Third Supplemental Indenture dated as of March 1, 1948, by the Fourth Supplemental Indenture dated as of November 1, 1950, by the Fifth Supplemental Indenture dated as of August 1, 195 1, by the Sixth Supplemental Indenture dated as of January 15, 1954, by the Seventh Supplemental Indenture dated as of November 15, 1955, by the Eighth Supplemental Indenture dated December 2, 1955, by the Ninth Supplemental Indenture dated December 5, 1956, by the Tenth Supplemental Indenture dated as of June 15, 1957, by the Eleventh Supplemental Indenture dated as of May 15, 1961, by the Twelfth Supplemental Indenture dated January 15, 1962, by the Thirteenth Supplemental Indenture dated as of March 15, 1963, by the Fourteenth Supplemental Indenture dated as of May 15, 1964, by the Fifteenth Supplemental Indenture dated as of May 15, 1966, by the Sixteenth Supplemental Indenture dated as of May 15, 1967, by the Seventeenth Supplemental Indenture dated as of September 1, 1968, by the Eighteenth Supplemental Indenture dated as of November 15, 1968, by the Nineteenth Supplemental Indenture dated as of June 1, 1970, by the Twentieth Supplemental Indenture dated as of July 1, 1972, by the Twenty-first Supplemental Indenture dated as of July 1, 1973, by the Twenty-second Supplemental Indenture dated as of July 15, 1974, by the Twenty-third Supplemental Indenture dated as of April 15, 1975, by the Twenty-fourth Supplemental Indenture dated as of September 15, 1976, by the Twenty-fifth Supplemental Indenture dated as of November 15, 1977, by the Twenty-sixth Supplemental Indenture dated as of November 15, 1981, by the Twenty-seventh Supplemental Indenture dated as of February 15, 1983, by the Twenty-eighth Supplemental Indenture dated as of February 1, 1987, and by this Twenty-ninth Supplemental Indenture is in all respects ratified and confirmed; and the Indenture and said Supplemental Indentures shall be read, taken and construed as one and the same instrument.

      Nothing in this Twenty-ninth Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the holders of bonds issued and to be issued under and secured by the Indenture, any legal or equitable right, remedy or claim under or in respect of this Twenty-ninth Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Twenty-ninth Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of bonds issued and to be issued under the Indenture and secured thereby.

      All covenants, promises and agreements in this Twenty-ninth Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns whether so expressed or not.

      This Twenty-ninth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts when so executed shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, MICHIGAN CONSOLIDATED GAS COMPANY has caused this Twenty-ninth Supplemental Indenture to be executed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and Citibank, N.A., as Trustee as aforesaid, has caused the same to be executed by one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereunto affixed, duly attested by one of its Senior Trust Officers, and Robert T. Kirchner, as Individual Trustee as aforesaid, has hereunto affixed his signature, on the respective dates of their acknowledgments hereinafter set forth, as of the date and year first above written.

MICHIGAN CONSOLIDATED GAS COMPANY

BY      PETER L. VERARDI                    Attest:
  --------------------------------
  Peter L. Verardi, Vice President                    SUSAN K. MCNISH
        500 Griswold Street                 ------------------------------------
         Detroit, Michigan                  Susan K. McNish, Assistant Secretary
                                                    500 Griswold Street
                                                     Detroit, Michigan

CITIBANK, N.A., as Trustee,


BY      R. T. KIRCHNER                       Attest:
  -------------------------------
  R. T. Kirchner, Vice President                          E. GIBBONS
         120 Wall Street                     -----------------------------------
        New York, New York                     E. Gibbons, Senior Trust Officer
                                                       120 Wall Street
                                                      New York, New York

       ROBERT T. KIRCHNER
-------------------------------
       Robert T. Kirchner
        65-24 79th Place
    Middle Village, New York

Signed, sealed, acknowledged and delivered by MICHIGAN CONSOLIDATED GAS COMPANY, CITIBANK.
N.A. and ROBERT T. KIRCHNER, in the presence of:

       STEPHEN B. SHAW
-------------------------------
         S. B. Shaw

        PAM C. REBUCCI
-------------------------------
        Pam C. Rebucci

      The foregoing instrument was acknowledged before me this 27th day of July, 1989, by P. L. Verardi, Vice President and Treasurer of MICHIGAN CONSOLIDATED GAS COMPANY, a Michigan corporation, on behalf of the corporation; by R. T. Kirchner, Vice President, of Citibank, N.A., a national banking association, on behalf of the corporation, as Trustee as in said instrument described and by Robert T. Kirchner, as Individual Trustee as in said instrument described.


                                                ENZO L. CARBOCCI
                                   --------------------------------------------
                                                Enzo L. Carbocci
                                         Notary Public, State of New York
                                                 No. 43-5605595
                                           Qualified in Richmond County
                                       Certificate Filed in New York County
                                           Term Expires March 30, 1990


 My Commission expires:

 This instrument drafted by:

            Susan K. McNish, Assistant Secretary and Senior Attorney
                        Michigan Consolidated Gas Company
                               500 Griswold Street
                               Detroit, Michigan.

                                   SCHEDULE A
                                      FIRST

                              The following described real estate located in the
                        State of Michigan:

                                  ALPENA COUNTY

                              The following described lands in Alpena Township
                        (Township 3l North, Range 8 East):

PHELPS-COLLINS                  (1) A 0.50 acre parcel abutting the South
GATE STATION            right-of-way line of M-32 in the Northwest quarter (NW
                        1/4) of Section 30 described as: Commencing at the North quarter corner of said Section 30, thence North
                        89(degrees)53'30" West along the North section line
                        264.00 feet to the Northwest corner of a parcel described in Liber 258, Page 650, Alpena County Register of Deeds Office, thence South Ol(degrees)20'30" East
                        62.75 feet to the South right-of-way line of M-32 (per
                        Liber 78, Page 116 and subsequent Certificate of
                        Surveys) to the point of beginning, thence South
                        Ol(degrees)20'30" East 208.0 feet, thence South
                        89(degrees)55'28" West 104.00 feet, thence North
                        Ol(degrees)20'30" West 208.00 feet, thence North
                        89(degrees)55'28" East along said South right-of-way line 104.00 feet to the point of beginning.

                                ROSCOMMON COUNTY

                              The following described lands in Richfield
                        Township (Township 23 North, Range 1 West):

ST. HELEN'S                   (2) The East 25 feet of the South 58 feet of the
REGULATOR STATION      West 1/2 of the Southwest l/4 of the Southwest 1/4 of the
                       Southwest l/4, Section 27.

                                  WAYNE COUNTY

                              The following described lands in the City of
                       Hamtramck:

HAMTRAMCK OFFICE             (3) Lots 15 and 16, Block 4, D.W. Simons' Highland
PARKING Subdivision, as recorded in Liber 11, Page 46 of Plats, Wayne County Records.


HAMTRAMCK OFFICE             (4) Lot 50, Block 4, D.W. Simons' Highland
                       Subdivision, as recorded in Liber 11, Page 46 of Plats, Wayne County Records.

                                 COLUMBUS FIELD

                                ST. CLAIR COUNTY

                             (Additional Interests)

                              (5) That portion of the following lands described
                       as all gas and oil formations and strata therein down to the top of the Clinton formation, together with the full right and power to use said formations and strata for the purpose of storing natural gas therein; withdrawing natural gas therefrom; restoring natural gas therein and drilling wells thereto, including fluid disposal wells, and conducting other operations necessary or incidental thereto, together with easements and rights-of-way over and upon the surface of said lands for the purpose of carrying on such operations, not including oil, gas or other minerals, said lands being located and described as follows:

                                Columbus Township, St. Clair County (T5N, R15E)

                              That part of the Southeast quarter of SECTION 22
                       described as beginning at a point on the East line of
                       Section 22, 690.6 feet South l(degree)00'50" West from the East one-quarter post of Section 22, thence South l(degree)00'50" West 328.8 feet along the East line of
                       Section 22, thence South 89(degrees)50'25" West 1344.58 feet to the West line of the East half of the Southeast quarter of Section 22 as fenced, thence North 1(degree)17'15" East 328.84 feet along the West line of the East half of the Southeast quarter of Section 22 as fenced, thence North 89(degrees)50'25" East 1343.01 feet to point of beginning; ALSO the West 60 acres of the East half of the Northeast quarter of SECTION 26.

                                  EDMORE FIELD
                                 MONTCALM COUNTY
                             (Additional Interests)

                              (6) That portion of the following lands described
                       as the Michigan Stray formation therein and any other natural gas strata therein down to and including the Marshall formation therein, together with the full right and power to use said strata for the purpose of storing natural gas therein; withdrawing natural gas therefrom; restoring natural gas therein and drilling wells thereto, together with easements and rights-of-way over and upon the surface of said lands for the purpose of carrying on such operations, said lands being located and described as follows:

                                Home Township, Montcalm County (T12N, R6W)

                              The North half of the Southeast quarter of the
                       Northeast quarter of SECTION 14; ALSO commencing at the East quarter post of SECTION 15, thence West 40 rods, thence North 20 rods, thence East 40 rods, thence South 20 rods to point of beginning; ALSO commencing 40 rods West of the East quarter post of SECTION 15, thence West to one-eighth line, thence North

                       20 rods, thence West 40 rods, thence South 20 rods, thence East 40 rods to point of beginning; ALSO the Southwest quarter of the Southwest quarter of SECTION
                       17, EXCEPT the South 20 rods thereof; ALSO a parcel of land 20 rods North and South by 40 rods East and West in the Southeast corner of the Southwest quarter of the Southwest quarter of SECTION 17; ALSO the Southeast quarter of SECTION 18, EXCEPT 1 acre in square form in the Southeast corner thereof; and EXCEPT a parcel beginning 208.7 feet West of the Southeast corner of said Southeast quarter, thence West 214 feet, thence North
                       208.7 feet, thence East 214 feet, thence South 208.7
                       feet to point of beginning; and EXCEPT beginning 1664 feet West of the Southeast corner of the said Southeast quarter, thence North 208 feet, thence West 208 feet, thence South 208 feet, thence East 208 feet to point of beginning; ALSO a parcel of land described as commencing 854 feet West of the Southeast corner of SECTION 19, thence West 155 feet, thence North 175 feet, thence East 155 feet, thence South 175 feet to point of beginning; ALSO the Southwest quarter of the Northeast quarter and the East 25 acres of the Southeast quarter of the Northwest quarter of SECTION 20; ALSO the South half of the Northwest quarter of the Northwest quarter and the North 381 feet of the West 1815 feet of the South half of the Northwest quarter of SECTION 20; ALSO the Northeast quarter of the Northeast quarter of the Southeast quarter of SECTION 21, EXCEPT a parcel commencing in the Northeast corner thereof, thence South 100 feet, thence West 183 feet, thence North 100 feet, thence East 183 feet to point of beginning; ALSO the East half of the West two-thirds of the Southeast quarter of the Southwest quarter of the Southwest quarter of SECTION 22; ALSO the East half of the Southeast quarter, ALSO the South half of the Southeast quarter of the Northeast quarter, SECTION 23; ALSO the East 430 feet of the Southwest quarter of the Southwest quarter of SECTION 24; ALSO a parcel of land 18 rods
                       East and West by 26 2/3 rods North and South in the Southeast corner of the Northeast quarter of the Southeast quarter of SECTION 25; ALSO that part of the Northeast quarter of the Northwest quarter of SECTION 30 lying West and South of Wright's Creek; ALSO the West one-quarter of the West half of the Northwest quarter of the Northeast quarter of SECTION 35; ALSO the East half of the Northwest quarter of the Northeast quarter, ALSO the North half of the Northeast quarter of the Northeast quarter, of SECTION 35.

                                Richland Township, Montcalm County (T12N, R5W)

                              A parcel of land described as commencing 50 rods
                       North of the one-quarter post on the East side of
                       SECTION 7, thence North 20 rods to the line of

                        School District No. 7, thence West 16 rods, thence South 20 rods, thence East 16 rods to point of beginning, being a portion of the Southeast quarter of the Northeast quarter; ALSO that part of the Northeast quarter of the Southwest quarter lying South of the old Pere Marquette Railway right-of-way, ALSO the Southwest quarter of the Southwest quarter, ALSO the West half of the Southeast quarter of the Southwest quarter, ALSO the Northwest quarter of the Southwest quarter, ALSO that part of the Northwest quarter of the Southeast quarter lying South of the old Pere Marquette Railway right-of-way, of SECTION 30.


                                 NEW HAVEN FIELD

                           GRATIOT & MONTCALM COUNTIES
                             (Additional Interests)

                              (7) That portion of the following lands described
                        as the Michigan Stray formation therein and any other dry natural gas strata therein down to and including the Marshall formation therein together with the full right and power to use said strata for the purpose of storing dry natural gas therein, withdrawing dry natural gas therefrom, restoring dry natural gas therein and drilling wells thereto, together with easements and rights-of-way over and upon the surface of said lands for the purpose of carrying on such operations, excepting, however, minerals other than dry natural gas, said lands being located and described as follows:


                                Sumner Township, Gratiot County (TllN, R4W)

                              The Southwest quarter of the Northwest quarter of
                        SECTION 29; ALSO a parcel of land described as commencing at the West quarter corner of SECTION 29, thence South 20 rods, thence East 18 rods, thence North 1 rod 17 links, thence East 9 rods 5 links, thence North 18 rods 8 links to the one-quarter line, thence West to point of beginning.


                                Crystal Township, Montcalm County (Tl0N, R5W)

                              The Southeast quarter of the Southwest quarter of
                        SECTION 2; ALSO the Northwest fractional quarter of
                        SECTION 11, EXCEPT the West 76 rods thereof, and EXCEPT West's East Side Park.

                                 TAGGART FIELD
                                 MECOSTA COUNTY
                             (Additional Interests)

                              (8) That portion of the following lands described
                        as the Michigan Stray formation therein and any other dry natural gas strata therein down to and including the Marshall formation therein together with the full right and power to use said strata for the purpose of storing dry natural gas therein, withdrawing dry natural gas therefrom, restoring dry natural gas therein and drilling wells thereto, together with easements and rights-of-way over and upon the surface of said lands for the purpose of carrying on such operations, excepting, however, minerals other than dry natural gas, said lands being located and described as follows:

                                Hinton Township, Mecosta County (T13N, R8W)

                              The East half of the Northeast quarter of SECTION
                        21, EXCEPT beginning at the Northeast corner of said East half of Northeast quarter, thence South 10 rods, thence West 8 rods, thence North 10 rods, thence East 8 rods to the point of beginning; ALSO the Northwest quarter of the Northwest quarter, ALSO the Southeast quarter of the Northwest quarter, ALSO the Northeast quarter of the Southwest quarter, ALSO the Southwest quarter of the Northwest quarter, EXCEPT the South 331 feet of the North 993 feet thereof, of SECTION 22.

                                     SECOND

                              The pipelines of the Company located in the State
                        of Michigan, including transmission lines, lateral lines, well lines and gathering lines, together with easements and rights-of-way for constructing, maintaining, replacing and operating the same, and pipes, structures, compressors, valves, regulators, services, meters, machinery, fixtures, equipment and apparatus comprising or appurtenant to said transmission lines, lateral lines, well lines and gathering lines, described as follows:

AETNA '8' PIPELINE

                              (i) The 3-inch natural gas pipeline, approximately
                        2.22 miles long, extending from the Aetna '8' Tap Site in the Southeast quarter of Section 16, T13N, R10W, Aetna Township, Mecosta County, Michigan in a general Northwesterly direction across portions of Sections 16, 17 and 8, T13N, R10W, Aetna Township, Mecosta County, to the Aetna '8' Purchase Meter

                        Station Site in the Northwest quarter of Section 8, Aetna Township, Mecosta County, Michigan.



BAGLEY '21'                   (ii) The 6-inch natural gas pipeline approximately
PIPELINE EXTENSION      0.54 miles long extending from the Bagley 21 Purchase
                        Meter Station Site located in the Southeast 1/4 of
                        Section 21, T.30N., R.3W., Bagley Township, Otsego
                        County, Michigan generally South through Sections 21 and
                        22 T.30N., R3W., Bagley Township, Otsego County,
                        Michigan to the Fruehauf Facility Tie-in Area located in the Southwest 1/4 of Section 22, T.30N., R.3W., Bagley
                        Township, Otsego County, Michigan.

BURDELL '19'                  (iii) The 6-inch natural gas pipeline,
PIPELINE approximately 10.62 miles long, extending from the Burdell '19' Tap Site in the Northeast quarter of
                        Section 35, T20N, R9W, Sherman Township, Osceola County, Michigan, in a general Westerly direction across portions of Sections 35, 26, 27, 28, 21, 20 and 19, T20N, R9W, Sherman Township, Osceola County, and portions of Sections 24, 23, 22, 21, 20 and 19, T20N, RlOW, Burdell Township, Osceola County, to the Burdell '19' Purchase Meter Station Site in the Southeast quarter of Section 19, Burdell Township, Osceola County, Michigan.

CENTRAL CHARLTON              (iv) The 3-inch natural gas pipeline approximately
'4' PIPELINE            1.24 miles long extending from the Central Charlton 4
                        Purchase Meter Station located in the Southwest l/4 of
                        Section 9, T.30N., R.lW., Central Charlton Township,
                        Otsego County, Michigan generally North through Sections
                        4 and 9 T.30N., R.lW., Central Charlton Township, Otsego
                        County, Michigan to the Central Charlton 4 Purchase
                        Meter Station located in the Southeast l/4 of Section 4, T.30N., R.1 W., Central Charlton Township, Otsego
                        County, Michigan.

CLAYTON '10'                  (v) The 8-inch natural gas pipeline approximately
PIPELINE 16.66 miles long, extending from the Marathon Oil Company Processing Plant located in the West l/2 of
                        Section 27, T.22N., R.2E., West Branch Township, Ogemaw County, Michigan, generally East through Sections 27, 26 and 25, T.22N., R.2E., West Branch Township, Ogemaw County, and continuing generally East through Sections 30, 29, 28, 27 and part of 26, T.22N., R.3E., Churchill
                        Township, Ogemaw County, thence generally Southeasterly through part of Sections 26 and 35, T.22N., R.3E., Churchill Township, Ogemaw County, thence generally South through Section 35, T.22N., R.3E., Churchill Township, Ogemaw County, and continuing generally South through Sections 2 and part of 11, T.21N., R.3E., Mills Township, Ogemaw County, thence generally Southeasterly through part of Sections 11, 12, and 13, T.21N., R.3E., Mills Township, Ogenaw County, and continuing generally Southeasterly through

                        Sections 18, 17 and 20, T.21N., R.4E., Richland Township, Ogemaw County, thence generally Southerly through Sections 29 and 32, T.21N., R.4E., Richland Township, Ogemaw County, and continuing generally Southerly through Sections 3 and part of 10, T.20N., R.4E., Clayton Township, Arenac County, Michigan, to the Amoco Central Production Facility located in Northwest l/4 of Section 10, T.20N., R.4E., Clayton Township, Arenac County, Michigan.

EAST KALKASKA '18'            (vi) The 2-inch natural gas pipeline,
PIPELINE approximately 1.16 miles long, extending from the East Kalkaska '18' Tap Site in the Southeast quarter of
                        Section 12, T27N, R8W, Kalkaska Township (West), Kalkaska County, Michigan, in a general Southeasterly direction across portions of Section 12, Kalkaska Township (West) and Sections 7 and 18, T27N, R7W, Kalkaska Township (East) to the East Kalkaska '18' Purchase Meter Station Site in the Northeast quarter of
                        Section 18, Kalkaska Township (East), Kalkaska County, Michigan.

FILER '33' PIPELINE           (vii) The 3-inch natural gas pipeline,
                        approximately 2.20 miles long, extending from the Filer '33' Tap Site in the Northeast quarter of Section 35, T21N, R17W, Filer Township (West part), Manistee
                        County, Michigan, in a general Westerly direction across portions of Sections 35, 34 and 33, T2lN, R17W, Filer Township (West part), Manistee County, to the Filer '33' Purchase Meter Station Site in the Northeast quarter of
                        Section 33, Filer Township (West part), Manistee County, Michigan.

GENERAL MOTORS-               (viii) The 4-inch natural gas pipeline,
MILFORD PIPELINE        approximately 2.00 miles long, extending from the
                        General Motors-Milford Tap Site in the Northeast quarter of Section 16, T2N, R7E, Milford Township, Oakland
                        County, Michigan, in a general Westerly direction across portions of Sections 16, 9, 8 and 7, T2N, R7E, Milford
                        Township, Oakland County, to the General Motors-Milford
                        Gate Station in the Southeast quarter of Section 7,
                        Milford Township, Oakland County, Michigan.

GOODWELL '17'                 (ix) The 4-inch natural gas pipeline,
PIPELINE approximately 0.96 miles long, extending from the Goodwell '17' Tap Site in the Northwest quarter of
                        Section 9, T14N, RllW, Goodwell Township, Newaygo County, Michigan, in a general Southerly direction across portions of Sections 9, 8 and 17, T14N, Rl1W, Goodwell Township, Newaygo County, to the Goodwell '17' Purchase Meter Station Site in the Northeast quarter of
                        Section 17, Goodwell Township, Newaygo County, Michigan.

GOODWELL '26'                 (x) The 4-inch natural gas pipeline, approximately
PIPELINE 9.00 miles long, extending from the Corey Lake Purchase Meter Station Site in the Southwest quarter of Section 11, T14N, R12W, Wilcox Township, Newaygo County, Michigan, in a general Easterly direction across portions of Sections 11 and 12, T14N, R12W, Wilcox Township, Newaygo County, and portions of Sections 7, 18, 19, 20, 21, 22, 27 and 26, T14N, Rl1W, Goodwell
                        Township, Newaygo County, to the Goodwell '26' Purchase Meter Station Site in the Northeast quarter of Section 26, Goodwell Township, Newaygo County, Michigan.

NORTHEAST FOSTER              (xi) The 6-inch natural gas pipeline,
'28' PIPELINE           approximately 3.05 miles long,  extending from the
                        Northeast Foster Tap Site in the Northeast quarter of
                        Section 36, T24N, R2E, Rose Township (West), Ogemaw
                        County, Michigan, in a general Westerly direction across portions of Sections 36, 35 and 34, T24N, R2E, Rose
                        Township, Ogemaw County, and portions of Sections 33 and
                        28, T24N, R2E, Foster Township (Northeast), Ogemaw
                        County, to the Northeast Foster '28' Purchase Meter
                        Station Site in the Southeast quarter of Section 28,
                        Foster Township (Northeast), Ogemaw County, Michigan.

NORWICH '28'                  (xii) The 6-inch natural gas pipeline,
PIPELINE approximately 0.63 miles long, extending from the Norwich '29' Tap Site in the Northwest quarter of
                        Section 28, T15N, Rl1W, Norwich Township, Newaygo County, Michigan, in a general Southeasterly direction across portions of Section 28 to the Norwich '28' Purchase Meter Station Site in the Southwest quarter of
                        Section 28, Norwich Township, Newaygo County, Michigan.

NORWICH '35'                 (xiii) The 3-inch natural gas pipeline,
PIPELINE EXTENSION      approximately 0.73 miles long, extending from the
                        Norwich,'35, Purchase Meter Station Site in the
                        Southwest quarter of Section 35, T15N, RIIW, Norwich
                        Township, Newaygo County, Michigan, in a general
                        Northeasterly direction across a portion of Section 35, T15N, Rl1 W, Norwich Township, Newaygo County, to the
                        Norwich '35-A' Purchase Meter Station Site in the
                        Northwest quarter of Section 35, Norwich Township,
                        Newaygo County, Michigan.

SOUTHWEST MENTOR              (xiv) The 6-inch natural gas pipeline,
'29' PIPELINE           approximately 9.53 miles long, extending from the
                        Intermediate Tie-In Site in the Northwest quarter of
                        Section 12, T23N, R2E, Klacking Township, Ogemaw County,
                        Michigan, in a general Northerly direction across portions of Sections 12 and 1, T23N, R2E, Klacking
                        Township, Ogemaw County, and Sections 36, 25, 24, 13 and
                        12, T24N, R2E, Rose Township (West), Ogemaw County, also, in a general Northeasterly direction across portions of Sections 7 and 6, T24N, R3E, Rose

                        Township (East), Ogemaw County, and Sections 31, 32 and 29, T25N, R3E, Mentor Township (Southwest), Oscoda County, to the Southwest Mentor '29' Purchase Meter Station Site in the Southeast quarter of Section 29, Mentor Township (Southwest), Oscoda County, Michigan.

SOUTHWEST MENTOR              (xv) The 6-inch natural gas pipeline,
'29' PIPELINE           approximately 8.83 miles long, extending from the
(PHASE II)              Southwest Mentor '29' Tap Site in the Northeast quarter
                        of Section 25, T22N, R2E, West Branch Township, Ogemaw
                        County, Michigan, in a general Northerly direction across portions of Sections 25, 24, 13, 12 and 1, T22N,
                        R2E, West Branch Township, Ogemaw County, and portions of Sections 36, 25, 24, 13 and 12, T23N, R2E, Klacking
                        Township, Ogemaw County, to the point of interconnection with the Southwest Mentor '29' Pipeline (Phase I) in the
                        Northeast quarter of Section 12, Klacking Township,
                        Ogemaw County, Michigan.

SOUTHWEST MENTOR              (xvi) The 3-inch natural gas pipeline,
TIE-LINE approximately 1.04 miles long, extending from the Rose City Regulator Station Site in the Northeast quarter of
                        Section 7, T23N, R3E, Cumming Township, Ogemaw County, Michigan, in a general Westerly direction across a portion of Section 7, T23N, R3E, Cumming Township, Ogemaw County, and Section 12, T23N, R2E, Klacking Township, Ogemaw County, to the Intermediate Tie-In Site in the Northwest quarter of Section 12, Klacking Township, Ogemaw County, Michigan.

WINTERFIELD '12'              (xvii) The 3-inch natural gas pipeline,
PIPELINE approximately 2.02 miles long, extending from the Winterfield '12' Tap Site in the Southeast quarter of
                        Section 7, T20N, R5W, Summerfield Township, Clare County, Michigan, in a general Northwesterly direction across a portion of Section 7, T20N, R5W, Summerfield Township, Clare County, and Section 12, T20N, R6W, Winterfield Township, Clare County, to the Winterfield '12' Purchase Meter Station Site in the Northwest quarter of Section 12, Winterfield Township, Clare County, Michigan.

                                     THIRD

NATURAL GAS                   All right, title and interest of the Company in
PURCHASE CONTRACTS      and under a certain Service Agreement for the purchase
                        of natural gas dated as of December 14, 1987, between the Company and ANR Pipeline Company, which supersedes the Service Agreement between the Company and Michigan
                        Wisconsin Pipe Line Company dated as of March 14, 1983.

                           RECORDING AND FILING

      The Twenty-ninth Supplemental Indenture was recorded as a Real Estate Mortgage in the office of the Register of Deeds in each of the counties set forth below and filed in the office of the Michigan Department of State:

COUNTY                                                               DATE        LIBER         PAGE
------                                                               ----        -----         ----
ALCONA .....................................................        8/3/89        227        864-995
                                                                                  228           l-81
ALGER ......................................................        8/3/89         82        274-486
ALLEGAN ....................................................        8/3/89       1228          6-218
ALPENA .....................................................        8/2/89        214        149-361
ANTRIM .....................................................        8/3/89        341      1036-1248
ARENAC .....................................................        8/2/89        133        151-363
BARRY ......................................................        8/2/89        486          1-213
BAY ........................................................        8/2/89       1116        742-953
BENZIE .....................................................        8/2/89        236         96-308
CALHOUN ....................................................        8/2/89       1499       889-1000
                                                                                 1500          1-100
CHARLEVOIX .................................................        8/2/89        210        414-626
CHEBOYGAN ..................................................        8/4/89        512          1-213
CHIPPEWA ...................................................        8/2/89        529          1-213
CLARE ......................................................        8/2/89        177         53-265
CLINTON ....................................................        8/2/89        494         89-301
CRAWFORD ...................................................        8/4/89        300          1-213
DELTA ......................................................        8/2/89        333        129-341
DICKINSON ..................................................        8/2/89        170        645-857
EATON ......................................................        8/3/89        803        263-475
EMMET ......................................................        8/2/89        414        692-904
GLADWIN ....................................................        8/2/89        138        192-404
GRAND TRAVERSE .............................................        8/2/89        780        422-634
GRATIOT ....................................................        8/3/89        488    1  085-1297
HILLSDALE ..................................................        8/2/89        600        320-532
HURON ......................................................        8/2/89        527        155-367
INGHAM .....................................................        8/2/89       1768        126-338
IONIA ......................................................        8/2/89        420        327-539
IOSCO ......................................................        8/2/89        383          1-213
IRON .......................................................        8/3/89        148        564-600
                                                                                  149          1-176
ISABELLA ...................................................        8/2/89        660        133-345
JACKSON ....................................................        8/3/89       1204        523-735
KALAMAZOO ..................................................        8/4/89       1421        450-662
KALKASKA ...................................................        8/3/89        274        462-675
KENT .......................................................        8/3/89       2651       992-1204
LAKE .......................................................        8/2/89        192        619-831
LAPEER .....................................................        8/2/89        666        616-828
LEELANAU ...................................................        8/2/89        301        422-634
LENAWEE ....................................................        8/2/89       1105        664-876
LIVINGSTON .................................................        8/2/89       1357        347-559
MACOMB .....................................................        8/2/89       4695          l-213
MANISTEE ...................................................        8/4/89        521        620-832
MARQUETTE ..................................................        8/2/89        420        712-924

     Also all right, title and interest of the Company as purchaser of natural gas under the following described contracts:


Seller                                                      Date of Contract
------                                                      ----------------
Union Oil Company of California                             January 1, 1986
Petrostar Energy                                            June 15, 1986
Bob Adams & Associates, Inc.                                November 1, 1986
Southern Michigan Oil Company, Inc.                         November 1, 1986
Empire Oil and Gas 2 Ltd.                                   November 10, 1986
Shell Western E&P Inc.                                      April 1, 1987
Petrostar Energy                                            June 22, 1987
Petrostar Energy                                            June 22, 1987
Amoco Production Company                                    July 1, 1987
Preston Oil Company and Pangbom
   Exploration                                              July 1, 1987
Shell Western E&P Inc.                                      July 1, 1987
Terra Energy Ltd.                                           July 1, 1987
Three Star Energy, Inc.                                     July 1, 1987
Marathon Oil Company                                        January 1, 1988
Tongue, Schuster & Associates, Inc.                         August 1, 1988
Jennings Petroleum Company                                  December 1, 1988
West Bay Exploration Company                                December 1, 1988

COUNTY                                                                DATE         LIBER           PAGE
------                                                                ----         -----           ----
MASON .......................................................        8/3/89        383           121-332
MECOSTA .....................................................        8/3/89        477           379-591
MENOMINEE ...................................................        8/2/89        298            10-222
MIDLAND .....................................................        8/2/89        619           530-742
MISSAUKEE ...................................................        8/2/89        257          914-1126
MONROE ......................................................        8/2/89       1087            22-234
MONTCALM ....................................................        8/3/89        635            87-299
MONTMORENCY .................................................        8/2/89         78           174-386
MUSKEGON ....................................................        8/2/89       1484           185-397
NEWAYGO .....................................................        8/2/89        348         9687-9899
OAKLAND .....................................................        8/3/89      11005          835-1047
OCEANA ......................................................        8/2/89   Document Nos.    895258-895470
OGEMAW ......................................................        8/2/89        346            98-310
OSCEOLA .....................................................        8/2/89        511           604-816
OSCODA ......................................................        8/2/89         57           158-370
OTSEGO ......................................................        8/2/89        432           444-656
OTTAWA ......................................................        8/2/89       1351             1-213
PRESQUE ISLE ................................................        8/2/89        113           391-603
ROSCOMMON ...................................................        8/2/89        553           615-827
ST. CLAIR ...................................................        8/2/89        936             1-213
SANILAC .....................................................        8/2/89        404           633-845
SHIAWASSEE ..................................................        8/2/89        671           534-746
TUSCOLA .....................................................        8/2/89        594         1080-1292
WASHTENAW ...................................................        8/2/89       2336           494-706
WAYNE .......................................................        8/2/89      24280            93-305
WEXFORD .....................................................        8/2/89        229             1-213
SECRETARY OF STATE ..........................................        8/2/89    Document No.       96733A